Exhibit 99.1

Australia and New Zealand Banking Group Limited

ABN 11 005 357 522

Half Year

31 March 2020

Consolidated Financial Report

Dividend Announcement

and Appendix 4D

The Consolidated Financial Report and Dividend Announcement contains information required by Appendix 4D of the Australian Securities Exchange (ASX) Listing Rules. It should be read in conjunction with ANZ’s 2019 Annual Report, and is lodged with the ASX under listing rule 4.2A.

RESULTS FOR ANNOUNCEMENT TO THE MARKET	APPENDIX 4D

Name of Company:	Australia and New Zealand Banking Group Limited
ABN 11 005 357 522

Report for the half year ended 31 March 2020
Operating Results[1]			AUD million

Statutory operating income from continuing operations	-4%	to	8,893

Statutory profit attributable to shareholders	-51%	to	1,545

Cash profit[2]	-62%	to	1,323

Cash profit from continuing operations[2]	-60%	to	1,413
Dividends	Cents per share		Franked amount per share

Proposed interim dividend	TBD[3]		TBD[3]

Record date for determining entitlements to the proposed 2020 interim dividend			TBD[3]

Payment date for the proposed 2020 interim dividend			TBD[3]

Dividends

Australia and New Zealand Banking Group Limited (ANZ), with consideration to the current uncertainties in the economic outlook and the letter issued by the Australian Prudential Regulation Authority (APRA) to all Authorised Deposit Taking Institutions (ADIs) on 7 April 2020, on capital management and the ongoing Coronavirus (COVID-19) pandemic, has deferred the decision on the payment of a 2020 interim dividend until the economic outlook is clearer. Decisions in relation to the Dividend Reinvestment Plan and Bonus Option Plan will also be made at that time as applicable.

The Board will continue to deliberate and an update will be provided at the August 2020 market update.

1	Unless otherwise noted, all comparisons are to the half year ended 31 March 2019.
2

Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the result of the core business activities of the Group. The non-core items are calculated consistently period on period so as not to discriminate between positive and negative adjustments, and fall into one of the three categories: gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the core operations of the Group; treasury shares, revaluation of policy liabilities, economic hedging and similar accounting items that represent timing differences that will reverse through earnings in the future; and accounting reclassifications between individual line items that do not impact reported results, such as credit risk on impaired derivatives. Cash profit is not a measure of cash flow or profit determined on a cash basis. The net after tax adjustment was a reduction to statutory profit of $222 million (all attributable to continuing operations) made up of several items. Refer pages 71 to 75 for further details.

3	The decision on the payment of a 2020 interim dividend has been deferred until the economic outlook is clearer and an update will be provided at the August 2020 market update.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

CONSOLIDATED FINANCIAL REPORT, DIVIDEND ANNOUNCEMENT AND APPENDIX 4D

Half year ended 31 March 2020

This Consolidated Financial Report, Dividend Announcement and Appendix 4D has been prepared for Australia and New Zealand Banking Group Limited (the “Company” or “Parent Entity”) together with its subsidiaries which are variously described as “ANZ”, “Group”, “ANZ Group”, “the consolidated entity”, “the Bank”, “us”, “we” or “our”.

All amounts are in Australian dollars unless otherwise stated. The Company has a formally constituted Audit Committee of the Board of Directors. The Condensed Consolidated Financial Statements were approved by resolution of a Committee of the Board of Directors on 29 April 2020.

When used in this Results Announcement the words “estimate”, “project”, “intend”, “anticipate”, “believe”, “expect”, “should” and similar expressions, as they relate to ANZ and its management, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ANZ does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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DISCLOSURE SUMMARY

SUMMARY OF 2020 HALF YEAR RESULTS AND ASSOCIATED DISCLOSURE MATERIALS

The following disclosure items were lodged separately with the ASX and NZX and can be accessed via the ANZ Shareholder Centre on the Group website http://www.shareholder.anz.com within the disclosures for 2020 Half Year Results.

•	Consolidated Financial Report, Dividend Announcement and Appendix 4D

•	Half Year Results Investor Discussion Pack

•	News Release

•	APS 330 Pillar III Disclosure as at 31 March 2020

•	Key Financial Data Summary

•	United Kingdom Disclosure and Transparency Rules Submission

DISCLOSURE SUMMARY

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SUMMARY

SUMMARY

Guide to Half Year Results

CORONAVIRUS (COVID-19)

The ongoing COVID-19 pandemic has increased the estimation uncertainty in the preparation of these Condensed Consolidated Financial Statements. While pervasive across the financial statements, the estimation uncertainty is predominantly related to expected credit losses where the Group recognised a credit impairment charge of $1.7bn pre-tax in the March 2020 half, and the fair value measurement and recoverable amount assessments of non-financial assets where the Group recognised an impairment loss of $815 million in respect of two of the Group’s Asian associate investments. For further details of these estimation uncertainties refer to Note 1 of the Condensed Consolidated Financial Statements

ACCOUNTING STANDARDS ADOPTED

During the period, the Group adopted AASB 16 Leases (AASB 16) and applied a modified retrospective transition approach in recognising all leases (except for leases of low value assets and short term leases) on the balance sheet based on the present value of remaining lease payments as of 1 October 2019. Consequently on 1 October 2019 the Group recognised an increase in lease liabilities of $1.7 billion, a right-of-use lease asset of $1.6 billion, an increase in deferred tax assets of $37 million and a net reduction to opening retained earnings of $88 million. For further details on key requirements and impacts of the changes refer to Note 1 of the Condensed Consolidated Financial Statements.

The Group early adopted AASB 2019-3 Amendments to Australian Accounting Standards – Interest Rate Benchmark Reform from 1 October 2019. The standard modifies certain hedge accounting requirements to provide relief from the potential effects of the uncertainty caused by interest rate benchmark reform.

NON-IFRS INFORMATION

Statutory profit is prepared in accordance with recognition and measurement requirements of Australian Accounting Standards, which comply with International Financial Reporting Standards (IFRS). The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in Australian Securities and Investments Commission (ASIC) Regulatory Guide 230 has been followed when presenting this information.

Cash Profit

Cash profit, a non-IFRS measure, represents ANZ’s preferred measure of the result of the core business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor. The external auditor has informed the Audit Committee that cash profit adjustments have been determined on a consistent basis across each period presented.

•

Adjustments between statutory profit and cash profit - To calculate cash profit, the Group excludes non-core items from statutory profit. Refer to pages 71 to 75 for adjustments between statutory and cash profit.

•

Large/Notable items within cash profit - The Group’s cash profit result from continuing operations includes a number of items collectively referred to as large/notable items. While these items form part of cash profit, given their nature and significance, they have been presented separately with comparative information, where relevant, to provide transparency and aid comparison. Refer to pages 13 to 16 for details of large/notable items.

DISCONTINUED OPERATIONS

The financial results of the divested Wealth Australia businesses and associated Group reclassification and consolidation impacts are treated as discontinued operations from a financial reporting perspective. The Group Income Statement and Statement of Comprehensive Income show discontinued operations separately from continuing operations in a separate line item ‘Profit/(Loss) from discontinued operations’.

•	Sale to IOOF Holdings Limited (IOOF)

In October 2017, the Group announced it had agreed to sell its OnePath pensions and investments (OnePath P&I) business and Aligned Dealer Groups (ADGs) businesses to IOOF. The sale of the ADG business completed on 1 October 2018 and the OnePath P&I business completed on 31 January 2020.

•	Sale to Zurich Financial Services Australia (Zurich)

In December 2017, the Group announced it had agreed to sell its life insurance business to Zurich and the transaction completed on 31 May 2019.

Included in the ‘Cash loss from discontinued operations’ is:

•

A $16 million loss on disposal ($11 million loss after tax) was recognised in the March 2020 half attributable to sale completion costs. The September 2019 half included a $23 million loss ($81 million loss after tax) attributable to sale related adjustments and write-downs, the reversal of the life-to-date cash profit adjustments on the revaluation of policy liabilities sold to Zurich, partially offset by the recycling on sale completion of gains previously deferred in equity reserves; and

•

Customer remediation which includes provisions for expected refunds to customers and related remediation costs associated with inappropriate advice or services not provided in the pensions and investments and life insurance businesses, as follows:

	Half Year

	Mar 20 $M	Sep 19 $M	Mar 19 $M

Customer remediation (pre-tax)	124	166	75

Customer remediation (post-tax)	94	154	53

SUMMARY

Statutory Profit Results

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	7,222	7,040	7,299	3%	-1%

Other operating income	1,671	2,452	1,994	-32%	-16%

Operating income	8,893	9,492	9,293	-6%	-4%

Operating expenses	(4,605)	(4,706)	(4,365)	-2%	5%

Profit before credit impairment and income tax	4,288	4,786	4,928	-10%	-13%

Credit impairment charge	(1,674)	(402)	(392)	large	large

Profit before income tax	2,614	4,384	4,536	-40%	-42%

Income tax expense	(978)	(1,325)	(1,284)	-26%	-24%

Non-controlling interests	(1)	(6)	(9)	-83%	-89%

Profit attributable to shareholders of the Company from continuing operations	1,635	3,053	3,243	-46%	-50%

Profit/(Loss) from discontinued operations	(90)	(273)	(70)	-67%	29%

Profit attributable to shareholders of the Company	1,545	2,780	3,173	-44%	-51%

Earnings Per Ordinary Share (cents)		Half Year			Movement
	Reference Page	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Basic	96	54.6	98.3	111.7	-44%	-51%

Diluted	96	51.5	94.7	106.4	-46%	-52%

		Half Year
	Reference Page	Mar 20	Sep 19	Mar 19

Ordinary Share Dividends (cents)

Interim

- fully franked[1,2,3]	95	TBD	N/A	80

- partially franked[1]	95	TBD	N/A	N/A

Final (partially franked)[3,4]	95	N/A	80	N/A

Total	95	TBD	80	80

Ordinary share dividend payout ratio[5]	95	TBD	81.6%	71.4%

Profitability Ratios

Return on average ordinary shareholders’ equity[6]		5.1%	9.3%	10.8%

Return on average assets[7]		0.30%	0.56%	0.65%

Net interest margin		1.69%	1.72%	1.79%

Net interest income to average credit RWAs[7]		3.96%	4.03%	4.23%

Efficiency Ratios

Operating expenses to operating income		53.8%	51.8%	48.6%

Operating expenses to average assets[7]		0.92%	1.00%	0.94%

Credit Impairment Charge/(Release)

Individually assessed credit impairment charge ($M)		626	398	379

Collectively assessed credit impairment charge/(release) ($M)		1,048	4	13

Total credit impairment charge ($M)	102	1,674	402	392

Individually assessed credit impairment charge as a % of average gross loans and advances[7,8]		0.20%	0.13%	0.12%

Total credit impairment charge as a % of average gross loans and advances[7,8]		0.53%	0.13%	0.13%

[1].	The decision on the payment of a 2020 interim dividend has been deferred until the economic outlook is clearer and an update will be provided at the August 2020 market update.

[2].	Fully franked for Australian tax purposes (30% tax rate) for the 2019 interim dividend.

[3].	Carry New Zealand imputation credits of NZD 9 cents for the 2019 interim and final dividend.

[4].	Partially franked at 70% for Australian tax purposes (30% tax rate).

[5].

The dividend payout ratio for the March 2020 half will be determined when the decision on the 2020 interim dividend has been made. The dividend payout ratio for the September 2019 half and March 2019 half are calculated using the 2019 final and 2019 interim dividends respectively.

6.	Average ordinary shareholders’ equity excludes non-controlling interests.

7.	Average assets, average gross loans and advances and average credit RWAs include assets held for sale.

8.	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

SUMMARY

Cash Profit Results1

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	7,222	7,040	7,299	3%	-1%

Other operating income	1,357	2,243	2,447	-40%	-45%

Operating income	8,579	9,283	9,746	-8%	-12%

Operating expenses	(4,605)	(4,706)	(4,365)	-2%	5%

Profit before credit impairment and income tax	3,974	4,577	5,381	-13%	-26%

Credit impairment charge	(1,674)	(402)	(393)	large	large

Profit before income tax	2,300	4,175	4,988	-45%	-54%

Income tax expense	(886)	(1,263)	(1,415)	-30%	-37%

Non-controlling interests	(1)	(6)	(9)	-83%	-89%

Cash profit from continuing operations	1,413	2,906	3,564	-51%	-60%

Cash profit/(loss) from discontinued operations	(90)	(259)	(50)	-65%	80%

Cash profit	1,323	2,647	3,514	-50%	-62%

Earnings Per Ordinary Share (cents)	Half Year			Movement

	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Basic	46.7	93.6	123.0	-50%	-62%

Diluted	44.7	90.3	116.8	-50%	-62%

		Half Year

	Reference Page	Mar 20	Sep 19	Mar 19

Ordinary Share Dividends

Ordinary share dividend payout ratio[2]		TBD	85.7%	64.5%

Profitability Ratios

Return on average ordinary shareholders’ equity[3]		4.4%	8.9%	11.9%

Return on average assets[4]		0.26%	0.53%	0.72%

Net interest margin		1.69%	1.72%	1.79%

Net interest income to average credit RWAs[4]		3.96%	4.03%	4.23%

Efficiency Ratios

Operating expenses to operating income		55.2%	52.9%	46.4%

Operating expenses to average assets[4]		0.92%	1.00%	0.94%

Credit Impairment Charge/(Release)

Individually assessed credit impairment charge ($M)	29	626	398	380

Collectively assessed credit impairment charge/(release) ($M)	29	1,048	4	13

Total credit impairment charge ($M)	29	1,674	402	393

Individually assessed credit impairment charge as a % of average gross loans and advances[4,5]		0.20%	0.13%	0.12%

Total credit impairment charge as a % of average gross loans and advances[4,5]		0.53%	0.13%	0.13%

Cash Profit/(Loss) By Division	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial	1,214	1,492	1,703	-19%	-29%

Institutional	610	816	1,012	-25%	-40%

New Zealand	567	646	753	-12%	-25%

Pacific	20	26	33	-23%	-39%

TSO and Group Centre	(998)	(74)	63	large	large

Discontinued Operations	(90)	(259)	(50)	-65%	80%

Cash profit	1,323	2,647	3,514	-50%	-62%

1.

Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the results of the core business activities of the Group. Refer to pages 71 to 75 for the reconciliation between statutory and cash profit. Refer to pages 13 to 16 for information on large/notable items included in continuing cash profit.

2.

The dividend payout ratio for the March 2020 half will be determined when the decision on the 2020 interim dividend has been made. The dividend payout ratio for the September 2019 half and March 2019 half are calculated using the 2019 final and 2019 interim dividends respectively.

3.	Average ordinary shareholders’ equity excludes non-controlling interests.

4.	Average assets, average gross loans and advances and average credit RWAs include assets held for sale.

5.	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

SUMMARY

Financial Performance Summary – Total and continuing operations

For financial reporting purposes the results of discontinued operations are shown in a separate line item ‘Profit/(Loss) from discontinued operations’. In the table below, Total cash profit - inclusive of discontinued operations and Cash profit - continuing operations are shown. For the purpose of understanding the impact of discontinued operations across various Income Statement categories, Total cash profit - inclusive of discontinued operations is presented such that each Income Statement line item is inclusive of discontinued operations.

	Total cash profit - inclusive of discontinued operations			Movement		Cash profit - continuing operations			Movement
	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	7,217	7,021	7,242	3%	0%	7,222	7,040	7,299	3%	-1%

Other operating income	1,349	2,299	2,651	-41%	-49%	1,357	2,243	2,447	-40%	-45%

Operating income	8,566	9,320	9,893	-8%	-13%	8,579	9,283	9,746	-8%	-12%

Operating expenses	(4,725)	(4,934)	(4,586)	-4%	3%	(4,605)	(4,706)	(4,365)	-2%	5%

Profit before credit impairment and income tax	3,841	4,386	5,307	-12%	-28%	3,974	4,577	5,381	-13%	-26%

Credit impairment charge	(1,674)	(402)	(392)	316%	327%	(1,674)	(402)	(393)	316%	326%

Profit before income tax	2,167	3,984	4,915	-46%	-56%	2,300	4,175	4,988	-45%	-54%

Income tax expense	(843)	(1,331)	(1,392)	-37%	-39%	(886)	(1,263)	(1,415)	-30%	-37%

Non-controlling interests	(1)	(6)	(9)	-83%	-89%	(1)	(6)	(9)	-83%	-89%

Cash Profit	1,323	2,647	3,514	-50%	-62%	1,413	2,906	3,564	-51%	-60%

Average interest earning assets	856,652	814,831	811,528	5%	6%	856,652	814,831	811,528	5%	6%

Average deposits and other borrowings	669,342	642,448	635,822	4%	5%	669,342	642,448	635,822	4%	5%

Funds under management[1]	35,665	84,171	83,164	-58%	-57%	35,665	35,754	33,816	0%	5%

Earnings per share (basic)	46.7	93.6	123.0	-50%	-62%	49.9	102.7	124.8	-51%	-60%

Ordinary share dividend payout ratio[2]	TBD	86%	65%			TBD	78.0%	63.6%

Profitability Ratios

Return on average ordinary shareholders’ equity[3]	4.4%	8.9%	11.9%			4.7%	9.8%	12.0%

Return on average assets	0.26%	0.53%	0.72%			0.28%	0.59%	0.77%

Net interest margin	1.68%	1.72%	1.79%			1.69%	1.72%	1.80%

Net interest income to average credit RWAs	3.96%	4.03%	4.23%			3.96%	4.04%	4.26%

Efficiency Ratios

Operating expenses to operating income	55.2%	52.9%	46.4%			53.7%	50.7%	44.8%

Operating expenses to average assets	0.92%	1.00%	0.94%			0.90%	0.96%	0.94%

FTE[4]	38,939	39,060	39,359	0%	-1%	37,834	37,588	37,364	1%	1%

1.	Funds under management for continuing operations relates to retained wealth management operations in the New Zealand division and Australia Retail and Commercial division.
2.

The dividend payout ratio for the March 2020 half will be determined when the decision on the 2020 interim dividend has been made. The dividend payout ratio for the September 2019 half and March 2019 half are calculated using the 2019 final and 2019 interim dividends respectively.

3.	Average ordinary shareholders’ equity excludes non-controlling interests.
4.

The discontinued operations FTE is based on an estimate of the staff working in the divested businesses using an allocation methodology and includes staff retained in the Group working on transitioning the sold businesses to the purchasers.

SUMMARY

Key Balance Sheet Metrics1

		As at			Movement
	Reference Page	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Capital Management

Common Equity Tier 1 (Level 2)

- APRA Basel 3	42	10.8%	11.4%	11.5%

- Internationally Comparable Basel 3[2]	42	15.5%	16.4%	16.9%

Credit risk weighted assets ($B)	130	386.0	358.1	345.5	8%	12%

Total risk weighted assets ($B)	42	449.0	417.0	396.3	8%	13%

APRA Leverage Ratio	44	5.0%	5.6%	5.4%

Balance Sheet: Key Items

Gross loans and advances ($B)		661.3	618.8	613.8	7%	8%

Net loans and advances ($B)		656.6	615.3	610.2	7%	8%

Total assets ($B)		1,150.0	981.1	980.3	17%	17%

Customer deposits ($B)		566.5	511.8	493.4	11%	15%

Total equity ($B)		61.4	60.8	60.0	1%	2%

		As at			Movement
Liquidity Risk	Reference Page	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Liquidity Coverage Ratio (half year average)	40	139%	143%	137%	-4%	2%

Net Stable Funding Ratio	41	118%	116%	115%	2%	3%

		As at			Movement
	Reference Page	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Impaired Assets

Gross impaired assets ($M)	33	2,599	2,029	2,128	28%	22%

Gross impaired assets as a % of gross loans and advances		0.39%	0.33%	0.35%

Net impaired assets ($M)	33	1,506	1,215	1,237	24%	22%

Net impaired assets as a % of shareholders’ equity		2.5%	2.0%	2.0%

Individually assessed provision ($M)	31	1,093	814	891	34%	23%

Individually assessed provision as a % of gross impaired assets		42.1%	40.1%	41.9%

Collectively assessed provision ($M)	31	4,501	3,376	3,378	33%	33%

Collectively assessed provision as a % of credit risk weighted assets		1.17%	0.94%	0.98%

Net Tangible Assets

Net tangible assets attributable to ordinary shareholders ($B)[3]		56.4	55.5	53.7	2%	5%

Net tangible assets per ordinary share ($)		19.89	19.59	18.94	2%	5%

		As at			Movement
Net Loans And Advances By Division (Excluding Held for Sale)		Mar 20 $B	Sep 19 $B	Mar 19 $B	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial		329.8	331.9	336.6	-1%	-2%

Institutional[4]		199.4	164.5	151.7	21%	31%

New Zealand[5]		125.2	116.7	118.8	7%	5%

Pacific		2.2	2.1	2.1	5%	5%

TSO and Group Centre		-	0.1	0.1	-100%	-100%

Net loans and advances by division		656.6	615.3	609.3	7%	8%

1.	Balance Sheet amounts and metrics include assets and liabilities held for sale unless otherwise stated.
2.	See page 43 for further details regarding the differences between APRA Basel 3 and Internationally Comparable Basel 3 standards.
3.	Equals total shareholders’ equity less total non-controlling interests, goodwill and other intangible assets.
4.	Excluding the impact of foreign currency translation, the Institutional division Net loans and advances increased 17% compared to September 2019 and 25% compared to March 2019.
5.	Excluding the impact of foreign currency translation, the New Zealand division Net loans and advances increased 2% compared to September 2019 and 4% compared to March 2019.

SUMMARY

Large/Notable Items – continuing operations

Large/notable items included in cash profit from continuing operations are described below.

Divestment impacts

No divestments were announced or completed in the March 2020 half.

In the September 2019 half and March 2019 half, the Group completed the following divestments. As these divestments did not qualify as discontinued operations under accounting standards they form part of continuing operations. The financial impacts from these divestments are summarised below including the business results for those divestments that have completed:

	Gain/(Loss) on sale from divestments		Completed divestment business results
	Half Year		Half Year
Cash Profit Impact	Sep 19 $M	Mar 19 $M	Sep 19 $M	Mar 19 $M

Paymark	-	37	-	4

Cambodia JV	10	-	10	21

OPL NZ	7	197	-	14

PNG Retail, Commercial and SME	1	-	4	5
Profit/(Loss) before income tax	18	234	14	44

Income tax benefit/(expense) and non-controlling interests	-	(47)	(7)	(19)
Cash profit/(loss) from continuing operations	18	187	7	25

•	Paymark Limited (Paymark)

In January 2018, the Group entered into an agreement to sell its 25% shareholding in Paymark Limited to Ingenico Group. The transaction was completed on 11 January 2019. The Group recognised a net gain on sale of $37 million during the March 2019 half.

•	ANZ Royal Bank (Cambodia) Ltd (Cambodia JV)

In May 2018, the Group announced it had reached an agreement to sell its 55% stake in Cambodia JV to J Trust, a Japanese diversified financial holding company. The transaction completed on 19 August 2019 and the Group recognised a $10 million net gain on sale, comprising a $30 million release from foreign currency translation reserve, partially offset by a $17 million dividend withholding tax associated with the sale completion and $3 million of asset write-offs in the September 2019 half.

•	OnePath Life (NZ) Ltd (OPL NZ)

In May 2018, the Group announced that it had agreed to sell OPL NZ to Cigna Corporation. The transaction completed on 30 November 2018 and the Group recognised a $197 million net gain on sale in the March 2019 half, comprising a $115 million gain on the reversal of the life-to-date cash profit adjustments on the revaluation of policy liabilities sold, a $56 million gain on sale, and a $26 million release from the foreign currency translation reserve. In the September 2019 half a $7 million surplus provision was released.

•	Papua New Guinea Retail, Commercial and Small-Medium Sized Enterprise businesses (PNG Retail, Commercial and SME)

In June 2018, the Group announced it had entered into an agreement to sell its Retail, Commercial and Small-Medium Sized Enterprise (SME) banking businesses in Papua New Guinea to Kina Bank. The transaction completed on 23 September 2019 and the Group recognised a gain of $1 million net of costs associated with the sale.

Other large/notable items

•	Customer remediation

Customer remediation includes provisions for expected refunds to customers, remediation project costs and related customer and regulatory claims, penalties and litigation outcomes.

Customer remediation charges of $129 million have been recognised in the March 2020 half (Sep 19 half: $485 million; Mar 19 half: $100 million). $58 million relates to customer remediation impacting operating income (Sep 19 half: $148 million; Mar 19 half: $64 million), and $71 million relates to customer remediation impacting operating expenses (Sep 19 half: $337 million; Mar 19 half: $36 million).

•	Royal Commission legal costs

External legal costs associated with responding to the Banking Royal Commission, which completed in February 2019, were nil for the March 2020 half (Sep 19 half: $2 million; Mar 19 half: $13 million).

•	Restructuring

The Group recognised restructuring expenses of $105 million in the March 2020 half (Sep 19 half: $26 million; Mar 19 half: $51 million) largely relating to business and property changes in Australia Retail and Commercial division.

•	Lease-related items

In the March 2020 half, the Group recognised $83 million of additional charges associated with the adoption of the new lease accounting standard on 1 October 2019. Comparative information has not been restated for the adoption of the new lease accounting standard.

•	Asian associate impairments

During the March 2020 half, the Group recognised a $815 million impairment in respect of two of the Group’s equity accounted investments to adjust their carrying values in line with their value-in-use calculations (refer Note 1 (iv) of the Condensed Consolidated Financial Statements). AMMB

Holdings Berhad (AmBank) was impaired by $595 million and PT Bank Pan Indonesia (PT Panin) was impaired by $220 million.

SUMMARY

Large/Notable items - continuing operations

Cash Profit Results	March 2020 Half Year vs March 2019 Half Year							March 2020 Half Year vs September 2019 Half Year
	Mar 20 $M	Large/ notables $M	Mar 20 ex. Large/ notables $M	Mar 19 $M	Large/ notables $M	Mar 19 ex. Large/ notables $M	Movt ex. Large/ notables %	Mar 20 $M	Large/ notables $M	Mar 20 ex. Large/ notables $M	Sep 19 $M	Large/ notables $M	Sep 19 ex. Large/ notables $M	Movt ex. Large/ notables %

Net interest income	7,222	(43)	7,265	7,299	7	7,292	0%	7,222	(43)	7,265	7,040	(98)	7,138	2%

Other operating income	1,357	(839)	2,196	2,447	231	2,216	-1%	1,357	(839)	2,196	2,243	3	2,240	-2%

Operating income	8,579	(882)	9,461	9,746	238	9,508	0%	8,579	(882)	9,461	9,283	(95)	9,378	1%

Operating expenses	(4,605)	(250)	(4,355)	(4,365)	(125)	(4,240)	3%	(4,605)	(250)	(4,355)	(4,706)	(384)	(4,322)	1%

Profit before credit impairment and income tax	3,974	(1,132)	5,106	5,381	113	5,268	-3%	3,974	(1,132)	5,106	4,577	(479)	5,056	1%

Credit impairment charge	(1,674)	-	(1,674)	(393)	1	(394)	large	(1,674)	-	(1,674)	(402)	(2)	(400)	large

Profit/(Loss) before income tax	2,300	(1,132)	3,432	4,988	114	4,874	-30%	2,300	(1,132)	3,432	4,175	(481)	4,656	-26%

Income tax benefit/(expense) and non-controlling interests	(887)	94	(981)	(1,424)	(17)	(1,407)	-30%	(887)	94	(981)	(1,269)	82	(1,351)	-27%

Cash profit/(loss) from continuing operations	1,413	(1,038)	2,451	3,564	97	3,467	-29%	1,413	(1,038)	2,451	2,906	(399)	3,305	-26%

Cash Profit/(Loss) By Division	March 2020 Half Year vs March 2019 Half Year							March 2020 Half Year vs September 2019 Half Year
	Mar 20 $M	Large/ notables $M	Mar 20 ex. Large/ notables $M	Mar 19 $M	Large/ notables $M	Mar 19 ex. Large/ notables $M	Movt ex. Large/ notables %	Mar 20 $M	Large/ notables $M	Mar 20 ex. Large/ notables $M	Sep 19 $M	Large/ notables $M	Sep 19 ex. Large/ notables $M	Movt ex. Large/ notables %

Australia Retail and Commercial	1,214	(153)	1,367	1,703	(83)	1,786	-23%	1,214	(153)	1,367	1,492	(303)	1,795	-24%

Institutional	610	(12)	622	1,012	8	1,004	-38%	610	(12)	622	816	(32)	848	-27%

New Zealand	567	(28)	595	753	14	739	-19%	567	(28)	595	646	(58)	704	-15%

Pacific	20	(3)	23	33	-	33	-30%	20	(3)	23	26	(14)	40	-43%

TSO and Group Centre [1]	(998)	(842)	(156)	63	158	(95)	64%	(998)	(842)	(156)	(74)	8	(82)	90%

Cash profit/(loss) from continuing operations	1,413	(1,038)	2,451	3,564	97	3,467	-29%	1,413	(1,038)	2,451	2,906	(399)	3,305	-26%

1.

TSO and Group Centre includes the Gain/(Loss) on sale from divestments in the September 2019 half and March 2019 half. It also includes the divested business results for the completed sales of Paymark in the March 2019 half.

SUMMARY

Large/Notable items - continuing operations

Within continuing cash profit, the Group has recognised some large/notable items. These items are shown in the tables below.

	March 2020 Half Year					March 2019 Half Year
	Large/notable items included in continuing cash profit					Large/notable items included in continuing cash profit

	Customer remediation $M	Restructuring $M	Lease-related items $M	Asian associate impairments $M	Total $M	Gain/(Loss) on sale from divestments $M	Divested business results[1] $M	Customer remediation $M	Royal Commission legal costs $M	Restructuring $M	Total $M

Cash Profit

Net interest income	(22)	-	(21)	-	(43)	-	29	(22)	-	-	7

Other operating income	(36)	-	12	(815)	(839)	234	39	(42)	-	-	231

Operating income	(58)	-	(9)	(815)	(882)	234	68	(64)	-	-	238

Operating expenses	(71)	(105)	(74)	-	(250)	-	(25)	(36)	(13)	(51)	(125)

Profit before credit impairment and income tax	(129)	(105)	(83)	(815)	(1,132)	234	43	(100)	(13)	(51)	113

Credit impairment charge	-	-	-	-	-	-	1	-	-	-	1

Profit before income tax	(129)	(105)	(83)	(815)	(1,132)	234	44	(100)	(13)	(51)	114

Income tax benefit/(expense) and non-controlling interests	38	31	25	-	94	(47)	(19)	30	4	15	(17)

Cash profit/(loss) from continuing operations	(91)	(74)	(58)	(815)	(1,038)	187	25	(70)	(9)	(36)	97

	March 2020 Half Year					September 2019 Half Year
	Large/notable items included in continuing cash profit					Large/notable items included in continuing cash profit

	Customer remediation $M	Restructuring $M	Lease-related items $M	Asian associate impairments $M	Total $M	Gain/(Loss) on sale from divestments $M	Divested business results[1] $M	Customer remediation $M	Royal Commission legal costs $M	Restructuring $M	Total $M

Cash Profit

Net interest income	(22)	-	(21)	-	(43)	-	21	(119)	-	-	(98)

Other operating income	(36)	-	12	(815)	(839)	18	14	(29)	-	-	3

Operating income	(58)	-	(9)	(815)	(882)	18	35	(148)	-	-	(95)

Operating expenses	(71)	(105)	(74)	-	(250)	-	(19)	(337)	(2)	(26)	(384)

Profit before credit impairment and income tax	(129)	(105)	(83)	(815)	(1,132)	18	16	(485)	(2)	(26)	(479)

Credit impairment charge	-	-	-	-	-	-	(2)	-	-	-	(2)

Profit before income tax	(129)	(105)	(83)	(815)	(1,132)	18	14	(485)	(2)	(26)	(481)

Income tax benefit/(expense) and non-controlling interests	38	31	25	-	94	-	(7)	80	1	8	82

Cash profit/(loss) from continuing operations	(91)	(74)	(58)	(815)	(1,038)	18	7	(405)	(1)	(18)	(399)

1.	Relates to business results for completed divestments.

SUMMARY

Large/Notable items - continuing operations

Within continuing cash profit, the Group has recognised some large/notable items. The impact of these items on the divisional results are shown in the tables below.

	March 2020 Half Year					March 2019 Half Year
	Large/notable items included in continuing cash profit					Large/notable items included in continuing cash profit

	Customer remediation $M	Restructuring $M	Lease-related items $M	Asian associate impairments $M	Total $M	Gain/(Loss) on sale from divestments $M	Divested business results[1] $M	Customer remediation $M	Royal Commission legal costs $M	Restructuring $M	Total $M

Profit before income tax

Australia Retail and Commercial	(101)	(85)	(32)	-	(218)	-	-	(100)	-	(19)	(119)

Institutional	-	(4)	(11)	-	(15)	-	29	-	-	(7)	22

New Zealand	(26)	(11)	(3)	-	(40)	-	20	-	-	(2)	18

Pacific	(2)	-	(2)	-	(4)	-	-	-	-	-	-

TSO and Group Centre[2]	-	(5)	(35)	(815)	(855)	234	(5)	-	(13)	(23)	193

Profit before income tax	(129)	(105)	(83)	(815)	(1,132)	234	44	(100)	(13)	(51)	114

Income tax benefit/(expense) and non-controlling interests	38	31	25	-	94	(47)	(19)	30	4	15	(17)

Cash profit/(loss) from continuing operations	(91)	(74)	(58)	(815)	(1,038)	187	25	(70)	(9)	(36)	97

	March 2020 Half Year					September 2019 Half Year
	Large/notable items included in continuing cash profit					Large/notable items included in continuing cash profit

	Customer remediation $M	Restructuring $M	Lease-related items $M	Asian associate impairments $M	Total $M	Gain/(Loss) on sale from divestments $M	Divested business results[1] $M	Customer remediation $M	Royal Commission legal costs $M	Restructuring $M	Total $M

Profit before income tax

Australia Retail and Commercial	(101)	(85)	(32)	-	(218)	-	-	(347)	-	(1)	(348)

Institutional	-	(4)	(11)	-	(15)	-	17	(49)	-	(9)	(41)

New Zealand	(26)	(11)	(3)	-	(40)	-	-	(75)	-	(6)	(81)

Pacific	(2)	-	(2)	-	(4)	-	-	(14)	-	-	(14)

TSO and Group Centre[2]	-	(5)	(35)	(815)	(855)	18	(3)	-	(2)	(10)	3

Profit before income tax	(129)	(105)	(83)	(815)	(1,132)	18	14	(485)	(2)	(26)	(481)

Income tax benefit/(expense) and non-controlling interests	38	31	25	-	94	-	(7)	80	1	8	82

Cash profit/(loss) from continuing operations	(91)	(74)	(58)	(815)	(1,038)	18	7	(405)	(1)	(18)	(399)

1.	Relates to business results for completed divestments.

2.

TSO and Group Centre includes the Gain/(Loss) on sale from divestments in the September 2019 half and March 2019 half. It also includes the divested business results for the completed sales of Paymark in the March 2019 half.

SUMMARY

Full Time Equivalent Staff

As at 31 March 2020, ANZ employed 38,939 staff (Sep 19: 39,060; Mar 19: 39,359) on a full-time equivalent (FTE) basis.

Division	As at			Movement
	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial	14,061	13,903	13,660	1%	3%

Institutional[1]	5,350	5,468	6,085	-2%	-12%

New Zealand	6,103	6,121	6,003	0%	2%

Pacific	1,108	1,086	1,096	2%	1%

TSO and Group Centre	11,212	11,010	10,520	2%	7%

Total FTE from continuing operations	37,834	37,588	37,364	1%	1%

Discontinued operations[2]	1,105	1,472	1,995	-25%	-45%

Total FTE	38,939	39,060	39,359	0%	-1%

Average FTE	39,154	39,147	39,571	0%	-1%

Geography	As at			Movement
	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia	18,823	18,874	18,652	0%	1%

Asia, Pacific, Europe & America[1]	12,584	12,695	13,396	-1%	-6%

New Zealand	7,532	7,491	7,311	1%	3%

Total FTE	38,939	39,060	39,359	0%	-1%

1.   Institutional division FTE reduced by 606 as a result of the Cambodia JV and PNG Retail, Commercial and SME divestments completed in the September 2019 half.

2.   The discontinued operations FTE is based on an estimate of the staff working in the divested businesses based on an allocation methodology and includes staff retained in the Group working on transitioning the sold businesses to the purchasers.

Other Non-Financial Information
	Half Year			Movement
Shareholder value - ordinary shares	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Share price ($)

- high	28.79	29.30	28.36	-2%	2%

- low	14.10	25.36	22.98	-44%	-39%

- closing	16.96	28.52	26.03	-41%	-35%

Closing market capitalisation of ordinary shares ($B)	48.1	80.8	73.7	-40%	-35%

Total shareholder returns (TSR)	-38.7%	12.9%	-4.8%	large	large

As at Mar 20
Credit Ratings	Short- Term	Long- Term	Outlook

Moody’s Investor Services	P1	Aa3	Stable

Standard & Poor’s	A-1+	AA-	Stable

Fitch Ratings	F1+	AA-	Negative

On 7 April 2020 Fitch Ratings downgraded the Short-term credit rating to F1 and the Long-term credit rating to A+. The outlook remains negative.

On 8 April 2020 Standard & Poor’s revised the outlook to negative.

SUMMARY

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GROUP RESULTS

GROUP RESULTS

Non-IFRS Information

Statutory profit is prepared in accordance with recognition and measurement requirements of Australian Accounting Standards, which comply with International Financial Reporting Standards (IFRS). The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in Australian Securities and Investments Commission (ASIC) Regulatory Guide 230 has been followed when presenting this information.

Cash Profit

Cash profit, a non-IFRS measure, represents ANZ’s preferred measure of the result of the core business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions on pages 139 to 140 for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor. The external auditor has informed the Audit Committee that cash profit adjustments have been determined on a consistent basis across each period presented.

This Group Results section is reported on a cash profit basis for continuing operations unless otherwise stated. For information on discontinued operations please refer to the Guide to Half Year Results on page 8.

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Statutory profit attributable to shareholders of the Company from continuing operations	1,635	3,053	3,243	-46%	-50%

Adjustments between statutory profit and cash profit[1]

Revaluation of policy liabilities	-	-	77	n/a	-100%

Economic hedges	(340)	(67)	185	large	large

Revenue and expense hedges	120	(79)	60	large	100%

Structured credit intermediation trades	(2)	(1)	(1)	100%	100%

Total adjustments between statutory profit and cash profit from continuing operations	(222)	(147)	321	51%	large

Cash profit from continuing operations	1,413	2,906	3,564	-51%	-60%

1. Refer to pages 71 to 75 for analysis of the adjustments between statutory profit and cash profit.

Group performance - cash profit	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	7,222	7,040	7,299	3%	-1%

Other operating income	1,357	2,243	2,447	-40%	-45%

Operating income	8,579	9,283	9,746	-8%	-12%

Operating expenses	(4,605)	(4,706)	(4,365)	-2%	5%

Profit before credit impairment and income tax	3,974	4,577	5,381	-13%	-26%

Credit impairment charge	(1,674)	(402)	(393)	large	large

Profit before income tax	2,300	4,175	4,988	-45%	-54%

Income tax expense	(886)	(1,263)	(1,415)	-30%	-37%

Non-controlling interests	(1)	(6)	(9)	-83%	-89%

Cash profit from continuing operations	1,413	2,906	3,564	-51%	-60%

	Half Year			Movement

Cash profit/(loss) by Division	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial	1,214	1,492	1,703	-19%	-29%

Institutional	610	816	1,012	-25%	-40%

New Zealand	567	646	753	-12%	-25%

Pacific	20	26	33	-23%	-39%

TSO and Group Centre	(998)	(74)	63	large	large

Cash profit from continuing operations	1,413	2,906	3,564	-51%	-60%

GROUP RESULTS

Net Interest Income - continuing operations

	Half Year			Movement

Group	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Cash net interest income[1]	7,222	7,040	7,299	3%	-1%

Average interest earning assets[2]	856,652	814,831	811,528	5%	6%

Average deposits and other borrowings[2]	669,342	642,448	635,822	4%	5%

Net interest margin (%) - cash	1.69	1.72	1.80	-3 bps	-11 bps

Group (excluding Markets business unit)

Cash net interest income[1]	6,822	6,829	7,019	0%	-3%

Average interest earning assets[2]	576,494	566,907	563,579	2%	2%

Average deposits and other borrowings[2]	477,861	462,283	459,478	3%	4%

Net interest margin (%) - cash	2.37	2.40	2.50	-3 bps	-13 bps

	Half Year			Movement

Cash profit net interest margin by major division[1]	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial

Net interest margin (%) - cash	2.65	2.58	2.61	7 bps	4 bps

Average interest earning assets	305,981	309,684	314,215	-1%	-3%

Average deposits and other borrowings	210,214	204,791	202,765	3%	4%

Institutional

Net interest margin (%) - cash	0.78	0.80	0.85	-2 bps	-7 bps

Average interest earning assets[2]	415,490	375,573	372,270	11%	12%

Average deposits and other borrowings[2]	305,506	290,948	281,770	5%	8%

New Zealand

Net interest margin (%) - cash	2.31	2.27	2.39	4 bps	-8 bps

Average interest earning assets[2]	121,955	118,714	116,201	3%	5%

Average deposits and other borrowings[2]	90,329	86,970	86,244	4%	5%

1.

Includes large/notable items of -$43 million for the March 2020 half (Sep 19 half: -$98 million; Mar 19 half: $7 million). Refer to pages 13 to 16 for further details on large/notable items. Also includes the major bank levy of -$196 million for the March 2020 half (Sep 19 half: -$185 million; Mar 19 half: -$178 million).

2.	Average balance sheet amounts include assets and liabilities classified as held for sale from continuing operations in the September 2019 half and the March 2019 half.

Group net interest margin - March 2020 Half Year v March 2019 Half Year

1.	Markets Balance Sheet activities includes the impact of discretionary liquid assets and other Balance Sheet activities.

•	March 2020 v March 2019

Net interest margin (-11 bps)

•

Asset mix and funding mix (-2 bps): unfavourable asset mix from the impacts of customer switching from interest only to principal and interest home loans in the Australia Retail and Commercial division, unfavourable mix impacts from a higher proportion of Institutional lending, partly offset by favourable deposit mix.

•	Wholesale funding costs (+3 bps): favourable short term funding spreads and broadly stable long term funding costs.

•	Deposit pricing (-9 bps): margin compression from lower interest rates in all divisions.

•	Assets pricing (+5 bps): re-pricing of home loans in the Australia Retail and Commercial division, partially offset by increased competition in all divisions.

•	Treasury (-6 bps): lower earnings on capital and replicated deposits reflecting a lower interest rate environment.

GROUP RESULTS

•

Markets Balance Sheet activities (-1 bps): growth in lower interest margin Markets Balance Sheet trading activities and the impact of flattening yield curve. This was partially offset by higher net interest income from Rates and Balance Sheet activity.

•	Large/notable items (-1 bps): the impact of lease-related items in the Mar 2020 half and divested businesses in the Mar 2019 half.

Average interest earning assets (+$45.1 billion or +6%)

•

Average net loans and advances (+$18.7 billion or +3%): increase primarily driven by growth in Institutional lending, home loan growth in the New Zealand division, and foreign currency translation movements.

•

Average trading and investment securities (+$12.1 billion or +11%): increase primarily driven by higher liquid assets and trading securities in Markets and the impact of foreign currency translation movements.

•

Average cash and other liquids (+$14.3 billion or +13%): increase primarily driven by higher central bank cash balances, higher collateral balances and the impact of foreign currency translation movements.

Average deposits and other borrowings (+$33.5 billion or +5%)

•

Average deposits and other borrowings (+$33.5 billion or +5%): increase driven by growth in deposits in all divisions, but particularly in Institutional division, and the impact of foreign currency translation movements.

Group net interest margin - March 2020 Half Year v September 2019 Half Year

1.	Markets Balance Sheet activities includes the impact of discretionary liquid assets and other Balance Sheet activities.

•	March 2020 v September 2019

Net interest margin (-3 bps)

•

Asset mix and funding mix (0 bps): unfavourable product mix from the impacts of customer switching from interest only to principal and interest home loans in the Australia Retail and Commercial division, unfavourable mix impacts from a higher proportion of Institutional lending offset by favourable deposit mix.

•	Wholesale funding costs (+1 bps): favourable short term funding spreads and broadly stable long term funding costs.

•	Deposit pricing (-5 bps): margin compression from lower rates in all divisions.

•	Assets pricing (+4 bps): re-pricing in Australia Retail and Commercial and New Zealand divisions, partially offset by increased competition applying to all divisions.

•	Treasury (-4 bps): lower earnings on capital and replicated deposits reflecting a lower interest rate environment.

•	Markets Balance Sheet activities (0 bps): growth in the lower margin Markets Balance Sheet trading activities offset by higher net interest income from Rates and Balance Sheet activity.

•	Large/notable (+1 bps): the impact of higher customer remediation in the September 2019 half.

Average interest earning assets (+$41.8 billion or 5%)

•

Average net loans and advances (+$14.7 billion or +2%): increase primarily driven by growth in Institutional lending, home loans in the New Zealand division, and the impact of foreign currency translation movements. This was partially offset by a reduction in lending in the Australia Retail and Commercial division.

•	Average trading and investment securities (+$8.1 billion or +7%): increase primarily driven by an increase in liquid assets in Markets and the impact of foreign currency translation movements.

•	Average cash and other liquids (+$19.0 billion or 18%): increase primarily driven by higher central bank cash balances, and the impact of foreign currency translation movements.

Average deposits and other borrowings (+$26.9 billion or +4%)

•	Average deposits and other borrowings (+$26.9 billion or +4%): increase driven predominantly by growth in the Institutional division, and the impact of foreign currency translation movements.

GROUP RESULTS

Other Operating Income - continuing operations

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net fee and commission income[1]	1,135	1,275	1,218	-11%	-7%

Markets other operating income	764	619	667	23%	15%

Share of associates’ profit[1]	135	131	131	3%	3%

Other[1,2]	(677)	218	431	large	large

Total cash other operating income from continuing operations[3]	1,357	2,243	2,447	-40%	-45%

	Half Year			Movement

Other operating income by division	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial	595	696	651	-15%	-9%

Institutional	1,167	1,066	1,126	9%	4%

New Zealand	247	278	302	-11%	-18%

Pacific	50	54	50	-7%	0%

TSO and Group Centre	(702)	149	318	large	large

Total cash other operating income from continuing operations[3]	1,357	2,243	2,447	-40%	-45%

1.	Excluding Markets.
2.	Includes foreign exchange earnings, net income from insurance business and impairment of Asian associates.
3.	Includes large/notable items of -$839 million for the March 2020 half (Sep 19 half: $3 million; Mar 19 half: $231 million). Refer to items on pages 13 to 16 for further details on large/notable items.

Other operating income - March 2020 Half Year v March 2019 Half Year

Markets income	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	400	211	280	90%	43%

Other operating income	764	619	667	23%	15%

Total cash Markets income from continuing operations	1,164	830	947	40%	23%

GROUP RESULTS

Other operating income (excluding large/notable items)	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net fee and commission income[1]	1,164	1,293	1,244	-10%	-6%

Markets other operating income	764	618	665	24%	15%

Share of associates’ profit[1]	135	131	131	3%	3%

Other[1,2]	133	198	176	-33%	-24%

Total cash other operating income from continuing operations	2,196	2,240	2,216	-2%	-1%

Other operating income by division (excluding large/notable items)	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial	625	704	693	-11%	-10%

Institutional	1,163	1,064	1,109	9%	5%

New Zealand	255	287	280	-11%	-9%

Pacific	50	54	50	-7%	0%

TSO and Group Centre	103	131	84	-21%	23%

Total cash other operating income from continuing operations	2,196	2,240	2,216	-2%	-1%
1.	Excluding Markets.
2.	Includes foreign exchange earnings and net income from insurance business.

•	March 2020 v March 2019

Other operating income decreased by $1,090 million (-45%).

Net fee and commission income (-$83 million or -7%)

•	$56 million decrease in the Australia Retail and Commercial division was primarily driven by the full period impact of fees removed in the prior period and lower volume related fees.

•	$28 million decrease in the New Zealand division primarily due to an increase in commission costs and a reduction in rebates.

•

$1 million increase due to other small items including lower customer remediation in the March 2020 half and higher commitment fees in the Transaction Banking business, partially offset by decreases due to the impact of divested business results and the slowdown of loan syndication activities.

Markets income (+$217 million or +23%)

•	$48 million increase in Franchise Sales due to demand from large corporate customers and financial institutions for FX, Commodities and Rates products.

•

$187 million increase in Franchise Trading across all asset classes primarily attributable to improved trading conditions, increased volumes, particularly in International, and favourable derivative valuation adjustments.

•	$18 million decrease in Balance Sheet trading primarily attributable to cuts in the Official Cash Rate in Australia.

Share of associates’ profit (+$4 million or +3%)

•	$4 million increase in profits from associates of which $4 million relates to PT Panin and $5 million relates to AmBank, partially offset by a $4 million reduction following the sale of Paymark.

Other (-$1,108 million)

•	$815 million decrease due to the impairment of PT Panin of $220 million and AmBank of $595 million.

•	$259 million decrease due to gains on sale ($234 million) from One Path Life NZ and Paymark in the March 2019 half and the impact of divested business results ($25 million) in the March 2019 half.

•	$34 million decrease in Institutional division due to widening credit spread impacts on loans measured at fair value.

•

Other small items including a gain on sale of an investment security in the March 2019 half and higher customer remediation in the March 2020 half were offset by the gross up of sublease income on adoption of the new leasing standard (comparatives not restated).

Excluding large/notable items, other operating income decreased $20 million (-1%).

GROUP RESULTS

•	March 2020 v September 2019

Other operating income decreased by $886 million (-40%).

Net fee and commission income (-$140 million or -11%)

•	$84 million decrease in the Australia Retail and Commercial division was primarily driven by seasonality of unsecured portfolio rebates and incentives, and lower volume related fees.

•	$38 million decrease in the New Zealand division due to lower insurance commissions and higher commission costs.

•	$18 million decrease due to other small items including the impact of divested business results and a decrease in the Institutional division due to higher merchant scheme fees in the March 2020 half.

Markets income (+$334 million or +40%)

•	$46 million increase in Franchise Sales due to demand from large corporate customers and financial institutions for FX, Commodities and Rates products.

•

$240 million increase in Franchise Trading across all asset classes. Trading conditions supported the franchise from the start of the half, and then the increase in volatility in the second quarter drove higher risk premiums, which was combined with trading volume growth across all asset classes. This was partially offset by lower derivative valuation adjustments.

•	$48 million increase in Balance Sheet trading driven by steepening of yield curves.

Share of associates’ profit (+$4 million or +3%)

•	$4 million increase in profits from associates of which a $11 million increase relates to PT Panin partially offset by a decrease of $9 million relating to AmBank.

Other (-$895 million)

•	$815 million decrease due to the impairment of PT Panin of $220 million and AmBank of $595 million.

•	$44 million decrease in the Institutional division primarily due to widening credit spread impacts on loans measured at fair value.

•	$27 million decrease due to dividend income from Bank of Tianjin in the September 2019 half.

•

$21 million decrease due to gains on sale ($18 million) from Cambodia and OnePath Life (NZ) in the September 2019 half and the impact of divested business results ($3 million) in the September 2019 half.

•

$12 million increase due to other smaller items including an increase from the gross up of sublease income on the adoption of the new leasing standard and higher incentive receipts, partially offset by higher customer remediation in the March 2020 half.

Excluding large/notable items, other operating income decreased $44 million (-2%).

GROUP RESULTS

Operating Expenses - continuing operations

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Personnel	2,465	2,395	2,370	3%	4%

Premises	405	389	406	4%	0%

Technology (excluding personnel)	839	770	764	9%	10%

Restructuring	105	26	51	large	large

Other	791	1,126	774	-30%	2%

Total cash operating expenses from continuing operations[1]	4,605	4,706	4,365	-2%	5%

Full time equivalent staff (FTE) from continuing operations	37,834	37,588	37,364	1%	1%

Average full time equivalent staff (FTE) from continuing operations	37,759	37,405	37,558	1%	1%

	Half Year			Movement

Expenses by division	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial	2,065	2,161	1,913	-4%	8%

Institutional	1,290	1,347	1,320	-4%	-2%

New Zealand	690	674	612	2%	13%

Pacific	76	80	70	-5%	9%

TSO and Group Centre	484	444	450	9%	8%

Total cash operating expenses from continuing operations[1]	4,605	4,706	4,365	-2%	5%

	Half Year			Movement

FTE by division	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial	14,061	13,903	13,660	1%	3%

Institutional	5,350	5,468	6,085	-2%	-12%

New Zealand	6,103	6,121	6,003	0%	2%

Pacific	1,108	1,086	1,096	2%	1%

TSO and Group Centre	11,212	11,010	10,520	2%	7%

Total FTE from continuing operations	37,834	37,588	37,364	1%	1%

Average FTE from continuing operations	37,759	37,405	37,558	1%	1%
1.

Includes large/notable items of $250 million for the March 2020 half (Sep 19 half: $384 million; Mar 19 half: $125 million). Refer to items on pages 13 to 16 for further details on large/notable items.

Operating expenses - March 2020 Half Year v March 2019 Half Year

GROUP RESULTS

Expenses (excluding large/notable items)	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Personnel	2,413	2,341	2,352	3%	3%

Premises	379	387	403	-2%	-6%

Technology (excluding personnel)	790	768	762	3%	4%

Restructuring	-	-	-	n/a	n/a

Other	773	826	723	-6%	7%

Total cash operating expenses from continuing operations	4,355	4,322	4,240	1%	3%

Expenses by division (excluding large/notable items)	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia Retail and Commercial	1,887	1,885	1,858	0%	2%

Institutional	1,275	1,282	1,293	-1%	-1%

New Zealand	671	650	604	3%	11%

Pacific	74	73	70	1%	6%

TSO and Group Centre	448	432	415	4%	8%

Total cash operating expenses from continuing operations	4,355	4,322	4,240	1%	3%

•	March 2020 v March 2019

Operating expenses increased by $240 million (+5%).

•

Personnel expenses increased $95 million (+4%) largely driven by higher investment spend in the New Zealand and Australia Retail and Commercial divisions, along with wage inflation, higher customer remediation ($48 million) and adverse foreign currency translation movements. This was partially offset by lower variable remuneration and business as usual personnel expenses.

•

Premises expense decreased $1 million largely driven by the consolidation of our property footprint offset by a change in accounting treatment associated with the new leasing standard (comparatives not restated).

•

Technology expenses increased $75 million (+10%) largely as a result of a change in accounting treatment associated with the new leasing standard (comparatives not restated) and an increase in investment spend.

•	Restructuring expenses increased $54 million largely relating to business and property changes in the Australia Retail and Commercial division.

•	Other expenses increased $17 million (+2%) largely due to higher investment spend offset by lower customer remediation ($13 million).

Excluding large/notable items, operating expenses increased $115 million (+3%).

•	March 2020 v September 2019

Operating expenses decreased by $101 million (-2%).

•

Personnel expenses increased $70 million (+3%) largely driven by wage inflation, higher customer remediation ($18 million), higher investment spend in the New Zealand and Australia Retail and Commercial divisions and adverse foreign currency translation movements. This was partially offset by lower variable remuneration and business as usual personnel expenses.

•

Premises expenses increased $16 million (+4%) largely as a result of a change in accounting treatment associated with the new leasing standard (comparatives not restated). This was partially offset by lower premises expense in our International network.

•

Technology expenses increased $69 million (+9%) largely as a result of a change in accounting treatment associated with the new leasing standard (comparatives not restated) and higher investment spend.

•	Restructuring expenses increased $79 million largely relating to business and property changes in the Australia Retail and Commercial division.

•

Other expenses decreased $335 million (-30%) largely driven by lower customer remediation ($284 million), a reduction in consulting spend and lower marketing spend which is typically higher in the September half.

Excluding large/notable items, operating expenses increased $33 million (+1%).

GROUP RESULTS

Software Capitalisation - continuing operations

As at 31 March 2020, the Group’s intangible assets included $1,263 million of costs incurred to acquire and develop software. Details are presented in the table below:

	Half Year			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Balance at start of period	1,323	1,368	1,421	-3%	-7%

Software capitalised during the period	181	222	199	-18%	-9%

Amortisation during the period	(241)	(265)	(252)	-9%	-4%

Software impaired/written-off	(2)	(1)	(3)	100%	-33%

Foreign currency translation movements	2	(1)	3	large	-33%

Total capitalised software from continuing operations	1,263	1,323	1,368	-5%	-8%

Net book value by division	As at			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Australia Retail and Commercial	209	260	306	-20%	-32%

Institutional	196	223	246	-12%	-20%

New Zealand	8	7	14	14%	-43%

TSO and Group Centre	850	833	802	2%	6%

Total from continuing operations	1,263	1,323	1,368	-5%	-8%

GROUP RESULTS

Credit	Risk – continuing operations

The tables below provide information about the credit provision of the Group.

The impact and duration of COVID-19 on the global economy and how governments, businesses and consumers respond is uncertain. The Expected Credit Loss (ECL) charge for the half year and ECL provisions as at 31 March 2020 are therefore largely based on management judgement with respect to the impacts of COVID-19 on the Group’s credit exposures. The judgements and assumptions made by management are based on a variety of internal and external information, as well as the Group’s experience with respect to the performance of the portfolio under previous stressed conditions. The Group also considers applying temporary adjustments to the ECL for recent and transitory conditions applying to segments of the portfolio.

Credit impairment charge/(release)

	Collectively assessed
	Half Year			Movement
	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
Division	$M	$M	$M	v. Sep 19	v. Mar 19

Australia Retail and Commercial	525	(39)	46	large	large

Institutional	369	33	(23)	large	large

New Zealand	144	17	(5)	large	large

Pacific	10	(6)	(6)	large	large

TSO and Group Centre	-	(1)	1	-100%	-100%

Total	1,048	4	13	large	large

	Individually assessed
	Half Year			Movement
	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
Division	$M	$M	$M	v. Sep 19	v. Mar 19

Australia Retail and Commercial	318	355	350	-10%	-9%

Institutional	272	-	(12)	n/a	large

New Zealand	35	40	35	-13%	0%

Pacific	1	3	8	-67%	-88%

TSO and Group Centre	-	-	(1)	n/a	-100%

Total	626	398	380	57%	65%

	Total
	Half Year			Movement
	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
Division	$M	$M	$M	v. Sep 19	v. Mar 19

Australia Retail and Commercial	843	316	396	large	large

Institutional	641	33	(35)	large	large

New Zealand	179	57	30	large	large

Pacific	11	(3)	2	large	large

TSO and Group Centre	-	(1)	-	-100%	n/a

Total	1,674	402	393	large	large

GROUP RESULTS

Credit impairment charge/(release), cont’d

March 2020 Half Year	Collectively assessed				Individually assessed
						Stage 3 -
					Stage 3 -	Recoveries
					New and	and write-
	Stage 1	Stage 2	Stage 3	Total	increased	backs	Total	Total
Division	$M	$M	$M	$M	$M	$M	$M	$M

Australia Retail and Commercial	105	395	25	525	511	(193)	318	843

Institutional	203	177	(11)	369	327	(55)	272	641

New Zealand	39	86	19	144	59	(24)	35	179

Pacific	7	3	-	10	3	(2)	1	11

TSO and Group Centre	-	-	-	-	-	-	-	-

Total	354	661	33	1,048	900	(274)	626	1,674

September 2019 Half Year	Collectively assessed				Individually assessed
						Stage 3 -
					Stage 3 -	Recoveries
					New and	and write-
	Stage 1	Stage 2	Stage 3	Total	increased	backs	Total	Total
Division	$M	$M	$M	$M	$M	$M	$M	$M

Australia Retail and Commercial	(14)	(69)	44	(39)	637	(282)	355	316

Institutional	8	22	3	33	37	(37)	-	33

New Zealand	5	15	(3)	17	71	(31)	40	57

Pacific	(3)	(2)	(1)	(6)	5	(2)	3	(3)

TSO and Group Centre	(1)	-	-	(1)	-	-	-	(1)

Total	(5)	(34)	43	4	750	(352)	398	402

March 2019 Half Year	Collectively assessed				Individually assessed
						Stage 3 -
					Stage 3 -	Recoveries
					New and	and write-
	Stage 1	Stage 2	Stage 3	Total	increased	backs	Total	Total
Division	$M	$M	$M	$M	$M	$M	$M	$M

Australia Retail and Commercial	(21)	43	24	46	536	(186)	350	396

Institutional	19	(35)	(7)	(23)	18	(30)	(12)	(35)

New Zealand	(4)	(5)	4	(5)	60	(25)	35	30

Pacific	(1)	(4)	(1)	(6)	11	(3)	8	2

TSO and Group Centre	1	-	-	1	-	(1)	(1)	-

Total	(6)	(1)	20	13	625	(245)	380	393

Collectively assessed credit impairment charge

•	March 2020 v March 2019

The collectively assessed credit impairment charge increased by $1,035 million primarily driven by a $479 million increase in the Australia Retail and Commercial division, a $392 million increase in the Institutional division and a $149 million increase in the New Zealand division. The significant increases across all divisions are primarily due to forward-looking impact of material deterioration in the economic outlook due to the COVID-19 pandemic.

•	March 2020 v September 2019

The collectively assessed credit impairment charge increased by $1,044 million primarily driven by a $564 million increase in the Australia Retail and Commercial division, a $336 million increase in the Institutional division and a $127 million increase in the New Zealand division. The significant increases across all divisions are primarily due to forward-looking impact of material deterioration in the economic outlook due to the COVID-19 pandemic.

GROUP RESULTS

Individually assessed credit impairment charge

•	March 2020 v March 2019

The individually assessed credit impairment charge increased by $246 million primarily due to a small number of new single name impairments in the Institutional division. This was partially offset by improved mortgage delinquencies in the Australia retail portfolios combined with ongoing lower portfolio growth in the unsecured portfolio.

•	March 2020 v September 2019

The individually assessed credit impairment charge increased by $228 million primarily due to a small number of new single name impairments in the Institutional division. This was partially offset by improved mortgage delinquencies in the Australia retail portfolios combined with ongoing lower portfolio growth in the unsecured portfolio.

Allowance for expected credit losses1,2

	Collectively assessed
	As at			Movement
	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
Division	$M	$M	$M	v. Sep 19	v. Mar 19

Australia Retail and Commercial	2,320	1,795	1,834	29%	26%

Institutional	1,590	1,169	1,132	36%	40%

New Zealand	541	374	369	45%	47%

Pacific	50	38	43	32%	16%

Total	4,501	3,376	3,378	33%	33%

	Individually assessed
	As at			Movement
	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
Division	$M	$M	$M	v. Sep 19	v. Mar 19

Australia Retail and Commercial	582	558	586	4%	-1%

Institutional	406	160	208	large	95%

New Zealand	79	72	73	10%	8%

Pacific	26	24	24	8%	8%

Total	1,093	814	891	34%	23%

	Total provision
	As at			Movement
	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
Division	$M	$M	$M	v. Sep 19	v. Mar 19

Australia Retail and Commercial	2,902	2,353	2,420	23%	20%

Institutional	1,996	1,329	1,340	50%	49%

New Zealand	620	446	442	39%	40%

Pacific	76	62	67	23%	13%

Total	5,594	4,190	4,269	34%	31%

1.

Includes allowance for expected credit losses for Net loans and advances – at amortised cost, Investment securities – debt securities at amortised cost and Off-balance sheet commitments - undrawn and contingent facilities.

2.	Balance Sheet amounts include assets and liabilities reclassified as held for sale.

GROUP RESULTS

Allowance for expected credit losses, cont’d 1,2

As at Mar 20
					Individually
	Collectively assessed				assessed
	Stage 1	Stage 2	Stage 3	Total	Stage 3	Total
Division	$M	$M	$M	$M	$M	$M

Australia Retail and Commercial	474	1,477	369	2,320	582	2,902

Institutional	1,115	444	31	1,590	406	1,996

New Zealand	200	279	62	541	79	620

Pacific	26	13	11	50	26	76

Total	1,815	2,213	473	4,501	1,093	5,594

As at Sep 19
					Individually
	Collectively assessed				assessed
	Stage 1	Stage 2	Stage 3	Total	Stage 3	Total
Division	$M	$M	$M	$M	$M	$M

Australia Retail and Commercial	370	1,082	343	1,795	558	2,353

Institutional	872	257	40	1,169	160	1,329

New Zealand	152	182	40	374	72	446

Pacific	18	9	11	38	24	62

Total	1,412	1,530	434	3,376	814	4,190

As at Mar 19
					Individually
	Collectively assessed				assessed
	Stage 1	Stage 2	Stage 3	Total	Stage 3	Total
Division	$M	$M	$M	$M	$M	$M

Australia Retail and Commercial	384	1,150	300	1,834	586	2,420

Institutional	859	234	39	1,132	208	1,340

New Zealand	152	173	44	369	73	442

Pacific	20	11	12	43	24	67

Total	1,415	1,568	395	3,378	891	4,269

1.

Includes allowance for expected credit losses for Net loans and advances – at amortised cost, Investment securities – debt securities at amortised cost and Off-balance sheet commitments - undrawn and contingent facilities.

2.	Balance Sheet amounts include assets and liabilities reclassified as held for sale.

GROUP RESULTS

Long-Run Loss Rates

Management believe that disclosure of modelled long-run historical loss rates for individually assessed provisions assists in assessing the longer term expected loss rates of the lending portfolio as it removes the volatility of reported earnings created by the use of accounting losses. The long-run loss methodology used for economic profit is an internal measure and is not based on the credit loss principles of AASB 9 Financial Instruments. In addition, given it is based on an average historical long-run loss rate it does not reflect the potential forward looking impacts associated with COVID-19.

	As at

Long-run loss as a % of gross lending assets	Mar 20	Sep 19	Mar 19

Australia Retail and Commercial division	0.28%	0.29%	0.29%

New Zealand division	0.19%	0.18%	0.19%

Institutional division	0.25%	0.25%	0.27%

Total Group	0.26%	0.26%	0.27%

Gross Impaired Assets1

	As at			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Impaired loans[2]	2,209	1,711	1,803	29%	23%

Restructured items[3]	226	267	264	-15%	-14%

Non-performing commitments and contingencies[2]	164	51	61	large	large

Gross impaired assets	2,599	2,029	2,128	28%	22%

Individually assessed provisions

Impaired loans	(1,055)	(791)	(865)	33%	22%

Non-performing commitments and contingencies	(38)	(23)	(26)	65%	46%

Net impaired assets	1,506	1,215	1,237	24%	22%

Gross impaired assets by division

Australia Retail and Commercial	1,544	1,468	1,463	5%	6%

Institutional	742	265	373	large	99%

New Zealand	264	245	238	8%	11%

Pacific	49	51	53	-4%	-8%

TSO and Group Centre	-	-	1	n/a	-100%

Gross impaired assets	2,599	2,029	2,128	28%	22%

Gross impaired assets by size of exposure

Less than $10 million	1,680	1,593	1,611	5%	4%

$10 million to $100 million	349	247	328	41%	6%

Greater than $100 million	570	189	189	large	large

Gross impaired assets	2,599	2,029	2,128	28%	22%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale.
2.

Impaired loans and non-performing commitments and contingencies do not include exposures which are included in collectively assessed Stage 3 ECL, which comprise unsecured retail exposures greater than 90 days past due and defaulted but well secured exposures.

3.

Restructured items are facilities where the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

•	March 2020 v March 2019

Gross impaired assets increased $471 million (22%) driven by the Institutional division ($369 million), Australia Retail and Commercial division ($81 million) and New Zealand division ($26 million). The increase in the Institutional division relates to impairments on a small number of single name exposures. The Australia Retail and Commercial division increase was driven by the implementation of a more market responsive collateral valuation methodology for the Australian home loan portfolio combined with a single name exposure in the commercial portfolio. The increase in New Zealand is driven by impairments on a small number of single name commercial exposures.

•	March 2020 v September 2019

Gross impaired assets increased $570 million (28%) driven by the Institutional division ($477 million), Australia Retail and Commercial division ($76 million) and New Zealand division ($19 million). The increase in the Institutional division relates to impairments on a small number of single name exposures. The Australia Retail and Commercial division increase was driven by the implementation of a more market responsive collateral valuation methodology for the Australian home loan portfolio combined with a single name exposure in the commercial portfolio.

The Group’s individually assessed provision coverage ratio on impaired assets was 42.1% at 31 March 2020 (Sep 19: 40.1%; Mar 19: 41.9%).

GROUP RESULTS

New Impaired Assets1

	Half Year			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Impaired loans	1,407	1,070	857	31%	64%

Restructured items	23	29	13	-21%	77%

Non-performing commitments and contingencies	140	18	20	large	large

Total new impaired assets	1,570	1,117	890	41%	76%

New impaired assets by division

Australia Retail and Commercial	870	916	715	-5%	22%

Institutional	571	37	41	large	large

New Zealand	125	158	120	-21%	4%

Pacific	4	6	14	-33%	-71%

TSO and Group Centre	-	-	-	n/a	n/a

Total new impaired assets	1,570	1,117	890	41%	76%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale.

•	March 2020 v March 2019

New impaired assets increased $680 million (76%) with increases in Institutional division ($530 million) related to a small number of impairments of single name exposures. Australia Retail and Commercial division increases ($155 million) driven by the implementation of a more market responsive collateral valuation methodology for the Australian home loan portfolio combined with a single name exposure in the commercial portfolio.

•	March 2020 v September 2019

New impaired assets increased by $453 million (41%) with increases in Institutional division ($534 million) related to a small number of impairments of single name exposures. This was partially offset by Australia Retail and Commercial division (-$46 million) driven by ongoing lower growth in the unsecured and small business banking portfolio.

Ageing analysis of net loans and advances that are past due but not impaired1,2,3

	As at			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

1-29 days	9,114	8,383	9,558	9%	-5%

30-59 days	2,772	2,255	2,993	23%	-7%

60-89 days	1,368	1,369	1,436	0%	-5%

>90 days	3,621	3,744	3,328	-3%	9%

Total	16,875	15,751	17,315	7%	-3%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale.
2.

In the September 2019 half, ANZ implemented a more market responsive collateral valuation methodology for the home loan portfolio in Australia which increased the number of home loans being classified as impaired rather than past due. Comparative information was not restated for the change in methodology.

3.

Excludes eligible customers that applied and were granted or are in the process of being granted a 6 month repayment deferral package provided to customers impacted by COVID-19 as at 31 March 2020. Customers who were 30 days past due or greater were not eligible for the 6 month repayment deferral packages.

•	March 2020 v March 2019

Net loans and advances past due but not impaired decreased $440 million primarily driven by Australia Retail and Commercial division home loan portfolio in the 1-29 days segment.

•	March 2020 v September 2019

Net loans and advances past due but not impaired increased $1,124 million primarily driven by Australia Retail and Commercial division and New Zealand division home loan portfolio in the 1-29 days and 30-59 days segments due to seasonality.

GROUP RESULTS

Income Tax Expense - continuing operations

	Half Year			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Income tax expense on cash profit	886	1,263	1,415	-30%	-37%

Effective tax rate (cash profit)	38.5%	30.3%	28.4%

•	March 2020 v March 2019

The effective tax rate has increased from 28.4% to 38.5%. The increase of 1,010 bps is primarily due to the non-tax deductible impairment of investments in AmBank and PT Panin (+1,065 bps).

•	March 2020 v September 2019

The effective tax rate has increased from 30.3% to 38.5%. The increase of 820 bps is primarily due to non-tax deductible impairment of investments in AmBank and PT Panin (+1,065 bps) partially offset by the impact of customer remediation (-146 bps) in the September 2019 half.

GROUP RESULTS

Impact of Foreign Currency Translation - continuing operations

The following tables present the Group’s cash profit results and net loans and advances neutralised for the impact of foreign currency translation movements. Comparative data has been adjusted to remove the translation impact of foreign currency movements by retranslating prior period comparatives at current period foreign exchange rates.

Cash Profit - March 2020 Half Year vs March 2019 Half Year

	Half Year				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX adjusted
	Mar 20 $M	Mar 19 $M	Mar 19 $M	Mar 19 $M	Mar 20 v. Mar 19	Mar 20 v. Mar 19

Net interest income	7,222	7,299	55	7,354	-1%	-2%

Other operating income	1,357	2,447	41	2,488	-45%	-45%

Operating income	8,579	9,746	96	9,842	-12%	-13%

Operating expenses	(4,605)	(4,365)	(57)	(4,422)	5%	4%

Profit before credit impairment and income tax	3,974	5,381	39	5,420	-26%	-27%

Credit impairment charge	(1,674)	(393)	2	(391)	large	large

Profit before income tax	2,300	4,988	41	5,029	-54%	-54%

Income tax expense	(886)	(1,415)	(7)	(1,422)	-37%	-38%

Non-controlling interests	(1)	(9)	(1)	(10)	-89%	-90%

Cash profit from continuing operations	1,413	3,564	33	3,597	-60%	-61%

Balance Sheet

Net loans and advances[1]	656,609	610,169	10,585	620,754	8%	6%

Cash Profit - March 2020 Half Year vs September 2019 Half Year
	Half Year				Movement
	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX adjusted
	Mar 20 $M	Sep 19 $M	Sep 19 $M	Sep 19 $M	Mar 20 v. Sep 19	Mar 20 v. Sep 19

Net interest income	7,222	7,040	29	7,069	3%	2%

Other operating income	1,357	2,243	22	2,265	-40%	-40%

Operating income	8,579	9,283	51	9,334	-8%	-8%

Operating expenses	(4,605)	(4,706)	(30)	(4,736)	-2%	-3%

Profit before credit impairment and income tax	3,974	4,577	21	4,598	-13%	-14%

Credit impairment charge	(1,674)	(402)	(2)	(404)	large	large

Profit before income tax	2,300	4,175	19	4,194	-45%	-45%

Income tax expense	(886)	(1,263)	(6)	(1,269)	-30%	-30%

Non-controlling interests	(1)	(6)	-	(6)	-83%	-83%

Cash profit from continuing operations	1,413	2,906	13	2,919	-51%	-52%

Balance Sheet

Net loans and advances[1]	656,609	615,258	11,760	627,018	7%	5%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale from continuing and discontinued operations.

GROUP RESULTS

Earnings Related Hedges – continuing operations

Where it is considered appropriate, the Group takes out economic hedges against larger foreign exchange denominated revenue streams (primarily New Zealand Dollar, US Dollar and US Dollar correlated). New Zealand Dollar exposure relates to the New Zealand geography and USD exposures relate to Asia, Pacific, Europe & America. Details of these hedges are set out below.

	Half Year

NZD Economic hedges	Mar 20 $M	Sep 19 $M	Mar 19 $M

Net open NZD position (notional principal)[1]	3,165	3,451	3,361

Amount taken to income (pre-tax statutory basis)[2]	(156)	115	(105)

Amount taken to income (pre-tax cash basis)[3]	(13)	(18)	(25)

USD Economic hedges
Net open USD position (notional principal)[1]	662	769	561

Amount taken to income (pre-tax statutory basis)[2]	(39)	(37)	(2)

Amount taken to income (pre-tax cash basis)[3]	(15)	(8)	-

1.	Value in AUD at contracted rate.
2.	Unrealised valuation movement plus realised revenue from matured or closed out hedges.
3.	Realised revenue from closed out hedges.

As at 31 March 2020, the following hedges were in place to partially hedge future earnings against adverse movements in exchange rates:

•	NZD 3.3 billion at a forward rate of approximately NZD 1.05/AUD.

•	USD 0.4 billion at a forward rate of approximately USD 0.67/AUD.

During the March 2020 half:

•	NZD 1.1 billion of economic hedges matured and a realised loss of $13 million (pre-tax) was recorded in cash profit.

•	USD 0.2 billion of economic hedges matured and a realised loss of $15 million (pre-tax) was recorded in cash profit.

•

An unrealised loss of $167 million (pre-tax) on the outstanding NZD and USD economic hedges were recorded in the statutory Income Statement during the year. This unrealised loss has been treated as an adjustment to statutory profit in calculating cash profit as these are hedges of future NZD and USD revenues.

Earnings per Share - continuing operations

	Half Year			Movement
	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Cash earnings per share (cents) from continuing operations

Basic	49.9	102.7	124.8	-51%	-60%

Diluted	47.5	98.7	118.4	-52%	-60%

Cash weighted average number of ordinary shares (M)[1]

Basic	2,830.6	2,829.3	2,856.9	0%	-1%

Diluted	3,238.6	3,075.5	3,125.8	5%	4%

Cash profit from continuing operations ($M)	1,413	2,906	3,564	-51%	-60%

Cash profit from continuing operations used in calculating diluted cash earnings per share ($M)	1,537	3,037	3,701	-49%	-58%

1.

Cash weighted average number of ordinary shares for the comparative periods includes ANZ shares previously held in Wealth Australia discontinued operations as treasury shares. These shares ceased to be treasury shares on completion of the successor fund transfer on 13 April 2019 in preparation for the disposal of discontinued operations.

GROUP RESULTS

Dividends - continuing operations

	Half Year			Movement
Dividend per ordinary share (cents) - continuing operations				Mar 20	Mar 20
	Mar 20	Sep 19	Mar 19	v. Sep 19	v. Mar 19

Interim

- fully franked[1,2,3]	TBD	N/A	80

- partially franked[1]	TBD	N/A	N/A

Final (partially franked)[3,4]	N/A	80	N/A

Total	TBD	80	80

Ordinary share dividends used in payout ratio ($M)[5]	TBD	2,268	2,267

Cash profit from continuing operations ($M)	1,413	2,906	3,564	-51%	-60%

Ordinary share dividend payout ratio (cash basis)[5]	TBD	78.0%	63.6%

1.	The decision on the payment of a 2020 interim dividend has been deferred until the economic outlook is clearer and an update will be provided at the August 2020 market update.
2.	Fully franked for Australian tax purposes (30% tax rate) for the 2019 interim dividend.
3.	Carries New Zealand imputation credits of NZD 9 cents for the 2019 interim and final dividend.
4.	Partially franked at 70% for Australian tax purposes (30% tax rate).
5.

The dividend payout ratio for the March 2020 half will be determined when the decision on the 2020 interim dividend has been made. Dividend payout ratios for the September 2019 half and March 2019 half were calculated using actual dividend paid of $2,268 million and $2,267 million respectively.

With consideration to the current uncertainties in the economic outlook and the letter issued by the Australian Prudential Regulation Authority (APRA) to all Authorised Deposit Taking Institutions (ADIs) on 7 April 2020, on capital management and the ongoing Coronavirus (COVID-19) pandemic, the ANZ board has deferred the decision on the payment of a 2020 interim dividend until the economic outlook is clearer. Decisions in relation to the Dividend Reinvestment Plan and Bonus Option Plan will also be made at that time as applicable.

The Board will continue to deliberate and an update will be provided at the August 2020 market update.

GROUP RESULTS

Condensed Balance Sheet - including discontinued operations

	As at			Movement
Assets	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$B	$B	$B	v. Sep 19	v. Mar 19

Cash / Settlement balances owed to ANZ / Collateral paid	166.8	100.3	109.9	66%	52%

Trading and investment securities	135.0	126.9	121.8	6%	11%

Derivative financial instruments	173.7	120.7	79.4	44%	large

Net loans and advances	656.6	615.3	609.3	7%	8%

Assets held for sale	-	1.8	43.5	-100%	-100%

Other	17.9	16.1	16.4	11%	9%

Total assets	1,150.0	981.1	980.3	17%	17%

Liabilities

Settlement balances owed by ANZ / Collateral received	39.8	18.8	18.1	large	large

Deposits and other borrowings	726.9	637.7	635.0	14%	14%

Derivative financial instruments	167.4	121.0	80.9	38%	large

Liabilities held for sale	-	2.1	46.6	-100%	-100%

Debt issuances	140.2	129.7	129.7	8%	8%

Other	14.3	11.0	10.0	30%	43%

Total liabilities	1,088.6	920.3	920.3	18%	18%

Total equity	61.4	60.8	60.0	1%	2%

•	March 2020 v March 2019

•

Cash/Settlement balances owed to ANZ/Collateral paid increased $56.9 billion (+52%) driven by an increase in balances with central banks in Markets, increased overnight bank deposits in Treasury, increase in short term reverse repurchase agreements in Markets and Treasury, increase in collateral paid associated with higher derivative liability position and foreign currency translation movements.

•	Trading and investment securities increased $13.2 billion (+11%) driven by an increase in liquid assets in Markets and the impact of foreign currency translation movements.

•

Derivative financial assets and liabilities increased $94.3 billion and $86.5 billion respectively as interest rate and foreign exchange movements resulted in higher derivative volumes and fair values, particularly in interest rate and foreign exchange swap products.

•

Net loans and advances increased $47.3 billion (+8%), driven by lending growth in the Institutional division (+$39.3 billion), growth in home loans in the New Zealand division (+$4.6 billion) and the impact of foreign currency translation movements, partially offset by the decrease in Australia Retail and Commercial division (-$6.8 billion) across home loans and unsecured portfolios.

•

Assets and liabilities held for sale decreased $43.5 billion (-100%) and $46.6 billion (-100%) respectively driven by the sale completion of the life insurance business to IOOF and Zurich, Cambodia JV and PNG Retail, Commercial and SME.

•

Settlement balances owed by ANZ/Collateral received increased $21.7 billion driven by higher cash clearing account balances in the Institutional division, an increase in collateral received associated with higher derivative asset position and foreign currency translation movements.

•

Deposits and other borrowings increased $91.9 billion (+14%) driven by increased customer deposits in the Institutional division (+$37.5 billion), Australia Retail and Commercial division (+$9.6 billion) and New Zealand division (+$4.4 billion), an increase in deposits from banks and repurchase agreements (+$10.9 billion), an increase in commercial paper issued (+$6.3 billion) and the impact of foreign currency translation movements. This was partially offset by reduction in certificates of deposit (-$6.2 billion).

•	Debt issuances increased $10.5 billion (+8%) driven by senior debt issuances and the impact of foreign currency translation movements.

•	March 2020 v September 2019

•

Cash/Settlement balances owed to ANZ/Collateral paid increased $66.5 billion (+66%) driven by an increase in balances with central banks in Markets, increased overnight bank deposits in Treasury, increase in short term reverse repurchase agreements in Markets and Treasury, increase in collateral paid associated with higher derivative liability position and foreign currency translation movements.

•	Trading and investment securities increased $8.1 billion (+6%) driven by an increase in liquid assets in Markets and the impact of foreign currency translation movements.

•

Derivative financial assets and liabilities increased $53.0 billion (+44%) and $46.4 billion (+38%) respectively as interest rate and foreign exchange movements resulted in higher derivative volumes and fair values, particularly in interest rate and foreign exchange swap products.

•

Net loans and advances increased $41.3 billion (+7%), driven by lending growth in the Institutional division (+$29.2 billion), growth in home loans in the New Zealand division (+$2.8 billion) and the impact of foreign currency translation movements, partially offset by the decrease in Australia Retail and Commercial division (-$2.1 billion) across home loans and unsecured portfolios.

•

Settlement balances owed by ANZ/Collateral received increased $21.0 billion driven by higher cash clearing account balances in the Institutional division, an increase in collateral received associated with higher derivative asset position and foreign currency translation movements.

•

Deposits and other borrowings increased $89.2 billion (+14%) driven by increased customer deposits in the Institutional division (+$29.2 billion), Australia Retail and Commercial division (+$5.0 billion) and New Zealand division (+$3.5 billion), an increase in deposits from banks and repurchase agreements (+$20.2 billion), an increase in commercial paper issued (+$9.8 billion) and the impact of foreign currency translation movements.

•	Debt issuances increased $10.5 billion (+8%) driven by senior debt issuances and the impact of foreign currency translation movements.

GROUP RESULTS

Liquidity Risk - including discontinued operations

Liquidity risk is the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The timing mismatch of cash flows and the related liquidity risk is inherent in all banking operations and is closely monitored by the Group and managed in accordance with the risk appetite set by the Board.

The Group’s approach to liquidity risk management incorporates two key components:

•	Scenario modelling of funding sources

ANZ’s liquidity risk appetite is defined by the ability to meet a range of regulatory requirements and internal liquidity metrics mandated by the Board. The metrics cover a range of scenarios of varying duration and level of severity. The objective of this framework is to:

•	Provide protection against shorter term extreme market dislocation and stress.

•	Maintain structural strength in the balance sheet by ensuring that an appropriate amount of longer-term assets are funded with longer-term funding.

•	Ensure that no undue timing concentrations exist in the Group’s funding profile.

A key component of this framework is the Liquidity Coverage Ratio (LCR), which is a severe short term liquidity stress scenario mandated by banking regulators including APRA. As part of meeting LCR requirements, ANZ has a Committed Liquidity Facility (CLF) with the Reserve Bank of Australia (RBA). The CLF has been established to offset the shortage of available High Quality Liquid Assets (HQLA) in Australia and provides an alternative form of contingent liquidity. The total amount of the CLF available to a qualifying Authorised Deposit-taking Institution (ADI) is set annually by APRA. From 1 January 2020, ANZ’s CLF is $35.7 billion (2019 calendar year end: $48.0 billion).

•	Liquid assets

The Group holds a portfolio of high quality unencumbered liquid assets in order to protect the Group’s liquidity position in a severely stressed environment, as well as to meet regulatory requirements. High Quality Liquid Assets comprise three categories, with the definitions consistent with Basel 3 LCR:

•	Highest-quality liquid assets (HQLA1): Cash, highest credit quality government, central bank or public sector securities eligible for repurchase with central banks to provide same-day liquidity.

•

High-quality liquid assets (HQLA2): High credit quality government, central bank or public sector securities, high quality corporate debt securities and high quality covered bonds eligible for repurchase with central banks to provide same-day liquidity.

•	Alternative liquid assets (ALA): Assets qualifying as collateral for the CLF and other eligible securities listed by the Reserve Bank of New Zealand (RBNZ).

The Group monitors and manages the size and composition of its liquid assets portfolio on an ongoing basis in line with regulatory requirements and the risk appetite set by the Board.

COVID-19 has impacted the normal operations of financial markets including funding markets, however the actions of governments globally and central banks including; the RBA, RBNZ and the US Federal Reserve have provided significant liquidity support to the system and financial markets generally.ANZ’s liquidity measures have remained above management targets throughout this period and have strengthened further following the actions of central banks.

	Half Year Average			Movement

	Mar 20 $B	Sep 19 $B	Mar 19 $B	Mar 20 v. Sep 19	Mar 20 v. Mar 19
Market Values Post Discount[1]

HQLA1	159.3	131.5	134.5	21%	18%

HQLA2	9.6	9.5	7.6	1%	26%

Internal Residential Mortgage Backed Securities	27.7	34.5	34.2	-20%	-19%

Other ALA[2]	12.8	12.2	12.9	5%	-1%

Total liquid assets	209.4	187.7	189.2	12%	11%

Cash flows modelled under stress scenario

Cash outflows	191.9	176.6	176.3	9%	9%

Cash inflows	41.2	45.4	38.6	-9%	7%

Net cash outflows	150.7	131.2	137.7	15%	9%

Liquidity Coverage Ratio[3]	139%	143%	137%	-4%	2%

1.	Half year average basis, calculated as prescribed per APRA Prudential Regulatory Standard (APS 210 Liquidity) and consistent with APS 330 requirements.

2.

Comprised of assets qualifying as collateral for the CLF, excluding internal residential mortgage backed securities, up to approved facility limit; and any liquid assets contained in the RBNZ’s Liquidity Policy - Annex: Liquidity Assets - Prudential Supervision Department Document BS13A12.

3.	All currency Level 2 LCR.

GROUP RESULTS

Funding - including discontinued operations

ANZ targets a diversified funding base, avoiding undue concentrations by investor type, maturity, market source and currency.

$11.9 billion of term wholesale debt with a remaining term greater than one year as at 31 March 2020 was issued during the half year ended 31 March 2020.

The following table shows the Group’s total funding composition:

	As at			Movement
	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$B	$B	$B	v. Sep 19	v. Mar 19

Customer deposits and other liabilities

Australia Retail and Commercial	213.0	208.0	203.4	2%	5%

Institutional	258.5	217.3	205.4	19%	26%

New Zealand	91.2	83.4	85.4	9%	7%

Pacific	3.8	3.5	3.5	9%	9%

TSO and Group Centre[1]	-	(0.4)	(4.3)	-100%	-100%

Customer deposits	566.5	511.8	493.4	11%	15%

Other funding liabilities[2,3]	11.1	9.6	8.6	16%	29%

Total customer liabilities (funding)	577.6	521.4	502.0	11%	15%

Wholesale funding

Debt issuances	119.1	113.1	113.4	5%	5%

Subordinated debt	21.1	16.6	16.3	27%	29%

Certificates of deposit	37.9	36.6	43.6	4%	-13%

Commercial paper	21.8	11.7	14.7	86%	48%

Other wholesale borrowings[4,5]	130.0	92.3	100.1	41%	30%

Total wholesale funding	329.9	270.3	288.1	22%	15%

Shareholders’ equity	61.4	60.8	60.0	1%	2%

Total funding	968.9	852.5	850.1	14%	14%

1.	Includes term deposits, other deposits and an adjustment recognised in prior periods in Group Centre to eliminate Wealth Australia discontinued operations investments in ANZ deposit products.
2.	Includes interest accruals, payables and other liabilities, provisions and net tax provisions, excluding other liabilities in Wealth Australia discontinued operations.
3.	Excludes liability for acceptances as they do not provide net funding.
4.	Includes borrowings from banks, securities sold under repurchase agreements, net derivative balances, special purpose vehicles and other borrowings.
5.	Includes RBA open repurchase arrangement netted down by the exchange settlement account cash balance.

Net Stable Funding Ratio

The following table shows the Level 2 Net Stable Funding Ratio (NSFR) composition:

	As at			Movement
	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$B	$B	$B	v. Sep 19	v. Mar 19

Required Stable Funding[1]

Retail & small and medium enterprises, corporate loans <35% risk weight[2]	187.4	182.2	182.9	3%	2%

Retail & small and medium enterprises, corporate loans >35% risk weight[2]	193.2	180.7	189.1	7%	2%

Other lending[3]	26.9	27.6	23.2	-3%	16%

Liquid assets	16.0	12.4	10.7	29%	50%

Other assets[4]	45.3	40.0	40.2	13%	13%

Total Required Stable Funding	468.8	442.9	446.1	6%	5%

Available Stable Funding[1]

Retail & small and medium enterprise customer deposits	257.3	241.3	236.6	7%	9%

Corporate, public sector entities & operational deposits	110.0	93.5	91.5	18%	20%

Central bank & other financial institution deposits	5.5	6.2	6.1	-11%	-10%

Term funding	95.8	95.6	101.2	0%	-5%

Short term funding & other liabilities	1.4	2.0	3.7	-30%	-62%

Capital	82.1	76.9	73.9	7%	11%

Total Available Stable Funding	552.1	515.5	513.0	7%	8%

Net Stable Funding Ratio	118%	116%	115%	2%	3%

1.	NSFR factored balance as per APRA Prudential Regulatory Standard APS 210 Liquidity.
2.	Risk weighting as per APRA Prudential Regulatory Standard APS 112 Capital Adequacy: Standardised Approach to Credit Risk.
3.	Includes financial institution and central bank loans.
4.	Includes off-balance sheet items, net derivatives and other assets.

GROUP RESULTS

Capital Management - including discontinued operations

	As at
	APRA Basel 3			Internationally Comparable Basel 3[1]
	Mar 20	Sep 19	Mar 19	Mar 20	Sep 19	Mar 19

Capital Ratios (Level 2)

Common Equity Tier 1	10.8%	11.4%	11.5%	15.5%	16.4%	16.9%

Tier 1	12.5%	13.2%	13.4%	17.8%	18.8%	19.3%

Total capital	15.5%	15.3%	15.3%	21.5%	21.4%	21.7%

Risk weighted assets ($B)	449.0	417.0	396.3	353.7	330.4	310.9

1.	Internationally Comparable methodology aligns with APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015).

APRA Basel 3 Common Equity Tier 1 (CET1 ratio) - March 2020 v September 2019

1.

Excludes large/notable items for the purposes of Regulatory Capital Management attribution which are included in ‘other’ with the exception of Asian associate impairments which are nil impact to capital since it results in an equivalent reduction in capital deductions. Refer to pages 13 to 16.

•	March 2020 v September 2019

ANZ’s CET1 ratio decreased 60 bps to 10.8% during the March 2020 half. Key drivers of the movement in the CET1 ratio were:

•	Cash NPAT (excluding large/notable items and credit impairment charge or CIC) increased the CET1 ratio by +87 bps

•	The above however was offset by :

•

The impact from increases in CIC including the associated deferred tax assets (DTA) increase, along with the impact of RWA risk migration, which totalled -43 bps. These increases were primarily driven by the COVID-19 impact.

•	Higher underlying RWA usage (excluding foreign currency translation movements, regulatory changes and other one-offs) from strong lending growth, mainly within the Institutional division.

•	Capital deductions reduced the CET1 ratio by -5 bps, representing the movements in retained earnings in deconsolidated entities, capitalised software and other intangible movements during the half.

•	Payment of the September 2019 final dividend (net of BOP issuance, neutralised DRP) which reduced the CET1 ratio by 53 bps.

•

Other impacts of -2 bps. This included the capital benefits from sale of the Pension and Investment business to IOOF (+19 bps), but was more than offset by the impacts from net increase in RWA imposts (-5 bps) which included the implementation of AASB 16, large/notable adjustments (-7 bps) and various other movements (-9 bps).

Total Risk Weighted Assets	As at			Movement
	Mar 20 $B	Sep 19 $B	Mar 19 $B	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Credit RWA	386.0	358.1	345.5	8%	12%

Market risk and IRRBB RWA	15.1	12.3	13.1	22%	15%

Operational RWA	47.9	46.6	37.7	3%	27%

Total RWA	449.0	417.0	396.3	8%	13%

GROUP RESULTS

Total Risk Weighted Assets (RWA) - March 2020 v September 2019

•	March 2020 v September 2019

Total RWA increased by $32.0 billion. Excluding the impact of foreign currency translation movements and other non-recurring CRWA changes, underlying CRWAs (divisional lending and risk migration) increased by $16.9 billion, mainly driven by lending growth in the Institutional division. Other CRWA changes are mainly net impacts from RWA imposts including the impacts from implementation of AASB 16. The total increase in non-CRWA was $4.1 billion, of which of $2.8 billion mainly reflects increase in Market Risk RWA as a result of increased market volatility and IRRBB RWA due to a deterioration in embedded gains. The increase in Operational Risk RWA of $1.3 billion is due to impacts of foreign exchange movements.

APRA to Internationally Comparable1 Common Equity Tier 1 (CET1 ratio) as at 31 March 2020

1.

ANZ’s interpretation of the regulations documented in the Basel Committee publications: “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). Also includes differences identified in APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015).

The above provides a reconciliation of the CET1 ratio under APRA’s Basel 3 prudential capital standards to Internationally Comparable Basel 3 standards. APRA views the Basel 3 reforms as a minimum requirement and hence has not incorporated some of the concessions proposed in the Basel 3 rules and has also set higher requirements in other areas. As a result, Australian banks’ Basel 3 reported capital ratios will not be directly comparable with international peers. The International Comparable Basel 3 CET1 ratio incorporates differences between APRA and both the Basel Committee Basel 3 framework (including differences identified in the March 2014 Basel Committee’s Regulatory Consistency Assessment Programme (RCAP) on Basel 3 implementation in Australia) and its application in major offshore jurisdictions.

The material differences between APRA Basel 3 and Internationally Comparable Basel 3 ratios include:

Deductions

•

Investments in insurance and banking associates - APRA requires full deduction against CET1. On an Internationally Comparable basis, these investments are subject to a concessional threshold before a deduction is required.

•

Deferred tax assets - A full deduction is required from CET1 for deferred tax assets (DTA) relating to temporary differences. On an Internationally Comparable basis, this is first subject to a concessional threshold before the deduction is required.

Risk Weighted Assets (RWA)

•

Mortgages RWA - APRA imposes a floor of 20% on the downturn Loss Given Default (LGD) used in credit RWA calculations for residential mortgages. The Internationally Comparable Basel 3 framework requires a downturn LGD floor of 10%. Additionally, from July 2016, APRA requires a higher correlation factor than the Basel framework.

•	IRRBB RWA - APRA requires inclusion of Interest Rate Risk in the Banking Book (IRRBB) within the RWA base for the CET1 ratio calculation. This is not required on an Internationally Comparable basis.

•

Specialised lending - APRA requires the supervisory slotting approach to be used in determining credit RWA for specialised lending exposures. The Internationally Comparable basis allows for the advanced internal ratings based approach to be used when calculating RWA for these exposures.

•

Unsecured Corporate Lending LGD - an adjustment to align ANZ’s unsecured corporate lending LGD to 45% to be consistent with banks in other jurisdictions. The 45% LGD rate is also used in the Foundation Internal Ratings-Based approach (FIRB).

•

Undrawn Corporate Lending Exposure at Default (EAD) - an adjustment to ANZ’s credit conversion factors (CCF) for undrawn corporate loan commitments to 75% (used in FIRB approach) to align with banks in other jurisdictions.

GROUP RESULTS

Leverage Ratio - including discontinued operations

At 31 March 2020, the Group’s APRA Leverage Ratio was 5.0% which is above the 3.5% APRA proposed minimum for internal ratings-based approach ADI (IRB ADI) which includes ANZ. The following table summarises the Group’s Leverage Ratio calculation:

	As at			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Tier 1 Capital (net of capital deductions)	56,295	55,221	53,075	2%	6%

On-balance sheet exposures (excluding derivatives and securities financing transaction exposures)	899,411	810,644	810,915	11%	11%

Derivative exposures	42,868	34,258	31,439	25%	36%

Securities financing transaction exposures	67,443	36,923	37,287	83%	81%

Other off-balance sheet exposures	114,677	107,400	105,942	7%	8%

Total exposure measure	1,124,399	989,225	985,583	14%	14%

APRA Leverage Ratio	5.0%	5.6%	5.4%

Internationally Comparable Leverage Ratio	5.6%	6.2%	6.0%

•	March 2020 v September 2019

APRA leverage ratio decreased 57 bps during the half. Key drivers of the movement were:

•	On balance sheet exposures growth primarily from higher liquids and loan growth in the Institutional business (-32 bps).
•	Growth in securities financing transactions further decreased the leverage ratio by 15 bps.
•	Increase in derivatives exposures and non-market other off-balance sheet exposures reduced the leverage ratio by 6 bps.
•

Net other impacts of -4 bps. This included the benefits from sale of the Pension and Investment business to IOOF (+8 bps) but is more than offset by impacts from increased deferred tax assets (-4 bps), large and notable adjustments (-3 bps), impact from implementation of AASB 16 (-2 bps) and other items (-3 bps).

GROUP RESULTS

Capital Management – Other Developments

•	Capital Requirements – Unquestionably Strong

The Australian Government completed a comprehensive inquiry into Australia’s financial system in 2014 which included a number of key recommendations that may have an impact on regulatory capital levels. APRA initiatives in support of the recommendations are:

•

In July 2017, APRA released an information paper outlining its assessment on the additional capital required for the Australian banking sector to be considered ‘unquestionably strong’ as originally outlined in the FSI final report in December 2014. APRA indicated that “in the case of the four major Australian banks, this equated to a benchmark CET1 capital ratio, under the current capital adequacy framework, of at least 10.5 percent from 1 January 2020”.

•

APRA is consulting on a number of proposals in relation to risk-weighting framework revisions to credit risk, operational risk, market risk and interest rate risk in the banking book requirements. While the final forms of these proposals is not yet determined, the Group expects the implementation of any revisions to the current requirements will result in further changes to the risk weighting framework for certain asset classes and other risk types (such as market and operational risk). APRA has announced that it does not expect that the changes to the risk weights will necessitate further increases in capital for ADIs, although this could vary by ADIs depending on the final requirements.

•

APRA released a discussion paper in August 2018 on adjustments to the overall design of the capital framework to improve transparency, international comparability and flexibility of the ADIs capital framework. The focus of the proposals is on the presentation of the capital ratios to facilitate comparability whilst recognising the relative capital strength of ADIs and measures to enhance supervisory flexibility in times of financial stress.

APRA’s consultation for the above is ongoing. In response to the challenging economic environment resulting from the COVID-19 disruptions, APRA has:

•

Announced a temporary change to its expectations with regards to ADIs maintaining bank capital ratios at the Unquestionably Strong benchmark of 10.5% for CET1. During the period of disruption, APRA would not be concerned if ADIs are not meeting this benchmark as the current large buffers may be needed to facilitate ongoing lending to the Australian economy.

•

Deferred its scheduled implementation of changes to ADIs risk-weighting framework by one year. The majority of the capital reforms were initially due for implementation on 1 January 2022, but these have now been revised to 1 January 2023. The deferral also includes APRA proposals on improving transparency, international comparability and flexibility of the ADIs capital framework.

Given the number of items that are yet to be finalised by APRA, the final outcome of the FSI including any further changes to APRA’s prudential standards or other impacts on the Group remains uncertain.

•	APRA Guidance on Capital Management

As a result of the COVID-19 disruption, on 7 April 2020, APRA wrote to ADIs and provided additional guidance to ADIs on the factors to consider when making decisions on discretionary capital distributions such as the Group’s ordinary share dividend. APRA has also indicated that during the period of the disruption (and at least in the next two months from the date of the guidance), APRA expects ADIs to seriously consider deferring decisions on the appropriate level of dividends until the outlook is clearer. However, where a Board is confident that they are able to approve a dividend before this, on the basis of robust stress testing results that have been discussed with APRA, this should nevertheless be at a materially reduced level. Dividend payments should be offset to the extent possible through the use of dividend reinvestment plans and other capital management initiatives.

•	APRA Total Loss Absorbing Capacity Requirements

In July 2019, APRA announced its decision on loss-absorbing capacity in which it will require domestic systemically important banks (D-SIBs), including ANZ, to increase their Total Capital by 3% of risk-weighted assets by January 2024. Based on ANZ’s capital position as at 31 March 2020, this represents an incremental increase in the Total Capital requirement of approximately $9 billion, with an equivalent decrease in other senior funding. APRA has stated that it anticipates that D-SIBs would satisfy the requirement predominantly with Tier 2 capital.

•	Revisions to Related Entities Framework

APRA announced in August 2019 that it will implement its proposal to reduce limits for Australian ADIs’ exposure to related entities, reducing limits from 50% of Level 1 Total capital to 25% of Level 1 Tier 1 capital. As exposures are measured net of capital deductions, the proposed changes to APRA’s capital regulations (contained in APS111 below) would affect the measurement of ADIs exposures. On the basis that the APS111 revisions are implemented as currently proposed, the reduction in the above limits is not expected to have a material impact on ANZ and its subsidiaries. The implementation date for changes to the related entities framework has been deferred by APRA to 1 January 2022 (12 month deferral from initial implementation date of 1 January 2021).

GROUP RESULTS

•	Revisions to APS111 Capital Adequacy

In October 2019, APRA released a discussion paper on draft revisions to the prudential standards APS111 Capital Adequacy: Measurement of Capital for consultation. The most material change from APRA’s proposal is in relation to the treatment of capital investments for each banking and insurance subsidiary at Level 1 with the tangible component of the investment changing from 400% risk weighting to:

•	250% risk weighting up to an amount equal to 10% of ANZ’s net Level 1 Common Equity Tier 1 (CET1); and

•	the remainder of the investment will be treated as a CET1 capital deduction.

ANZ is reviewing the implications for its current investments. The net impact on the Group is unclear and will depend upon a number of factors including the capitalisation of the affected subsidiaries at the time of implementation, the final form of the prudential standard, as well as the effect of management actions being pursued that have the potential to materially offset the impact of these proposals. Based on ANZ’s current investment in its affected subsidiaries and in the absence of any offsetting management actions, the above proposals implies a reduction in ANZ’s Level 1 CET1 capital ratio of up to approximately $2.5bn (~75 basis points). However, ANZ believes that this outcome is unlikely and, post implementation of management actions, the net capital impact could be minimal. There is no impact on ANZ’s Level 2 CET1 capital ratio arising from these proposed changes. The proposed implementation date of 1 January 2021 for these changes is currently under review by APRA in line with their announcements to suspend public consultation on revisions to prudential standards that are currently underway or upcoming, with no plans for recommencement before 30 September 2020.

•	The Reserve Bank of New Zealand (RBNZ) review of capital requirements

On 5 December 2019, ANZBGL provided an update on the impacts of the release of RBNZ’s final capital requirements. The key changes to the RBNZ final capital requirements relative to the consultation paper:

•	No change in total Tier 1 capital required for ANZ New Zealand of 16%, the transition period is longer at seven years, and there is a reduced impact on CET1 capital for the Group;

•	A greater proportion of the increase is in AT1 capital (2.5% compared to the initial proposal of 1.5%), decreasing the amount of CET1 capital required; and

•	Redeemable preference shares are allowable as AT1 capital. It is anticipated that ANZ New Zealand will be able to refinance existing internal AT1 securities to external counterparties.

At the time of the RBNZ announcement the net impact on the Group is an increase in CET1 capital of approximately A$3.0 billion by July 2027 over the seven year transition period (based on the Group’s 30 September 2019 balance sheet), which includes an approximately A$1.0 billion management buffer.

The RBNZ has delayed the commencement date of the increased capital requirements by 12 months to 1 July 2021 (from 1 July 2020) in response to the uncertainties from the COVID-19 pandemic.

•	RBNZ announcement on actions to support the banking system

With effect from 2 April 2020, the RBNZ amended ANZ New Zealand’s Conditions of Registration to (among other things) prohibit ANZ New Zealand from making distributions other than discretionary payments payable to holders of Additional Tier 1 capital instruments. This restriction applies to all New Zealand-incorporated banks, and is intended to support the stability of the financial system during the COVID-19 pandemic. These requirements prevent ANZ New Zealand from redeeming its NZ$500 million Capital Notes in May 2020, although ANZ New Zealand can continue making coupon payments on those Capital Notes. The terms of the Capital Notes provide for their conversion into a variable number of ANZBGL shares in May 2020 (ANZ New Zealand option) or May 2022 subject to certain conditions. Conversion would result in an increase in the Group’s CET1 capital (~12bps at Level 2). ANZ New Zealand has announced that it will not be exercising its option to convert in May 2020.

DIVISIONAL RESULTS

DIVISIONAL RESULTS

Divisional Performance - continuing operations

The Group operates on a divisional structure with five continuing divisions: Australia Retail and Commercial, Institutional, New Zealand, Pacific, and Technology, Services & Operations (TSO) and Group Centre. For further information on the composition of divisions, refer to the Definitions on page 141.

The Divisional Results section is reported on a cash profit basis for continuing operations. For information on discontinued operations please refer to the Guide to Half Year Results on page 8.

The divisions reported are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

DIVISIONAL RESULTS

Cash profit by division - March 2020 Half Year v March 2019 Half Year

March 2020 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Group $M

Net interest income	4,048	1,624	1,410	65	75	7,222

Other operating income	595	1,167	247	50	(702)	1,357

Operating income	4,643	2,791	1,657	115	(627)	8,579

Operating expenses	(2,065)	(1,290)	(690)	(76)	(484)	(4,605)

Profit before credit impairment and income tax	2,578	1,501	967	39	(1,111)	3,974

Credit impairment (charge)/release	(843)	(641)	(179)	(11)	-	(1,674)

Profit/(Loss) before income tax	1,735	860	788	28	(1,111)	2,300

Income tax expense and non-controlling interests	(521)	(250)	(221)	(8)	113	(887)

Cash profit/(loss) from continuing operations	1,214	610	567	20	(998)	1,413

March 2019 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Group $M

Net interest income	4,092	1,579	1,385	68	175	7,299

Other operating income	651	1,126	302	50	318	2,447

Operating income	4,743	2,705	1,687	118	493	9,746

Operating expenses	(1,913)	(1,320)	(612)	(70)	(450)	(4,365)

Profit before credit impairment and income tax	2,830	1,385	1,075	48	43	5,381

Credit impairment (charge)/release	(396)	35	(30)	(2)	-	(393)

Profit/(Loss) before income tax	2,434	1,420	1,045	46	43	4,988

Income tax expense and non-controlling interests	(731)	(408)	(292)	(13)	20	(1,424)

Cash profit/(loss) from continuing operations	1,703	1,012	753	33	63	3,564

March 2020 Half Year vs March 2019 Half Year

	Australia Retail and Commercial	Institutional	New Zealand	Pacific	TSO and Group Centre	Group

Net interest income	-1%	3%	2%	-4%	-57%	-1%

Other operating income	-9%	4%	-18%	0%	large	-45%

Operating income	-2%	3%	-2%	-3%	large	-12%

Operating expenses	8%	-2%	13%	9%	8%	5%

Profit before credit impairment and income tax	-9%	8%	-10%	-19%	large	-26%

Credit impairment charge/(release)	large	large	large	large	n/a	large

Profit/(Loss) before income tax	-29%	-39%	-25%	-39%	large	-54%

Income tax expense and non-controlling interests	-29%	-39%	-24%	-38%	large	-38%

Cash profit/(loss) from continuing operations	-29%	-40%	-25%	-39%	large	-60%

DIVISIONAL RESULTS

Cash profit by division - March 2020 Half Year v September 2019 Half Year

March 2020 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Group $M

Net interest income	4,048	1,624	1,410	65	75	7,222

Other operating income	595	1,167	247	50	(702)	1,357

Operating income	4,643	2,791	1,657	115	(627)	8,579

Operating expenses	(2,065)	(1,290)	(690)	(76)	(484)	(4,605)

Profit before credit impairment and income tax	2,578	1,501	967	39	(1,111)	3,974

Credit impairment (charge)/release	(843)	(641)	(179)	(11)	-	(1,674)

Profit/(Loss) before income tax	1,735	860	788	28	(1,111)	2,300

Income tax expense and non-controlling interests	(521)	(250)	(221)	(8)	113	(887)

Cash profit/(loss) from continuing operations	1,214	610	567	20	(998)	1,413

September 2019 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Group $M

Net interest income	4,000	1,501	1,351	60	128	7,040

Other operating income	696	1,066	278	54	149	2,243

Operating income	4,696	2,567	1,629	114	277	9,283

Operating expenses	(2,161)	(1,347)	(674)	(80)	(444)	(4,706)

Profit before credit impairment and income tax	2,535	1,220	955	34	(167)	4,577

Credit impairment (charge)/release	(316)	(33)	(57)	3	1	(402)

Profit/(Loss) before income tax	2,219	1,187	898	37	(166)	4,175

Income tax expense and non-controlling interests	(727)	(371)	(252)	(11)	92	(1,269)

Cash profit/(loss) from continuing operations	1,492	816	646	26	(74)	2,906

March 2020 Half Year vs September 2019 Half Year

	Australia Retail and Commercial	Institutional	New Zealand	Pacific	TSO and Group Centre	Group

Net interest income	1%	8%	4%	8%	-41%	3%

Other operating income	-15%	9%	-11%	-7%	large	-40%

Operating income	-1%	9%	2%	1%	large	-8%

Operating expenses	-4%	-4%	2%	-5%	9%	-2%

Profit before credit impairment and income tax	2%	23%	1%	15%	large	-13%

Credit impairment charge/(release)	large	large	large	large	-100%	large

Profit/(Loss) before income tax	-22%	-28%	-12%	-24%	large	-45%

Income tax expense and non-controlling interests	-28%	-33%	-12%	-27%	23%	-30%

Cash profit/(loss) from continuing operations	-19%	-25%	-12%	-23%	large	-51%

DIVISIONAL RESULTS

Cash profit by division (excluding large/notable items1) - March 2020 Half Year v March 2019 Half Year

The Group cash profit results include a number of items collectively referred to as large/notable items. While these items form part of cash profit they have been excluded from the tables below given their nature and significance.

[1].	Refer to pages 13 to 16 for a description of large/notable items.

March 2020 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Group $M

Net interest income	4,058	1,628	1,423	67	89	7,265

Other operating income	625	1,163	255	50	103	2,196

Operating income	4,683	2,791	1,678	117	192	9,461

Operating expenses	(1,887)	(1,275)	(671)	(74)	(448)	(4,355)

Profit before credit impairment and income tax	2,796	1,516	1,007	43	(256)	5,106

Credit impairment (charge)/release	(843)	(641)	(179)	(11)	-	(1,674)

Profit/(Loss) before income tax	1,953	875	828	32	(256)	3,432

Income tax expense and non-controlling interests	(586)	(253)	(233)	(9)	100	(981)

Cash profit/(loss) from continuing operations	1,367	622	595	23	(156)	2,451

March 2019 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Group $M

Net interest income	4,114	1,548	1,381	68	181	7,292

Other operating income	693	1,109	280	50	84	2,216

Operating income	4,807	2,657	1,661	118	265	9,508

Operating expenses	(1,858)	(1,293)	(604)	(70)	(415)	(4,240)

Profit before credit impairment and income tax	2,949	1,364	1,057	48	(150)	5,268

Credit impairment (charge)/release	(396)	34	(30)	(2)	-	(394)

Profit/(Loss) before income tax	2,553	1,398	1,027	46	(150)	4,874

Income tax expense and non-controlling interests	(767)	(394)	(288)	(13)	55	(1,407)

Cash profit/(loss) from continuing operations	1,786	1,004	739	33	(95)	3,467

March 2020 Half Year vs March 2019 Half Year

	Australia Retail and Commercial	Institutional	New Zealand	Pacific	TSO and Group Centre	Group

Net interest income	-1%	5%	3%	-1%	-51%	0%

Other operating income	-10%	5%	-9%	0%	23%	-1%

Operating income	-3%	5%	1%	-1%	-28%	0%

Operating expenses	2%	-1%	11%	6%	8%	3%

Profit before credit impairment and income tax	-5%	11%	-5%	-10%	71%	-3%

Credit impairment charge/(release)	large	large	large	large	n/a	large

Profit/(Loss) before income tax	-24%	-37%	-19%	-30%	71%	-30%

Income tax expense and non-controlling interests	-24%	-36%	-19%	-31%	82%	-30%

Cash profit/(loss) from continuing operations	-23%	-38%	-19%	-30%	64%	-29%

DIVISIONAL RESULTS

Cash profit by division (excluding large/notable items1) - March 2020 Half Year v September 2019 Half Year

1.	Refer to pages 13 to 16 for a description of large/notable items.

March 2020 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Group $M

Net interest income	4,058	1,628	1,423	67	89	7,265

Other operating income	625	1,163	255	50	103	2,196

Operating income	4,683	2,791	1,678	117	192	9,461

Operating expenses	(1,887)	(1,275)	(671)	(74)	(448)	(4,355)

Profit before credit impairment and income tax	2,796	1,516	1,007	43	(256)	5,106

Credit impairment (charge)/release	(843)	(641)	(179)	(11)	-	(1,674)

Profit/(Loss) before income tax	1,953	875	828	32	(256)	3,432

Income tax expense and non-controlling interests	(586)	(253)	(233)	(9)	100	(981)

Cash profit/(loss) from continuing operations	1,367	622	595	23	(156)	2,451

September 2019 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Group $M

Net interest income	4,064	1,477	1,399	67	131	7,138

Other operating income	704	1,064	287	54	131	2,240

Operating income	4,768	2,541	1,686	121	262	9,378

Operating expenses	(1,885)	(1,282)	(650)	(73)	(432)	(4,322)

Profit before credit impairment and income tax	2,883	1,259	1,036	48	(170)	5,056

Credit impairment (charge)/release	(316)	(31)	(57)	3	1	(400)

Profit/(Loss) before income tax	2,567	1,228	979	51	(169)	4,656

Income tax expense and non-controlling interests	(772)	(380)	(275)	(11)	87	(1,351)

Cash profit/(loss) from continuing operations	1,795	848	704	40	(82)	3,305

March 2020 Half Year vs September 2019 Half Year

	Australia Retail and Commercial	Institutional	New Zealand	Pacific	TSO and Group Centre	Group

Net interest income	0%	10%	2%	0%	-32%	2%

Other operating income	-11%	9%	-11%	-7%	-21%	-2%

Operating income	-2%	10%	0%	-3%	-27%	1%

Operating expenses	0%	-1%	3%	1%	4%	1%

Profit before credit impairment and income tax	-3%	20%	-3%	-10%	51%	1%

Credit impairment (charge)/release	large	large	large	large	-100%	large

Profit/(Loss) before income tax	-24%	-29%	-15%	-37%	51%	-26%

Income tax expense and non-controlling interests	-24%	-33%	-15%	-18%	15%	-27%

Cash profit/(loss) from continuing operations	-24%	-27%	-15%	-43%	90%	-26%

DIVISIONAL RESULTS

Australia Retail and Commercial – continuing operations

Mark Hand

Divisional performance was impacted by a number of large/notable items. Refer to pages 13 to 16 and pages 51 to 52 for details.

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	4,048	4,000	4,092	1%	-1%

Other operating income	595	696	651	-15%	-9%

Operating income	4,643	4,696	4,743	-1%	-2%

Operating expenses	(2,065)	(2,161)	(1,913)	-4%	8%

Profit before credit impairment and income tax	2,578	2,535	2,830	2%	-9%

Credit impairment charge	(843)	(316)	(396)	large	large

Profit before income tax	1,735	2,219	2,434	-22%	-29%

Income tax expense and non-controlling interests	(521)	(727)	(731)	-28%	-29%

Cash profit	1,214	1,492	1,703	-19%	-29%

Balance Sheet

Net loans and advances	329,812	331,871	336,584	-1%	-2%

Other external assets	3,836	4,350	4,151	-12%	-8%

External assets	333,648	336,221	340,735	-1%	-2%

Customer deposits	212,990	208,005	203,366	2%	5%

Other external liabilities	9,478	9,610	9,665	-1%	-2%

External liabilities	222,468	217,615	213,031	2%	4%

Risk weighted assets	161,758	162,060	159,310	0%	2%

Average gross loans and advances	333,617	336,302	341,282	-1%	-2%

Average deposits and other borrowings	210,214	204,791	202,765	3%	4%

Ratios

Return on average assets	0.72%	0.88%	0.99%

Net interest margin	2.65%	2.58%	2.61%

Operating expenses to operating income	44.5%	46.0%	40.3%

Operating expenses to average assets	1.23%	1.28%	1.12%

Individually assessed credit impairment charge/(release)	318	355	350	-10%	-9%

Individually assessed credit impairment charge/(release) as a % of average GLA[1]	0.19%	0.21%	0.21%

Collectively assessed credit impairment charge/(release)	525	(39)	46	large	large

Collectively assessed credit impairment charge/(release) as a % of average GLA[1]	0.31%	(0.02% )	0.03%

Gross impaired assets	1,544	1,468	1,463	5%	6%

Gross impaired assets as a % of GLA	0.46%	0.44%	0.43%

Total full time equivalent staff (FTE)	14,061	13,903	13,660	1%	3%

1.	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

Performance March 2020 v March 2019

•	Lending volumes declined particularly in home loans due to faster principal reductions in a low rate environment and competition. This was partially offset by recovery in volumes following the launch of a number of marketing campaigns and improvements in operational processes.

•	Net interest margin increased driven by lower funding costs and home loan repricing benefits largely offset by headwinds of official cash rate decreases on low rate deposits and earnings on capital.

•	Other operating income decreased driven by the full period impact of fees removed in the prior period and lower volumes.

•	Operating expenses increased driven by higher restructuring expenses, additional charges for lease-related items, higher remediation expenses and higher investment spend. Inflation increases were offset by productivity benefits.

•	Credit impairment charges increased driven by an additional collectively assessed credit impairment charge for COVID-19 impacts.

Cash Profit March 2020 v March 2019

DIVISIONAL RESULTS

Australia Retail and Commercial – continuing operations

Mark Hand

Individually assessed credit impairment charge/(release)	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19
Retail	156	186	195	-16%	-20%

Home Loans	28	36	45	-22%	-38%

Cards and Personal Loans	122	144	147	-15%	-17%

Deposits and Payments[1]	6	6	3	0%	100%

Commercial	162	169	155	-4%	5%

Business Banking	72	73	57	-1%	26%

Small Business Banking	90	96	98	-6%	-8%

Individually assessed credit impairment charge/(release)	318	355	350	-10%	-9%

Collectively assessed credit impairment charge/(release)	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19
Retail	275	(24)	35	large	large

Home Loans	239	35	49	large	large

Cards and Personal Loans	34	(57)	(16)	large	large

Deposits and Payments[1]	2	(2)	2	large	0%

Commercial	250	(15)	11	large	large

Business Banking	137	(15)	4	large	large

Small Business Banking	113	(3)	5	large	large

Private Bank	-	3	2	-100%	-100%

Collectively assessed credit impairment charge/(release)	525	(39)	46	large	large

Net loans and advances	As at			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19
Retail	272,696	274,797	279,483	-1%	-2%

Home Loans	263,580	264,981	269,020	-1%	-2%

Cards and Personal Loans	8,370	8,958	9,574	-7%	-13%

Deposits and Payments[1]	61	69	42	-12%	45%

Advice	685	789	847	-13%	-19%

Commercial	57,116	57,074	57,101	0%	0%

Business Banking	41,759	41,275	40,805	1%	2%

Small Business Banking	13,030	13,803	14,265	-6%	-9%

Private Bank	2,327	1,996	2,031	17%	15%

Net loans and advances	329,812	331,871	336,584	-1%	-2%

Customer deposits	As at			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19
Retail	123,435	120,880	117,374	2%	5%

Home Loans[2]	28,133	27,078	26,915	4%	5%

Cards and Personal Loans	254	265	240	-4%	6%

Deposits and Payments	95,048	93,537	90,219	2%	5%

Commercial	89,555	87,125	85,992	3%	4%

Business Banking	20,630	19,731	19,797	5%	4%

Small Business Banking	43,773	41,799	40,614	5%	8%

Private Bank	25,152	25,595	25,581	-2%	-2%

Customer deposits	212,990	208,005	203,366	2%	5%

1.	Net loans and advances for the deposits and payments business represent amounts in overdraft.

2.	Customer deposit amounts for the home loans business represent balances in offset accounts.

DIVISIONAL RESULTS

Australia Retail and Commercial – continuing operations

Mark Hand

March 2020 Half Year	Retail $M	Commercial $M	Total $M

Net interest income	2,754	1,294	4,048

Other operating income	385	210	595

Operating income	3,139	1,504	4,643

Operating expenses	(1,403)	(662)	(2,065)

Profit before credit impairment and income tax	1,736	842	2,578

Credit impairment (charge)/release	(431)	(412)	(843)

Profit before income tax	1,305	430	1,735

Income tax expense and non-controlling interests	(392)	(129)	(521)

Cash profit	913	301	1,214

Individually assessed credit impairment charge/(release)	156	162	318

Collectively assessed credit impairment charge/(release)	275	250	525

Net loans and advances	272,696	57,116	329,812

Customer deposits	123,435	89,555	212,990

Risk weighted assets	108,238	53,520	161,758

March 2019 Half Year

Net interest income	2,739	1,353	4,092

Other operating income	425	226	651

Operating income	3,164	1,579	4,743

Operating expenses	(1,289)	(624)	(1,913)

Profit before credit impairment and income tax	1,875	955	2,830

Credit impairment (charge)/release	(230)	(166)	(396)

Profit before income tax	1,645	789	2,434

Income tax expense and non-controlling interests	(493)	(238)	(731)

Cash profit	1,152	551	1,703

Individually assessed credit impairment charge/(release)	195	155	350

Collectively assessed credit impairment charge/(release)	35	11	46

Net loans and advances	279,483	57,101	336,584

Customer deposits	117,374	85,992	203,366

Risk weighted assets	107,288	52,022	159,310

March 2020 Half Year vs March 2019 Half Year

Net interest income	1%	-4%	-1%

Other operating income	-9%	-7%	-9%

Operating income	-1%	-5%	-2%

Operating expenses	9%	6%	8%

Profit before credit impairment and income tax	-7%	-12%	-9%

Credit impairment (charge)/release	87%	large	large

Profit before income tax	-21%	-46%	-29%

Income tax expense and non-controlling interests	-20%	-46%	-29%

Cash profit	-21%	-45%	-29%

Individually assessed credit impairment charge/(release)	-20%	5%	-9%

Collectively assessed credit impairment charge/(release)	large	large	large

Net loans and advances	-2%	0%	-2%

Customer deposits	5%	4%	5%

Risk weighted assets	1%	3%	2%

DIVISIONAL RESULTS

Australia Retail and Commercial – continuing operations

Mark Hand

March 2020 Half Year	Retail $M	Commercial $M	Total $M

Net interest income	2,754	1,294	4,048

Other operating income	385	210	595

Operating income	3,139	1,504	4,643

Operating expenses	(1,403)	(662)	(2,065)

Profit before credit impairment and income tax	1,736	842	2,578

Credit impairment (charge)/release	(431)	(412)	(843)

Profit before income tax	1,305	430	1,735

Income tax expense and non-controlling interests	(392)	(129)	(521)

Cash profit	913	301	1,214

Individually assessed credit impairment charge/(release)	156	162	318

Collectively assessed credit impairment charge/(release)	275	250	525

Net loans and advances	272,696	57,116	329,812

Customer deposits	123,435	89,555	212,990

Risk weighted assets	108,238	53,520	161,758

September 2019 Half Year

Net interest income	2,774	1,226	4,000

Other operating income	460	236	696

Operating income	3,234	1,462	4,696

Operating expenses	(1,585)	(576)	(2,161)

Profit before credit impairment and income tax	1,649	886	2,535

Credit impairment (charge)/release	(162)	(154)	(316)

Profit before income tax	1,487	732	2,219

Income tax expense and non-controlling interests	(507)	(220)	(727)

Cash profit	980	512	1,492

Individually assessed credit impairment charge/(release)	186	169	355

Collectively assessed credit impairment charge/(release)	(24)	(15)	(39)

Net loans and advances	274,797	57,074	331,871

Customer deposits	120,880	87,125	208,005

Risk weighted assets	109,168	52,892	162,060

March 2020 Half Year vs September 2019 Half Year

Net interest income	-1%	6%	1%

Other operating income	-16%	-11%	-15%

Operating income	-3%	3%	-1%

Operating expenses	-11%	15%	-4%

Profit before credit impairment and income tax	5%	-5%	2%

Credit impairment (charge)/release	large	large	large

Profit before income tax	-12%	-41%	-22%

Income tax expense and non-controlling interests	-23%	-41%	-28%

Cash profit	-7%	-41%	-19%

Individually assessed credit impairment charge/(release)	-16%	-4%	-10%

Collectively assessed credit impairment charge/(release)	large	large	large

Net loans and advances	-1%	0%	-1%

Customer deposits	2%	3%	2%

Risk weighted assets	-1%	1%	0%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Divisional performance was impacted by a number of large/notable items. Refer to pages 13 to 16 and pages 51 to 52 for details.

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	1,624	1,501	1,579	8%	3%

Other operating income	1,167	1,066	1,126	9%	4%

Operating income	2,791	2,567	2,705	9%	3%

Operating expenses	(1,290)	(1,347)	(1,320)	-4%	-2%

Profit before credit impairment and income tax	1,501	1,220	1,385	23%	8%

Credit impairment (charge)/release	(641)	(33)	35	large	large

Profit before income tax	860	1,187	1,420	-28%	-39%

Income tax expense and non-controlling interests	(250)	(371)	(408)	-33%	-39%

Cash profit	610	816	1,012	-25%	-40%

Balance Sheet[1]

Net loans and advances	199,410	164,526	152,548	21%	31%

Other external assets	461,548	346,094	307,198	33%	50%

External assets	660,958	510,620	459,746	29%	44%

Customer deposits	258,517	217,259	205,364	19%	26%

Other deposits and borrowings	96,639	73,412	79,148	32%	22%

Deposits and other borrowings	355,156	290,671	284,512	22%	25%

Other external liabilities	229,611	157,505	119,353	46%	92%

External liabilities	584,767	448,176	403,865	30%	45%

Risk weighted assets	207,028	181,088	167,406	14%	24%

Average gross loans and advances	175,366	159,355	153,982	10%	14%

Average deposits and other borrowings	305,506	290,948	281,770	5%	8%

Ratios[1]

Return on average assets	0.23%	0.33%	0.44%

Net interest margin	0.78%	0.80%	0.85%

Net interest margin (excluding Markets)	1.81%	2.02%	2.10%

Operating expenses to operating income	46.2%	52.5%	48.8%

Operating expenses to average assets	0.48%	0.54%	0.58%

Individually assessed credit impairment charge/(release)	272	-	(12)	n/a	large

Individually assessed credit impairment charge/(release) as a % of average GLA[2]	0.31%	0.00%	(0.02% )

Collectively assessed credit impairment charge/(release)	369	33	(23)	large	large

Collectively assessed credit impairment charge/(release) as a % of average GLA[2]	0.42%	0.04%	(0.03% )

Gross impaired assets	742	265	373	large	99%

Gross impaired assets as a % of GLA	0.37%	0.16%	0.24%

Total full time equivalent staff (FTE)	5,350	5,468	6,085	-2%	-12%

1.	Balance Sheet amounts include assets and liabilities reclassified as held for sale from continuing operations.

2.	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

Performance March 2020 v March 2019

•	Lending volumes increased across all businesses. Customer deposits grew in Markets and Transaction Banking.

•	Net interest margin ex-Markets decreased mainly due to lower deposit margins as a result of lower interest rates.

•	Other operating income increased mainly due to higher Markets income.

•	Operating expenses decreased as a result of automation and simplification initiatives that resulted in lower FTE, lower discretionary spend and lower property charges.

•	Credit impairment charges increased due to an additional collectively assessed credit impairment charge for COVID-19 impacts and an increase in individually assessed credit impairment charges in Transaction Banking.

Cash Profit March 2020 v March 2019

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Institutional by Geography1

	Half Year			Movement

Australia	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	920	832	874	11%	5%

Other operating income	392	518	484	-24%	-19%

Operating income	1,312	1,350	1,358	-3%	-3%

Operating expenses	(584)	(601)	(606)	-3%	-4%

Profit before credit impairment and income tax	728	749	752	-3%	-3%

Credit impairment (charge)/release	(274)	(15)	5	large	large

Profit before income tax	454	734	757	-38%	-40%

Income tax expense and non-controlling interests	(138)	(221)	(227)	-38%	-39%

Cash profit	316	513	530	-38%	-40%

Individually assessed credit impairment charge/(release)	50	(11)	(1)	large	large

Collectively assessed credit impairment charge/(release)	224	26	(4)	large	large

Net loans and advances	115,637	97,583	84,653	19%	37%

Customer deposits	90,648	75,973	71,623	19%	27%

Risk weighted assets	103,240	93,090	84,617	11%	22%

Asia, Pacific, Europe, and America

Net interest income	536	503	546	7%	-2%

Other operating income	698	419	535	67%	30%

Operating income	1,234	922	1,081	34%	14%

Operating expenses	(615)	(624)	(633)	-1%	-3%

Profit before credit impairment and income tax	619	298	448	large	38%

Credit impairment (charge)/release	(325)	(12)	31	large	large

Profit before income tax	294	286	479	3%	-39%

Income tax expense and non-controlling interests	(81)	(103)	(129)	-21%	-37%

Cash profit	213	183	350	16%	-39%

Individually assessed credit impairment charge/(release)	215	15	(6)	large	large

Collectively assessed credit impairment charge/(release)	110	(3)	(25)	large	large

Net loans and advances	76,849	60,208	60,457	28%	27%

Customer deposits	148,602	123,468	116,080	20%	28%

Risk weighted assets	89,491	74,997	71,248	19%	26%

New Zealand

Net interest income	168	166	159	1%	6%

Other operating income	77	129	107	-40%	-28%

Operating income	245	295	266	-17%	-8%

Operating expenses	(91)	(122)	(81)	-25%	12%

Profit before credit impairment and income tax	154	173	185	-11%	-17%

Credit impairment (charge)/release	(42)	(6)	(1)	large	large

Profit before income tax	112	167	184	-33%	-39%

Income tax expense and non-controlling interests	(31)	(47)	(52)	-34%	-40%

Cash profit	81	120	132	-33%	-39%

Individually assessed credit impairment charge/(release)	7	(4)	(5)	large	large

Collectively assessed credit impairment charge/(release)	35	10	6	large	large

Net loans and advances	6,924	6,735	7,438	3%	-7%

Customer deposits	19,267	17,818	17,661	8%	9%

Risk weighted assets	14,297	13,001	11,541	10%	24%

1.	Balance Sheet amounts include assets and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Individually assessed credit impairment charge/(release)	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Transaction Banking	227	(6)	(3)	large	large

Loans & Specialised Finance	46	4	(10)	large	large

Markets	(1)	-	-	n/a	n/a

Central Functions	-	2	1	-100%	-100%

Individually assessed credit impairment charge/(release)	272	-	(12)	n/a	large

Collectively assessed credit impairment charge/(release)	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Transaction Banking	52	10	6	large	large

Loans & Specialised Finance	312	12	(22)	large	large

Markets	5	11	(6)	-55%	large

Central Functions	-	-	(1)	n/a	-100%

Collectively assessed credit impairment charge/(release)	369	33	(23)	large	large

Net loans and advances[1]	As at			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Transaction Banking	22,023	19,495	18,200	13%	21%

Loans & Specialised Finance	128,585	110,554	107,761	16%	19%

Markets	48,714	34,473	25,902	41%	88%

Central Functions	88	4	685	large	-87%

Net loans and advances	199,410	164,526	152,548	21%	31%

Customer deposits[1]	As at			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Transaction Banking	124,159	101,766	99,479	22%	25%

Loans & Specialised Finance	971	1,013	925	-4%	5%

Markets	131,277	112,471	102,411	17%	28%

Central Functions	2,110	2,009	2,549	5%	-17%

Customer deposits	258,517	217,259	205,364	19%	26%

1.	Balance Sheet amounts include assets and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

March 2020 Half Year	Transaction Banking $M	Loans & Specialised Finance $M	Markets $M	Central Functions $M	Total $M

Net interest income	456	754	400	14	1,624

Other operating income	356	31	764	16	1,167

Operating income	812	785	1,164	30	2,791

Operating expenses	(404)	(301)	(561)	(24)	(1,290)

Profit/(Loss) before credit impairment and income tax	408	484	603	6	1,501

Credit impairment (charge)/release	(279)	(358)	(4)	-	(641)

Profit/(Loss) before income tax	129	126	599	6	860

Income tax expense and non-controlling interests	(68)	(34)	(134)	(14)	(250)

Cash profit/(loss)	61	92	465	(8)	610

Individually assessed credit impairment charge/(release)	227	46	(1)	-	272

Collectively assessed credit impairment charge/(release)	52	312	5	-	369

Net loans and advances	22,023	128,585	48,714	88	199,410

Customer deposits	124,159	971	131,277	2,110	258,517

Risk weighted assets	29,036	109,823	67,691	478	207,028

March 2019 Half Year[1]

Net interest income	531	742	280	26	1,579

Other operating income	363	77	667	19	1,126

Operating income	894	819	947	45	2,705

Operating expenses	(406)	(322)	(550)	(42)	(1,320)

Profit/(Loss) before credit impairment and income tax	488	497	397	3	1,385

Credit impairment (charge)/release	(3)	32	6	-	35

Profit/(Loss) before income tax	485	529	403	3	1,420

Income tax expense and non-controlling interests	(133)	(142)	(120)	(13)	(408)

Cash profit	352	387	283	(10)	1,012

Individually assessed credit impairment charge/(release)	(3)	(10)	-	1	(12)

Collectively assessed credit impairment charge/(release)	6	(22)	(6)	(1)	(23)

Net loans and advances	18,200	107,761	25,902	685	152,548

Customer deposits	99,479	925	102,411	2,549	205,364

Risk weighted assets	25,475	93,198	47,902	831	167,406

March 2020 Half Year vs March 2019 Half Year

Net interest income	-14%	2%	43%	-46%	3%

Other operating income	-2%	-60%	15%	-16%	4%

Operating income	-9%	-4%	23%	-33%	3%

Operating expenses	0%	-7%	2%	-43%	-2%

Profit/(Loss) before credit impairment and income tax	-16%	-3%	52%	100%	8%

Credit impairment (charge)/release	large	large	large	n/a	large

Profit/(Loss) before income tax	-73%	-76%	49%	100%	-39%

Income tax expense and non-controlling interests	-49%	-76%	12%	9%	-39%

Cash profit/(loss)	-83%	-76%	64%	-18%	-40%

Individually assessed credit impairment charge/(release)	large	large	n/a	-100%	large

Collectively assessed credit impairment charge/(release)	large	large	large	-100%	large

Net loans and advances	21%	19%	88%	-87%	31%

Customer deposits	25%	5%	28%	-17%	26%

Risk weighted assets	14%	18%	41%	-42%	24%

1.	Balance Sheet amounts include assets and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

March 2020 Half Year	Transaction Banking $M	Loans & Specialised Finance $M	Markets $M	Central Functions $M	Total $M

Net interest income	456	754	400	14	1,624

Other operating income	356	31	764	16	1,167

Operating income	812	785	1,164	30	2,791

Operating expenses	(404)	(301)	(561)	(24)	(1,290)

Profit/(Loss) before credit impairment and income tax	408	484	603	6	1,501

Credit impairment (charge)/release	(279)	(358)	(4)	-	(641)

Profit/(Loss) before income tax	129	126	599	6	860

Income tax expense and non-controlling interests	(68)	(34)	(134)	(14)	(250)

Cash profit/(loss)	61	92	465	(8)	610

Individually assessed credit impairment charge/(release)	227	46	(1)	-	272

Collectively assessed credit impairment charge/(release)	52	312	5	-	369

Net loans and advances	22,023	128,585	48,714	88	199,410

Customer deposits	124,159	971	131,277	2,110	258,517

Risk weighted assets	29,036	109,823	67,691	478	207,028

September 2019 Half Year

Net interest income	524	740	211	26	1,501

Other operating income	361	72	619	14	1,066

Operating income	885	812	830	40	2,567

Operating expenses	(407)	(315)	(545)	(80)	(1,347)

Profit/(Loss) before credit impairment and income tax	478	497	285	(40)	1,220

Credit impairment (charge)/release	(4)	(16)	(11)	(2)	(33)

Profit/(Loss) before income tax	474	481	274	(42)	1,187

Income tax expense and non-controlling interests	(131)	(132)	(88)	(20)	(371)

Cash profit/(loss)	343	349	186	(62)	816

Individually assessed credit impairment charge/(release)	(6)	4	-	2	-

Collectively assessed credit impairment charge/(release)	10	12	11	-	33

Net loans and advances	19,495	110,554	34,473	4	164,526

Customer deposits	101,766	1,013	112,471	2,009	217,259

Risk weighted assets	26,120	97,361	57,373	234	181,088

March 2020 Half Year vs September 2019 Half Year

Net interest income	-13%	2%	90%	-46%	8%

Other operating income	-1%	-57%	23%	14%	9%

Operating income	-8%	-3%	40%	-25%	9%

Operating expenses	-1%	-4%	3%	-70%	-4%

Profit/(Loss) before credit impairment and income tax	-15%	-3%	large	large	23%

Credit impairment (charge)/release	large	large	-64%	-100%	large

Profit/(Loss) before income tax	-73%	-74%	large	large	-28%

Income tax expense and non-controlling interests	-48%	-74%	52%	-29%	-33%

Cash profit/(loss)	-82%	-74%	large	-87%	-25%

Individually assessed credit impairment charge/(release)	large	large	n/a	-100%	n/a

Collectively assessed credit impairment charge/(release)	large	large	-55%	n/a	large

Net loans and advances	13%	16%	41%	large	21%

Customer deposits	22%	-4%	17%	5%	19%

Risk weighted assets	11%	13%	18%	large	14%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Analysis of Markets operating income1

	Half Year			Movement

Composition of Markets operating income by business activity	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Franchise Sales[2]	513	467	465	10%	10%

Franchise Trading[3]	413	173	226	large	83%

Balance Sheet[4]	238	190	256	25%	-7%

Markets operating income	1,164	830	947	40%	23%

Includes:

Derivative valuation adjustments	24	48	(10)	-50%	large

1.	Markets operating income includes net interest income and other operating income.

2.	Franchise Sales represents direct client flow business on core products such as fixed income, foreign exchange, commodities and capital markets.

3.

Franchise Trading primarily represents management of the Group’s strategic positions and those taken as part of direct client sales flow. Franchise Trading also includes the impact of valuation adjustments made when determining the fair value of derivatives (includes credit and funding adjustments, bid-offer adjustments and associated hedges).

4.	Balance Sheet represents hedging of interest rate risk on the Group’s loan and deposit books and the management of the Group’s liquidity portfolio.

	Half Year			Movement

Composition of Markets operating income by geography	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia	325	292	312	11%	4%

Asia, Pacific, Europe & America	740	390	507	90%	46%

New Zealand	99	148	128	-33%	-23%

Markets operating income	1,164	830	947	40%	23%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Market risk

Traded market risk

Below are aggregate Value at Risk (VaR) exposures at 99% confidence level covering both physical and derivatives trading positions for the Bank’s principal trading centres.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year

	Mar 20 $M	Mar 20 $M	Mar 20 $M	Mar 20 $M	Sep 19 $M	Sep 19 $M	Sep 19 $M	Sep 19 $M

Value at Risk at 99% confidence

Foreign exchange	2.7	6.1	1.2	2.8	1.4	9.5	1.2	4.1

Interest rate	4.5	8.5	3.3	5.0	3.6	10.4	3.6	5.8

Credit	3.1	5.5	1.8	4.2	5.1	5.4	1.2	3.1

Commodities	1.4	3.4	1.3	2.2	1.6	3.9	1.4	2.2

Equity	-	-	-	-	-	-	-	-

Diversification benefit	(4.2)	n/a	n/a	(6.5)	(5.5)	n/a	n/a	(7.2)

Total VaR	7.5	10.8	5.7	7.7	6.2	13.4	5.1	8.0

Non-traded interest rate risk

Non-traded interest rate risk is managed by Markets and relates to the potential adverse impact of changes in market interest rates on future net interest income for the Group. Interest rate risk is reported using various techniques including VaR and scenario analysis based on a 1% shock.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year

	Mar 20 $M	Mar 20 $M	Mar 20 $M	Mar 20 $M	Sep 19 $M	Sep 19 $M	Sep 19 $M	Sep 19 $M

Value at Risk at 99% confidence

Australia	21.5	26.6	18.8	23.0	22.7	22.7	16.4	18.9

New Zealand	11.4	11.4	9.4	10.2	9.6	9.6	7.1	8.0

Asia, Pacific, Europe & America	21.5	23.0	17.8	20.1	17.6	17.7	12.9	16.1

Diversification benefit	(21.2)	n/a	n/a	(21.2)	(17.8)	n/a	n/a	(14.8)

Total VaR	33.2	33.2	31.5	32.1	32.1	32.1	25.2	28.2

Impact of 1% rate shock on the next 12 months’ net interest income margin

	As at

	Mar 20	Sep 19

As at period end	1.09%	1.19%

Maximum exposure	1.56%	1.19%

Minimum exposure	0.60%	0.33%

Average exposure (in absolute terms)	1.06%	0.69%

DIVISIONAL RESULTS

New Zealand - continuing operations

Antonia Watson

Divisional performance was impacted by a number of large/notable items. Refer to pages 13 to 16 and pages 51 to 52 for details (in AUD).

Table reflects NZD for New Zealand (AUD results shown on page 68)

	Half Year			Movement

	Mar 20 NZD M	Sep 19 NZD M	Mar 19 NZD M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	1,479	1,428	1,464	4%	1%

Other operating income	259	294	300	-12%	-14%

Net income from insurance business[1]	-	-	19	n/a	-100%

Operating income	1,738	1,722	1,783	1%	-3%

Operating expenses	(724)	(713)	(647)	2%	12%

Profit before credit impairment and income tax	1,014	1,009	1,136	0%	-11%

Credit impairment (charge)/release	(188)	(61)	(31)	large	large

Profit before income tax	826	948	1,105	-13%	-25%

Income tax expense and non-controlling interests	(232)	(265)	(309)	-12%	-25%

Cash profit	594	683	796	-13%	-25%

Balance Sheet

Net loans and advances	128,560	125,991	124,025	2%	4%

Other external assets	4,690	3,983	3,549	18%	32%

External assets	133,250	129,974	127,574	3%	4%

Customer deposits	93,626	90,004	89,096	4%	5%

Other deposits and borrowings	4,456	2,461	2,240	81%	99%

Deposits and other borrowings	98,082	92,465	91,336	6%	7%

Other external liabilities	28,088	25,377	23,555	11%	19%

External liabilities	126,170	117,842	114,891	7%	10%

Risk weighted assets	72,412	70,727	62,260	2%	16%

Average gross loans and advances	127,968	125,521	123,000	2%	4%

Average deposits and other borrowings	94,740	91,898	91,231	3%	4%

Net funds management income	113	109	113	4%	0%

Funds under management	32,504	34,145	31,403	-5%	4%

Average funds under management	34,472	32,726	30,389	5%	13%

Ratios

Return on average assets	0.90%	1.06%	1.26%

Net interest margin	2.31%	2.27%	2.39%

Operating expenses to operating income	41.7%	41.4%	36.3%

Operating expenses to average assets	1.10%	1.10%	1.03%

Individually assessed credit impairment charge/(release)	37	42	37	-12%	0%

Individually assessed credit impairment charge/(release) as a % of average GLA[2]	0.06%	0.07%	0.06%

Collectively assessed credit impairment charge/(release)	151	19	(6)	large	large

Collectively assessed credit impairment charge/(release) as a % of average GLA[2]	0.24%	0.03%	(0.01% )

Gross impaired assets	271	265	249	2%	9%

Gross impaired assets as a % of GLA	0.21%	0.21%	0.20%

Total full time equivalent staff (FTE)	6,103	6,121	6,003	0%	2%

1.	Relates to OnePath Life (NZ) Limited, a controlled entity, which was sold on 30 November 2018.

2.	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

Performance March 2020 v March 2019

•	Lending and customer deposit volumes grew across all portfolios while funds under management increased during the period.

•	Net interest margin decreased due to compressed deposit margins, partially offset by improved lending margins.

•	Other operating income decreased primarily due to the loss of income as the result of the One Path Life (NZ) divestment in the prior period and fee reduction impacts.

•	Operating expenses increased primarily due to investment spend on compliance projects.

•	Credit impairment charges increased due to an additional collectively assessed credit impairment charge for COVID-19 impacts.

Cash Profit March 2020 v March 2019

DIVISIONAL RESULTS

New Zealand - continuing operations

Antonia Watson

Individually assessed credit impairment charge/(release)	Half Year			Movement

	Mar 20 NZD M	Sep 19 NZD M	Mar 19 NZD M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Retail	20	23	24	-13%	-17%

Home Loans	2	1	-	-100%	-

Other	18	22	24	-18%	-25%

Commercial	17	19	13	-11%	31%

Individually assessed credit impairment charge/(release)	37	42	37	-12%	0%

Collectively assessed credit impairment charge/(release)	Half Year			Movement

	Mar 20 NZD M	Sep 19 NZD M	Mar 19 NZD M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Retail	62	(7)	5	large	large

Home Loans	50	2	4	large	large

Other	12	(9)	1	large	large

Commercial	89	26	(11)	large	large

Collectively assessed credit impairment charge/(release)	151	19	(6)	large	large

Net loans and advances	As at			Movement

	Mar 20 NZD M	Sep 19 NZD M	Mar 19 NZD M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Retail	85,001	82,527	81,108	3%	5%

Home Loans	82,253	79,475	77,851	3%	6%

Other	2,748	3,052	3,257	-10%	-16%

Commercial	43,559	43,464	42,917	0%	1%

Net loans and advances	128,560	125,991	124,025	2%	4%

Customer deposits	As at			Movement

	Mar 20 NZD M	Sep 19 NZD M	Mar 19 NZD M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Retail	76,408	73,866	71,882	3%	6%

Commercial	17,218	16,138	17,214	7%	0%

Customer deposits	93,626	90,004	89,096	4%	5%

DIVISIONAL RESULTS

New Zealand - continuing operations

Antonia Watson

March 2020 Half Year	Retail NZD M	Commercial NZD M	Central Functions NZD M	Total NZD M

Net interest income	922	549	8	1,479

Other operating income	254	5	-	259

Net income from insurance business[1]	-	-	-	-

Operating income	1,176	554	8	1,738

Operating expenses	(574)	(146)	(4)	(724)

Profit before credit impairment and income tax	602	408	4	1,014

Credit impairment (charge)/release	(82)	(106)	-	(188)

Profit before income tax	520	302	4	826

Income tax expense and non-controlling interests	(146)	(85)	(1)	(232)

Cash profit	374	217	3	594

Individually assessed credit impairment charge/(release)	20	17	-	37

Collectively assessed credit impairment charge/(release)	62	89	-	151

Net loans and advances	85,001	43,559	-	128,560

Customer deposits	76,408	17,218	-	93,626

Risk weighted assets	37,200	33,914	1,298	72,412

March 2019 Half Year

Net interest income	940	517	7	1,464

Other operating income	291	10	(1)	300

Net income from insurance business[1]	19	-	-	19

Operating income	1,250	527	6	1,783

Operating expenses	(514)	(128)	(5)	(647)

Profit before credit impairment and income tax	736	399	1	1,136

Credit impairment (charge)/release	(29)	(2)	-	(31)

Profit before income tax	707	397	1	1,105

Income tax expense and non-controlling interests	(197)	(111)	(1)	(309)

Cash profit	510	286	-	796

Individually assessed credit impairment charge/(release)	24	13	-	37

Collectively assessed credit impairment charge/(release)	5	(11)	-	(6)

Net loans and advances	81,108	42,917	-	124,025

Customer deposits	71,882	17,214	-	89,096

Risk weighted assets	29,897	31,344	1,019	62,260

March 2020 Half Year vs March 2019 Half Year

Net interest income	-2%	6%	14%	1%

Other operating income	-13%	-50%	-100%	-14%

Net income from insurance business[1]	-100%	n/a	n/a	-100%

Operating income	-6%	5%	33%	-3%

Operating expenses	12%	14%	-20%	12%

Profit before credit impairment and income tax	-18%	2%	large	-11%

Credit impairment (charge)/release	large	large	n/a	large

Profit before income tax	-26%	-24%	large	-25%

Income tax expense and non-controlling interests	-26%	-23%	0%	-25%

Cash profit	-27%	-24%	n/a	-25%

Individually assessed credit impairment charge/(release)	-17%	31%	n/a	0%

Collectively assessed credit impairment charge/(release)	large	large	n/a	large

Net loans and advances	5%	1%	n/a	4%

Customer deposits	6%	0%	n/a	5%

Risk weighted assets	24%	8%	27%	16%

1.	Relates to OnePath Life (NZ) Limited, a controlled entity, which was sold on 30 November 2018.

DIVISIONAL RESULTS

New Zealand - continuing operations

Antonia Watson

March 2020 Half Year	Retail NZD M	Commercial NZD M	Central Functions NZD M	Total NZD M
Net interest income	922	549	8	1,479

Other operating income	254	5	-	259

Operating income	1,176	554	8	1,738

Operating expenses	(574)	(146)	(4)	(724)

Profit/(Loss) before credit impairment and income tax	602	408	4	1,014

Credit impairment (charge)/release	(82)	(106)	-	(188)

Profit/(Loss) before income tax	520	302	4	826

Income tax expense and non-controlling interests	(146)	(85)	(1)	(232)

Cash profit/(Loss)	374	217	3	594

Individually assessed credit impairment charge/(release)	20	17	-	37

Collectively assessed credit impairment charge/(release)	62	89	-	151

Net loans and advances	85,001	43,559	-	128,560

Customer deposits	76,408	17,218	-	93,626

Risk weighted assets	37,200	33,914	1,298	72,412

September 2019 Half Year

Net interest income	881	540	7	1,428

Other operating income	287	7	-	294

Operating income	1,168	547	7	1,722

Operating expenses	(564)	(146)	(3)	(713)

Profit/(Loss) before credit impairment and income tax	604	401	4	1,009

Credit impairment (charge)/release	(16)	(45)	-	(61)

Profit/(Loss) before income tax	588	356	4	948

Income tax expense and non-controlling interests	(164)	(100)	(1)	(265)

Cash profit/(Loss)	424	256	3	683

Individually assessed credit impairment charge/(release)	23	19	-	42

Collectively assessed credit impairment charge/(release)	(7)	26	-	19

Net loans and advances	82,527	43,464	-	125,991

Customer deposits	73,866	16,138	-	90,004

Risk weighted assets	36,645	33,153	929	70,727

March 2020 Half Year vs September 2019 Half Year

Net interest income	5%	2%	14%	4%

Other operating income	-11%	-29%	n/a	-12%

Operating income	1%	1%	14%	1%

Operating expenses	2%	0%	33%	2%

Profit/(Loss) before credit impairment and income tax	0%	2%	0%	0%

Credit impairment (charge)/release	large	large	n/a	large

Profit/(Loss) before income tax	-12%	-15%	0%	-13%

Income tax expense and non-controlling interests	-11%	-15%	0%	-12%

Cash profit/(Loss)	-12%	-15%	0%	-13%

Individually assessed credit impairment charge/(release)	-13%	-11%	n/a	-12%

Collectively assessed credit impairment charge/(release)	large	large	n/a	large

Net loans and advances	3%	0%	n/a	2%

Customer deposits	3%	7%	n/a	4%

Risk weighted assets	2%	2%	40%	2%

DIVISIONAL RESULTS

New Zealand - continuing operations

Antonia Watson

Table reflects AUD for New Zealand

NZD results shown on page 64

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	1,410	1,351	1,385	4%	2%

Other operating income	247	278	284	-11%	-13%

Net income from insurance business[1]	-	-	18	n/a	-100%

Operating income	1,657	1,629	1,687	2%	-2%

Operating expenses	(690)	(674)	(612)	2%	13%

Profit before credit impairment and income tax	967	955	1,075	1%	-10%

Credit impairment (charge)/release	(179)	(57)	(30)	large	large

Profit before income tax	788	898	1,045	-12%	-25%

Income tax expense and non-controlling interests	(221)	(252)	(292)	-12%	-24%

Cash profit	567	646	753	-12%	-25%

Consisting of:

Retail	357	401	482	-11%	-26%

Commercial	207	242	271	-14%	-24%

Central Functions	3	3	-	0%	n/a

Cash profit	567	646	753	-12%	-25%

Balance Sheet

Net loans and advances	125,195	116,729	118,841	7%	5%

Other external assets	4,567	3,690	3,401	24%	34%

External assets	129,762	120,419	122,242	8%	6%

Customer deposits	91,175	83,387	85,372	9%	7%

Other deposits and borrowings	4,339	2,280	2,146	90%	large

Deposits and other borrowings	95,514	85,667	87,518	11%	9%

Other external liabilities	27,353	23,512	22,571	16%	21%

External liabilities	122,867	109,179	110,089	13%	12%

Risk weighted assets	70,516	65,527	59,658	8%	18%

Average gross loans and advances	122,011	118,789	116,278	3%	5%

Average deposits and other borrowings	90,329	86,970	86,244	4%	5%

Net funds management income	107	103	107	4%	0%

Funds under management	31,653	31,633	30,090	0%	5%

Average funds under management	32,868	30,970	29,119	6%	13%

Ratios

Return on average assets	0.90%	1.06%	1.26%

Net interest margin	2.31%	2.27%	2.39%

Operating expenses to operating income	41.7%	41.4%	36.3%

Operating expenses to average assets	1.10%	1.10%	1.03%

Individually assessed credit impairment charge/(release)	35	40	35	-13%	0%

Individually assessed credit impairment charge/(release) as a % of average GLA[2]	0.06%	0.07%	0.06%

Collectively assessed credit impairment charge/(release)	144	17	(5)	large	large

Collectively assessed credit impairment charge/(release) as a % of average GLA[2]	0.24%	0.03%	(0.01% )

Gross impaired assets	264	245	238	8%	11%

Gross impaired assets as a % of GLA	0.21%	0.21%	0.20%

Total full time equivalent staff (FTE)	6,103	6,121	6,003	0%	2%

1.	Relates to OnePath Life (NZ) Limited, a controlled entity, which was sold on 30 November 2018.

2.	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

DIVISIONAL RESULTS

Pacific - continuing operations

Antonia Watson

Divisional performance was impacted by a number of large/notable items. Refer to pages 13 to 16 and pages 51 to 52 for details of these items.

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	65	60	68	8%	-4%

Other operating income	50	54	50	-7%	0%

Operating income	115	114	118	1%	-3%

Operating expenses	(76)	(80)	(70)	-5%	9%

Profit/(Loss) before credit impairment and income tax	39	34	48	15%	-19%

Credit impairment (charge)/release	(11)	3	(2)	large	large

Profit/(Loss) before income tax	28	37	46	-24%	-39%

Income tax expense and non-controlling interests	(8)	(11)	(13)	-27%	-38%

Cash profit/(loss)	20	26	33	-23%	-39%

Balance Sheet

Net loans and advances	2,176	2,120	2,135	3%	2%

Customer deposits	3,845	3,546	3,474	8%	11%

Risk weighted assets	3,547	3,400	3,840	4%	-8%

Total full time equivalent staff (FTE)	1,108	1,086	1,096	2%	1%
TSO and Group Centre - continuing operations Divisional performance was impacted by a number of large/notable items. Refer to pages 13 to 16 and pages 51 to 52 for details of these items.
	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Share of associates profit	135	133	126	2%	7%

Operating income (other)[1]	(762)	144	367	large	large

Operating income	(627)	277	493	large	large

Operating expenses[2]	(484)	(444)	(450)	9%	8%

Profit/(Loss) before credit impairment and income tax	(1,111)	(167)	43	large	large

Credit impairment (charge)/release	-	1	-	-100%	n/a

Profit/(Loss) before income tax	(1,111)	(166)	43	large	large

Income tax benefit and non-controlling interests	113	92	20	23%	large

Cash profit/(loss)	(998)	(74)	63	large	large

Risk weighted assets	5,752	4,501	5,607	28%	3%

Total full time equivalent staff (FTE)	11,212	11,010	10,520	2%	7%

1.	Includes the impairment of Asian associates of $815 million in the March 2020 half. The September 2019 half included the gain on sale from divestments of $18 million (Mar 19 half: $234 million).

2.	Includes large/notable items of $36 million in the March 2020 half (Sep 19 half: $12 million; Mar 19 half: $26 million).

DIVISIONAL RESULTS

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PROFIT RECONCILIATION

PROFIT RECONCILIATION

Non-IFRS information

The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in ASIC’s Regulatory Guide 230 has been followed when presenting this information.

Adjustments between statutory profit and cash profit

Cash profit represents ANZ’s preferred measure of the result of the core business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions on pages 139 to 140 for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor. The external auditor has informed the Audit Committee that cash profit adjustments have been determined on a consistent basis across each period presented.

	Half Year			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Statutory profit attributable to shareholders of the Company from continuing operations	1,635	3,053	3,243	-46%	-50%

Adjustments between statutory profit and cash profit from continuing operations

Revaluation of policy liabilities	-	-	77	n/a	-100%

Economic hedges	(340)	(67)	185	large	large

Revenue and expense hedges	120	(79)	60	large	100%

Structured credit intermediation trades	(2)	(1)	(1)	100%	100%

Total adjustments between statutory profit and cash profit from continuing operations	(222)	(147)	321	51%	large

Cash profit from continuing operations	1,413	2,906	3,564	-51%	-60%

Statutory loss attributable to shareholders of the Company from discontinued operations	(90)	(273)	(70)	-67%	29%

Adjustments between statutory profit and cash profit from discontinued operations

Treasury shares adjustment	-	7	(18)	-100%	-100%

Revaluation of policy liabilities	-	7	38	-100%	-100%

Total adjustments between statutory profit and cash profit from discontinued operations	-	14	20	-100%	-100%

Cash loss from discontinued operations	(90)	(259)	(50)	-65%	80%

Cash profit	1,323	2,647	3,514	-50%	-62%

Explanation of adjustments between statutory profit and cash profit - continuing operations

•	Revaluation of policy liabilities – OnePath Life (NZ)

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the Income Statement. ANZ includes the impact on the remeasurement of insurance contracts attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which revert to zero over the life of insurance contracts. With the sale completion of OnePath Life (NZ) Ltd in the March 2019 half, this adjustment is no longer required.

•	Economic and revenue and expense hedges

The Group enters into economic hedges to manage its interest rate and foreign exchange risk which, in accordance with accounting standards, result in fair value gains and losses being recognised within the Income Statement. ANZ removes the fair value adjustments from cash profit since the profit or loss resulting from the hedge transactions will reverse over time to match with the profit or loss from the economically hedged item as part of cash profit. This includes gains and losses arising from approved classes of derivatives not designated in accounting hedge relationships but which are considered to be economic hedges, including hedges of larger foreign exchange denominated revenue and expense streams, primarily NZD and USD (and USD correlated), as well as ineffectiveness from designated accounting hedges.

Economic hedges comprise:

•

Funding related swaps (primarily cross currency interest rate swaps) used to convert the proceeds of foreign currency debt issuances into floating rate Australian dollar and New Zealand dollar debt. As these swaps do not qualify for hedge accounting, movements in the fair values are recorded in the Income Statement. The main drivers of these fair values are currency basis spreads and Australian dollar and New Zealand dollar fluctuations against other major funding currencies.

•

Economic hedges of select structured finance and specialised leasing transactions that do not qualify for hedge accounting. The main drivers of these fair value adjustments are movements in the Australian and New Zealand term structure of interest rates.

•	Ineffectiveness from designated accounting hedge relationships.

PROFIT RECONCILIATION

In the March 2020 half, the majority of the gain on economic hedges adjusted from cash profit relates to funding related swaps, principally from widening basis spreads on AUD/USD and NZD/USD currency pairs and from the weakening of both the AUD and NZD against USD.

The loss on revenue and expense hedges adjusted from cash profit in the March 2020 half was mainly due to the weakening of AUD against the USD and NZD.

	Half Year			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Economic hedges	(480)	(96)	260	large	large

Revenue and expense hedges	169	(111)	85	large	99%

Increase/(decrease) to cash profit before tax	(311)	(207)	345	50%	large

Increase/(decrease) to cash profit after tax	(220)	(146)	245	51%	large

•	Structured credit intermediation trades

ANZ entered into a series of structured credit intermediation trades prior to the Global Financial Crisis with eight US financial guarantors. This involved selling credit default swaps (CDSs) as protection over specific debt structures and purchasing CDS protection over the same structures. ANZ has subsequently exited its positions with six US financial guarantors and is monitoring the remaining two portfolios with a view to reducing the exposures when ANZ deems it cost effective relative to the perceived risk associated with a specific trade or counterparty.

The notional value of outstanding bought and sold CDSs at 31 March 2020 amounted to $0.4 billion (Sep 19: $0.3 billion; Mar 19: $0.3 billion). While both the bought and sold CDSs are measured at fair value through profit and loss, the associated fair value movements do not fully offset due to the impact of credit risk on the bought CDSs which is driven by market movements in credit spreads and AUD/USD and NZD/USD rates. The fair value of the CDSs (excluding CVA) is $17 million (Sep 19: $19 million; Mar 19: $20 million) with CVA on the bought protection of $0.7 million (Sep 19: $3 million; Mar 19: $4 million).

The profit and loss associated with the bought and sold protection is included as an adjustment to cash profit as it relates to a legacy business where, unless terminated early, the fair value movements are expected to reverse to zero in future periods.

•	Credit risk on impaired derivatives (nil profit after tax impact)

Derivative credit valuation adjustments on defaulted and impaired derivatives exposures are reclassified to cash credit impairment charges to reflect the manner in which the defaulted and impaired derivatives are managed.

Explanation of adjustments between statutory profit and cash profit - discontinued operations

•	Treasury shares adjustment

ANZ shares held by the Group in Wealth Australia discontinued operations are deemed to be Treasury shares for accounting purposes. Dividends and realised and unrealised gains and losses from these shares are reversed as they are not permitted to be recognised as income for statutory reporting purposes. In deriving cash profit, these earnings are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares are held to support policy liabilities which are revalued through the Income Statement. With the sale completion of the life insurance business to Zurich in the September 2019 half, there are no further ANZ shares held by the Group in Wealth Australia discontinued operations (Mar 19: 15.5 million shares).

•	Revaluation of policy liabilities - Wealth Australia discontinued operations

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the Income Statement. ANZ includes the impact on the remeasurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract. With the sale completion of the life insurance business to Zurich in the September 2019 half, this adjustment is no longer required.

•	Policyholders tax gross up (nil profit after tax impact)

For statutory reporting purposes, policyholders income tax and other related taxes paid on behalf of policyholders are included in both other operating income and the Group’s income tax expense. The gross up of $101 million income tax recoveries for the March 2020 half (Sep 19 half: nil; Mar 19 half: $19 million income tax paid) has been excluded from discontinued cash results as it does not reflect the underlying performance of the business which is assessed on a net of policyholders tax basis.

PROFIT RECONCILIATION

		Adjustments to statutory profit

	Statutory profit $M	Treasury shares adjustment $M	Revaluation of policy liabilities $M	Economic hedges $M	Revenue and expense hedges $M	Structured credit intermediation trades $M	Credit risk on impaired derivatives $M	Total adjustments to statutory profit $M	Cash profit $M

March 2020 Half Year

Net interest income	7,222	-	-	-	-	-	-	-	7,222

Net income from insurance business	47	-	-	-	-	-	-	-	47

Other	1,624	-	-	(480)	169	(3)	-	(314)	1,310

Other operating income	1,671	-	-	(480)	169	(3)	-	(314)	1,357

Operating income	8,893	-	-	(480)	169	(3)	-	(314)	8,579

Operating expenses	(4,605)	-	-	-	-	-	-	-	(4,605)

Profit before credit impairment and tax	4,288	-	-	(480)	169	(3)	-	(314)	3,974

Credit impairment charge	(1,674)	-	-	-	-	-	-	-	(1,674)

Profit before income tax	2,614	-	-	(480)	169	(3)	-	(314)	2,300

Income tax expense	(978)	-	-	140	(49)	1	-	92	(886)

Non-controlling interests	(1)	-	-	-	-	-	-	-	(1)

Profit after tax from continuing operations	1,635	-	-	(340)	120	(2)	-	(222)	1,413

Profit/(Loss) after tax from discontinued operations	(90)	-	-	-	-	-	-	-	(90)

Profit after tax	1,545	-	-	(340)	120	(2)	-	(222)	1,323

September 2019 Half Year

Net interest income	7,040	-	-	-	-	-	-	-	7,040

Net income from insurance business	49	-	-	-	-	-	-	-	49

Other	2,403	-	-	(96)	(111)	(2)	-	(209)	2,194

Other operating income	2,452	-	-	(96)	(111)	(2)	-	(209)	2,243

Operating income	9,492	-	-	(96)	(111)	(2)	-	(209)	9,283

Operating expenses	(4,706)	-	-	-	-	-	-	-	(4,706)

Profit before credit impairment and tax	4,786	-	-	(96)	(111)	(2)	-	(209)	4,577

Credit impairment charge	(402)	-	-	-	-	-	-	-	(402)

Profit before income tax	4,384	-	-	(96)	(111)	(2)	-	(209)	4,175

Income tax expense	(1,325)	-	-	29	32	1	-	62	(1,263)

Non-controlling interests	(6)	-	-	-	-	-	-	-	(6)

Profit after tax from continuing operations	3,053	-	-	(67)	(79)	(1)	-	(147)	2,906

Profit/(Loss) after tax from discontinued operations	(273)	7	7	-	-	-	-	14	(259)

Profit after tax	2,780	7	7	(67)	(79)	(1)	-	(133)	2,647

PROFIT RECONCILIATION

		Adjustments to statutory profit

	Statutory profit $M	Treasury shares adjustment $M	Revaluation of policy liabilities $M	Economic hedges $M	Revenue and expense hedges $M	Structured credit intermediation trades $M	Credit risk on impaired derivatives $M	Total adjustments to statutory profit $M	Cash profit $M

March 2019 Half Year

Net interest income	7,299	-	-	-	-	-	-	-	7,299

Net income from insurance business	77	-	(7)	-	-	-	-	(7)	70

Other	1,917	-	115	260	85	(1)	1	460	2,377

Other operating income	1,994	-	108	260	85	(1)	1	453	2,447

Operating income	9,293	-	108	260	85	(1)	1	453	9,746

Operating expenses	(4,365)	-	-	-	-	-	-	-	(4,365)

Profit before credit impairment and tax	4,928	-	108	260	85	(1)	1	453	5,381

Credit impairment charge	(392)	-	-	-	-	-	(1)	(1)	(393)

Profit before income tax	4,536	-	108	260	85	(1)	-	452	4,988

Income tax expense	(1,284)	-	(31)	(75)	(25)	-	-	(131)	(1,415)

Non-controlling interests	(9)	-	-	-	-	-	-	-	(9)

Profit after tax from continuing operations	3,243	-	77	185	60	(1)	-	321	3,564

Profit/(Loss) after tax from discontinued operations	(70)	(18)	38	-	-	-	-	20	(50)

Profit after tax	3,173	(18)	115	185	60	(1)	-	341	3,514

PROFIT RECONCILIATION

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CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - TABLE OF CONTENTS

DIRECTORS’ REPORT

The Directors present their report on the Condensed Consolidated Financial Statements for the half year ended 31 March 2020.

Directors

The names of the Directors of the Company who held office during and since the end of the half year are:

Mr DM Gonski, AC	Chairman

Mr SC Elliott	Director and Chief Executive Officer

Ms IR Atlas, AO	Director

Ms PJ Dwyer	Director

Ms SJ Halton, AO PSM	Director

Mr GR Liebelt	Director

Rt Hon Sir JP Key, GNZM AC	Director

Mr JT MacFarlane	Director

Mr P O’Sullivan	Director, appointed 4 November 2019

Result

The consolidated profit attributable to shareholders of the Company was $1,545 million, and consolidated profit attributable to shareholders of the Company from continuing operations was $1,635 million. Further details are contained in Group Results on pages 19 to 46 which forms part of this report, and in the Condensed Consolidated Financial Statements.

Review of operations

A review of the operations of the Group during the half year and the results of those operations are contained in the Group Results on pages 19 to 46 which forms part of this report.

Lead auditor’s independence declaration

The lead auditor’s independence declaration given under section 307C of the Corporations Act 2001 (as amended) is set out on page 125 which forms part of this report.

Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by ASIC Corporations Instrument 2016/191.

Significant events since balance date

With effect from 2 April 2020, the Reserve Bank of New Zealand (RBNZ) amended the conditions of registration for ANZ Bank New Zealand Limited (ANZ Bank NZ), a New Zealand subsidiary of ANZ Banking Group Limited (ANZBGL) to (among other things) prohibit ANZ Bank NZ from making distributions other than discretionary payments payable to holders of Additional Tier 1 capital instruments. These amendments were also applied to other locally incorporated banks in New Zealand to further support the stability of the New Zealand banking financial system during this period of economic uncertainty. These requirements prevent ANZ Bank NZ from redeeming its NZ$500 million Capital Notes in May 2020, although it can continue making coupon payments on those Capital Notes. As ANZ Bank NZ has announced that it will not be exercising its option to convert in May 2020, the terms of the Capital Notes provide for their conversion into a variable number of ANZBGL shares in May 2022 subject to certain conditions (refer to note 13). Conversion would result in an increase in the Group’s CET1 capital (~12 bps) at Level 2. The amendments will also prevent ANZ Bank NZ from paying dividends to ANZBGL.

Other than the matter above there have been no other significant events from 31 March 2020 to the date of signing this report that have not been adjusted or disclosed.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC Chairman	Shayne C Elliott Director

29 April 2020

CONDENSED CONSOLIDATED INCOME STATEMENT

Australia and New Zealand Banking Group Limited

		Half Year			Movement
	Note	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Interest income		13,800	15,107	15,970	-9%	-14%

Interest expense		(6,578)	(8,067)	(8,671)	-18%	-24%

Net interest income	2	7,222	7,040	7,299	3%	-1%

Other operating income	2	1,489	2,272	1,786	-34%	-17%

Net income from insurance business	2	47	49	77	-4%	-39%

Share of associates’ profit	2, 18	135	131	131	3%	3%

Operating income		8,893	9,492	9,293	-6%	-4%

Operating expenses	3	(4,605)	(4,706)	(4,365)	-2%	5%

Profit before credit impairment and income tax		4,288	4,786	4,928	-10%	-13%

Credit impairment charge	9	(1,674)	(402)	(392)	large	large

Profit before income tax		2,614	4,384	4,536	-40%	-42%

Income tax expense	4	(978)	(1,325)	(1,284)	-26%	-24%

Profit after tax from continuing operations		1,636	3,059	3,252	-47%	-50%

Profit/(Loss) after tax from discontinued operations	12	(90)	(273)	(70)	-67%	29%

Profit for the period		1,546	2,786	3,182	-45%	-51%

Comprising:

Profit attributable to shareholders of the Company		1,545	2,780	3,173	-44%	-51%

Profit attributable to non-controlling interests		1	6	9	-83%	-89%

Earnings per ordinary share (cents) including discontinued operations

Basic	6	54.6	98.3	111.7	-44%	-51%

Diluted	6	51.5	94.7	106.4	-46%	-52%

Earnings per ordinary share (cents) from continuing operations

Basic	6	57.8	107.9	114.1	-46%	-49%

Diluted	6	54.3	103.6	108.7	-48%	-50%

Dividend per ordinary share (cents)[1]	5	TBD	80	80	n/a	n/a

1.	The decision on the payment of a 2020 interim dividend has been deferred until the economic outlook is clearer and an update will be provided at the August 2020 market update.

The notes appearing on pages 84 to 120 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Australia and New Zealand Banking Group Limited

	As at			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v Sep 19	Mar 20 v Mar 19

Profit for the period from continuing operations	1,636	3,059	3,252	-47%	-50%

Other comprehensive income

Items that will not be reclassified subsequently to profit or loss

Investment securities - equity securities at FVOCI	(115)	(131)	176	-12%	large

Other reserve movements	236	56	11	large	large

Items that may be reclassified subsequently to profit or loss

Foreign currency translation reserve[1]	1,281	(137)	834	large	54%

Other reserve movements	83	392	517	-79%	-84%

Income tax attributable to the above items	(76)	(101)	(187)	-25%	-59%

Share of associates’ other comprehensive income[2]	10	13	13	-23%	-23%

Other comprehensive income after tax from continuing operations	1,419	92	1,364	large	4%

Profit/(Loss) after tax from discontinued operations	(90)	(273)	(70)	-67%	29%

Other comprehensive income after tax from discontinued operations	-	(139)	42	-100%	-100%

Total comprehensive income for the period	2,965	2,739	4,588	8%	-35%

Comprising total comprehensive income attributable to:

Shareholders of the Company	2,965	2,729	4,578	9%	-35%

Non-controlling interests	-	10	10	-100%	-100%

1.	Includes foreign currency translation differences attributable to non-controlling interests of $1 million loss (Sep 19 half: $4 million gain; Mar 19 half: $1 million gain).

2.

Share of associates’ other comprehensive income includes a FVOCI reserve gain of $7 million (Sep 19 half: $15 million gain; Mar 19 half: $5 million gain), defined benefits gain of $3 million (Sep 19 half: nil; Mar 19 half: $7 million gain), cash flow hedge reserve of nil (Sep 19 half: $2 million loss; Mar 19 half: nil) and a foreign currency translation reserve gain of nil (Sep 19 half: nil; Mar 19 half: $1 million gain) that may be reclassified subsequently to profit or loss.

The notes appearing on pages 84 to 120 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEET

Australia and New Zealand Banking Group Limited

		As At			Movement

Assets	Note	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Cash and cash equivalents[1]		143,093	81,621	93,996	75%	52%

Settlement balances owed to ANZ		6,961	3,739	4,041	86%	72%

Collateral paid		16,762	15,006	11,860	12%	41%

Trading securities		49,068	43,169	42,857	14%	14%

Derivative financial instruments		173,677	120,667	79,375	44%	large

Investment securities		85,923	83,709	78,882	3%	9%

Net loans and advances	8	656,609	615,258	609,281	7%	8%

Regulatory deposits		804	879	944	-9%	-15%

Assets held for sale	12	-	1,831	43,549	-100%	-100%

Investments in associates		2,313	2,957	2,737	-22%	-15%

Current tax assets		452	265	500	71%	-10%

Deferred tax assets[2]		1,816	1,356	1,146	34%	58%

Goodwill and other intangible assets		4,957	4,861	5,017	2%	-1%

Premises and equipment[2]		3,211	1,924	1,863	67%	72%

Other assets		4,309	3,895	4,222	11%	2%

Total assets		1,149,955	981,137	980,270	17%	17%

Liabilities

Settlement balances owed by ANZ		22,314	10,867	12,371	large	80%

Collateral received		17,463	7,929	5,726	large	large

Deposits and other borrowings	10	726,909	637,677	634,989	14%	14%

Derivative financial instruments		167,364	120,951	80,871	38%	large

Current tax liabilities		244	260	159	-6%	53%

Deferred tax liabilities		94	67	48	40%	96%

Liabilities held for sale	12	-	2,121	46,555	-100%	-100%

Payables and other liabilities[2]		10,536	7,968	7,641	32%	38%

Employee entitlements		635	588	567	8%	12%

Other provisions	11	2,773	2,224	1,680	25%	65%

Debt issuances	13	140,248	129,691	129,692	8%	8%

Total liabilities		1,088,580	920,343	920,299	18%	18%

Net assets		61,375	60,794	59,971	1%	2%

Shareholders’ equity

Ordinary share capital	16	26,440	26,490	26,048	0%	2%

Reserves	16	2,851	1,629	1,709	75%	67%

Retained earnings[2]	16	32,073	32,664	32,064	-2%	0%

Share capital and reserves attributable to shareholders of the Company		61,364	60,783	59,821	1%	3%

Non-controlling interests	16	11	11	150	0%	-93%

Total shareholders’ equity		61,375	60,794	59,971	1%	2%

[1].	Includes settlement balances owed to ANZ that meet the definition of cash and cash equivalents.

2.

On adoption of AASB 16 on 1 October 2019, the Group recognised right-of-use assets of $1.6 billion presented within Property Plant and Equipment and lease liabilities of $1.7 billion presented within Payables and other liabilities. This resulted in a reduction to opening retained earnings of $88 million and an increase in deferred tax assets of $37 million. Comparative information has not been restated. Refer to Note 1 for further details.

The notes appearing on pages 84 to 120 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

Australia and New Zealand Banking Group Limited

The Condensed Consolidated Cash Flow Statement includes discontinued operations. Please refer to Note 12 for cash flows associated with discontinued operations and cash and cash equivalents reclassified as held for sale.

	Half Year

	Mar 20 $M	Sep 19 $M	Mar 19 $M7

Profit after income tax	1,546	2,786	3,182

Adjustments to reconcile to net cash flow from operating activities:

Provision for credit impairment charge	1,674	403	391

Impairment of investment in associates	815	-	-

Depreciation and amortisation[1]	613	443	428

(Profit)/loss on sale of premises and equipment	(4)	(4)	(1)

Net derivatives/foreign exchange adjustment	1,859	3,326	1,614

(Gain)/loss on sale from divestments	11	(19)	(118)

Other non-cash movements	(99)	(295)	(61)

Net (increase)/decrease in operating assets:

Collateral paid	(904)	(2,850)	(643)

Trading securities	1,761	(1,423)	(6,518)

Loans and advances	(30,392)	(8,336)	(1,932)

Investments backing policy liabilities	-	(3,331)	(211)

Other assets	(687)	430	(884)

Net increase/(decrease) in operating liabilities:

Deposits and other borrowings	67,503	(2,050)	9,056

Settlement balances owed by ANZ	11,202	(1,520)	443

Collateral received	8,379	1,928	(924)

Life insurance contract policy liabilities	-	(110)	110

Other liabilities	(8,630)	2,421	(281)

Total adjustments	53,101	(10,987)	469

Net cash (used in)/provided by operating activities[2]	54,647	(8,201)	3,651

Cash flows from investing activities

Investment securities:

Purchases	(17,369)	(10,725)	(13,122)

Proceeds from sale or maturity	18,997	7,720	13,508

Proceeds from divestments, net of cash disposed	691	1,415	706

Proceeds from/(Repayment of) IOOF secured notes	(800)	-	800

Other assets	(33)	(112)	(396)

Net cash (used in)/provided by investing activities	1,486	(1,702)	1,496

Cash flows from financing activities

Debt issuances:[3]

Issue proceeds	11,933	8,863	17,037

Redemptions	(10,427)	(12,177)	(10,781)

Dividends paid[4]	(2,228)	(2,229)	(2,242)

On market purchase of treasury shares	(122)	-	(112)

Repayment of lease liabilities[5]	(148)	-	-

Share buy-back	-	-	(1,120)

Net cash (used in)/provided by financing activities	(992)	(5,543)	2,782

Net (decrease)/increase in cash and cash equivalents	55,141	(15,446)	7,929

Cash and cash equivalents at beginning of period	81,621	94,263	84,964

Effects of exchange rate changes on cash and cash equivalents	6,331	2,804	1,370

Cash and cash equivalents at end of period[6]	143,093	81,621	94,263

1.	Includes depreciation of right-of-use assets recognised on 1 October 2019 following the adoption of AASB 16. Comparatives have not been restated.

2.	Net cash inflows/(outflows) from operating activities includes income taxes paid of $1,480 million (Sep 19 half: $1,194 million; Mar 19 half: $1,935 million).

3.

Non-cash changes in debt issuances includes fair value hedging loss of $1,103 million (Sep 19 half: $978 million; Mar 19 half: $1,459 million) and foreign exchange losses of $8,536 million (Sep 19 half: $2,711 million; Mar 19 half: $1,104 million).

4.	Cash outflow for shares purchased to satisfy the dividend reinvestment plan are classified in Dividends paid.

5.	Relates to repayments of lease liabilities which the Group commenced recognising on 1 October 2019 following the adoption of AASB 16. Comparative information has not been restated.

6.

Includes cash and cash equivalents recognised on the face of balance sheet of $143,093 million (Sep 19 half: $81,621 million; Mar 19 half: $93,996 million) with no amounts recorded as part of assets held for sale. (Sep 19 half: nil; Mar 19 half: $267 million).

7.	Certain Mar 19 half items have been restated to reflect the impact from adoption of AASB 9.

The notes appearing on pages 84 to 120 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Australia and New Zealand Banking Group Limited

	Ordinary share capital $M	Reserves $M	Retained earnings $M	Share capital and reserves attributable to shareholders of the Company $M	Non- controlling interests $M	Total shareholders’ equity $M

As at 1 October 2018	27,205	323	31,737	59,265	140	59,405

Impact on transition to AASB 9	-	14	(624)	(610)	-	(610)

Profit or loss from continuing operations	-	-	3,243	3,243	9	3,252

Profit or loss from discontinued operations	-	-	(70)	(70)	-	(70)

Other comprehensive income for the period from continuing operations	-	1,351	12	1,363	1	1,364

Other comprehensive income for the period from discontinued operations	-	42	-	42	-	42

Total comprehensive income for the period	-	1,393	3,185	4,578	10	4,588

Transactions with equity holders in their capacity as equity holders:[1]

Dividends paid[2]	-	-	(2,254)	(2,254)	-	(2,254)

Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	12	12	-	12

Group share buy-back[3]	(1,120)	-	-	(1,120)	-	(1,120)

Other equity movements:[1]

Group employee share acquisition scheme	(37)	-	-	(37)	-	(37)

Other items	-	(21)	8	(13)	-	(13)

As at 31 March 2019	26,048	1,709	32,064	59,821	150	59,971

Profit or loss from continuing operations	-	-	3,053	3,053	6	3,059

Profit or loss from discontinued operations	-	-	(273)	(273)	-	(273)

Other comprehensive income for the period from continuing operations	-	42	46	88	4	92

Other comprehensive income for the period from discontinued operations	-	(139)	-	(139)	-	(139)

Total comprehensive income for the period	-	(97)	2,826	2,729	10	2,739

Transactions with equity holders in their capacity as equity holders:[1]

Dividends paid[2]	-	-	(2,227)	(2,227)	(2)	(2,229)

Other equity movements:[1]

Treasury shares Wealth Australia adjustment[4]	405	-	-	405	-	405

Group employee share acquisition scheme	37	-	-	37	-	37

Other items	-	17	1	18	(147)	(129)

As at 30 September 2019	26,490	1,629	32,664	60,783	11	60,794

Impact on transition to AASB 16	-	-	(88)	(88)	-	(88)

Profit or loss from continuing operations	-	-	1,635	1,635	1	1,636

Profit or loss from discontinued operations	-	-	(90)	(90)	-	(90)

Other comprehensive income for the period from continuing operations	-	1,249	171	1,420	(1)	1,419

Other comprehensive income for the period from discontinued operations	-	-	-	-	-	-

Total comprehensive income for the period	-	1,249	1,716	2,965	-	2,965

Transactions with equity holders in their capacity as equity holders:[1]

Dividends paid[2]	-	-	(2,228)	(2,228)	-	(2,228)

Other equity movements:[1]

Group employee share acquisition scheme	(50)	-	-	(50)	-	(50)

Other items	-	(27)	9	(18)	-	(18)

As at 31 March 2020	26,440	2,851	32,073	61,364	11	61,375

1.	Current and prior periods include discontinued operations.

2.

No new shares were issued under the Dividend Reinvestment Plan (DRP) for the 2019 final dividend (nil shares for the 2019 interim dividend; nil shares for the 2018 final dividend) as the shares were purchased on-market and provided directly to the shareholders participating in the DRP. On-market share purchases for the DRP in the March 2020 half were $185 million (Sep 19 half: $233 million; Mar 19 half: $199 million).

3.

The Company completed a $3.0 billion on-market share buy-back of ANZ ordinary shares purchasing $1,120 million worth of shares in the Mar 2019 half resulting in 42.0 million shares being cancelled in the March 2019 half.

4.

The successor fund transfer performed in preparation for the sale of the Group’s wealth business to Zurich and IOOF completed on 13 April 2019. As a result, the Group no longer eliminates the ANZ shares previously held in Wealth Australia discontinued operations (treasury shares).

The notes appearing on pages 84 to 120 form an integral part of the Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of preparation

These Condensed Consolidated Financial Statements:

•	have been prepared in accordance with the recognition and measurement requirements of Australian Accounting Standards (AASs);

•

should be read in conjunction with ANZ’s Annual Financial Statements for the year ended 30 September 2019 and any public announcements made by the Parent Entity and its controlled entities (the Group) for the half year ended 31 March 2020 in accordance with the continuous disclosure obligations under the Corporations Act 2001 and the ASX Listing Rules;

•	do not include all notes of the type normally included in ANZ’s Annual Financial Report;

•	are presented in Australian dollars unless otherwise stated; and

•	were approved by the Board of Directors on 29 April 2020.

i)	Statement of Compliance

These Condensed Consolidated Financial Statements have been prepared in accordance with the Corporations Act 2001 and AASB 134 which ensures compliance with IAS 34 Interim Financial Reporting.

ii)	Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by Australian Securities and Investments Commission Corporations Instrument 2016/191.

iii)	Basis of measurement

The financial information has been prepared in accordance with the historical cost basis except that the following assets and liabilities are stated at their fair value:

•	derivative financial instruments as well as, in the case of fair value hedges, the fair value adjustment on the underlying hedged exposure;

•	financial assets and liabilities held for trading;

•	financial assets and liabilities designated at fair value through profit and loss;

•	financial assets at fair value through other comprehensive income;

•	assets and liabilities held for sale (except those at carrying value as per Note 12).

In accordance with AASB 1038 Life Insurance Contracts, life insurance liabilities are measured using the Margin on Services model.

In accordance with AASB 119 Employee Benefits, defined benefit obligations are measured using the Projected Unit Credit method.

iv)	Use of estimates, assumptions and judgements

The preparation of these Condensed Consolidated Financial Statements requires the use of management judgement, estimates and assumptions that affect reported amounts and the application of accounting policies. Discussion of the critical accounting estimates and judgements, which include complex or subjective decisions or assessments are provided in the 2019 ANZ Annual Financial Report. Such estimates and judgements are reviewed on an ongoing basis.

A brief explanation of the key estimates, assumptions and judgements that have changed during the half year ended 31 March 2020 follows.

Coronavirus (COVID-19) pandemic

The ongoing COVID-19 pandemic has increased the estimation uncertainty in the preparation of these Condensed Consolidated Financial Statements. The estimation uncertainty is associated with:

•	the extent and duration of the disruption to business arising from the actions by governments, businesses and consumers to contain the spread of the virus;

•

the extent and duration of the expected economic downturn (and forecasts for key economic factors including GDP, employment and house prices). This includes the disruption to capital markets, deteriorating credit, liquidity concerns, increasing unemployment, declines in consumer discretionary spending, reductions in production because of decreased demand, and other restructuring activities; and

•	the effectiveness of government and central bank measures that have and will be put in place to support businesses and consumers through this disruption and economic downturn.

The Group has developed various accounting estimates in these Condensed Consolidated Financial Statements based on forecasts of economic conditions which reflect expectations and assumptions as at 31 March 2020 about future events that the Directors believe are reasonable in the circumstances. There is a considerable degree of judgement involved in preparing forecasts. The underlying assumptions are also subject to uncertainties which are often outside the control of the Group. Accordingly, actual economic conditions are likely to be different from those forecast since anticipated events frequently do not occur as expected, and the effect of those differences may significantly impact accounting estimates included in these financial statements.

The significant accounting estimates impacted by these forecasts and associated uncertainties are predominantly related to expected credit losses, fair value measurement, and recoverable amount assessments of non-financial assets.

The impact of the COVID-19 pandemic on each of these accounting estimates is discussed further below and/or in the relevant note to these Condensed Consolidated Financial Statements. Readers should carefully consider these disclosures in light of the inherent uncertainty described above.

Allowance for expected credit losses

The Group measures the allowance for expected credit losses (ECL) using an expected credit loss impairment model as required by AASB 9 Financial Instruments. The Group’s accounting policy for the recognition and measurement of the allowance for expected credit losses is described at Note 13 to ANZ’s Annual Financial Statements for the year ended 30 September 2019.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The table below shows the Group’s allowance for expected credit losses (refer to Note 9 and Note 14 for further information).

	As at

	Mar 20 $M	Sep 19 $M	Mar 19 $M

Collectively assessed	4,501	3,376	3,378

Individually assessed	1,093	814	891

Total[1,2]	5,594	4,190	4,269

1.

Includes allowance for expected credit losses for Net loans and advances – at amortised cost, Investment securities – debt securities at amortised cost and Off-balance sheet commitments - undrawn and contingent facilities.

2.	Includes assets and liabilities reclassified as held for sale from continuing and discontinued operations.

Individually assessed allowance for expected credit losses

In estimating individually assessed ECL for Stage 3 exposures, the Group makes judgements and assumptions in relation to expected repayments, the realisable value of collateral, the business prospects for the customer, competing claims and the likely cost and duration of the work-out process. Judgements and assumptions in respect of these matters have been updated to reflect the potential impact of COVID-19.

Collectively assessed allowance for expected credit losses

During the March 2020 half the collectively assessed allowance for expected credit losses increased by $1,125 million. This was attributable to changes in economic outlook of $1,031 million, foreign exchange of $77 million and changes in portfolio composition and risk of $17 million.

In estimating collectively assessed ECL, the Group makes judgements and assumptions in relation to:

•	the selection of an estimation technique or modelling methodology, noting that the modelling of the Group’s ECL estimates are complex; and

•	the selection of inputs for those models, and the interdependencies between those inputs.

The modelling methodology applied in estimating in ECL in these Condensed Consolidated Financial Statements is consistent with that applied in ANZ’s Annual Financial Statements for the year ended 30 September 2019.

The impact of COVID-19 on the global economy and how governments, businesses and consumers respond is uncertain. This uncertainty is reflected in the Group’s assessment of expected credit losses from its credit portfolio which are subject to a number of management judgements and estimates.

The following table summarises the key judgements and assumptions in relation to the model inputs and the interdependencies between those inputs, and highlights significant changes during the current period.

The judgements and associated assumptions have been made within the context of the impact of COVID-19, and reflect historical experience and other factors that are considered to be relevant, including expectations of future events that are believed to be reasonable under the circumstances. In relation to COVID-19, judgements and assumptions include the extent and duration of the pandemic, the impacts of actions of governments and other authorities, and the responses of businesses and consumers in different industries, along with the associated impact on the global economy. Accordingly, the Group’s ECL estimates are inherently uncertain and, as a result, actual results may differ from these estimates.

Judgement/Assumption	Description	Changes and considerations during the half year ended 31 March 2020

Determining when a significant increase in credit risk (SICR) has occurred

In the measurement of ECL, judgement is involved in setting the rules and trigger points to determine whether there has been a SICR since initial recognition of a loan, which would result in the financial asset moving from ‘stage 1’ to ‘stage 2’. This is a key area of judgement since transition from stage 1 to stage 2 increases the ECL from an allowance based on the probability of default in the next 12 months, to an allowance for lifetime expected credit losses. Subsequent decreases in credit risk resulting in transition from stage 2 to stage 1 may similarly result in significant changes in the ECL allowance. The setting of precise trigger points requires judgement which may have a material impact upon the size of the ECL allowance.

Various initiatives, such as payment holidays and deferrals have been offered to customers in this half year recognising the potential detrimental impact of COVID-19. Such offers, if accepted, are not automatically considered to indicate SICR but are used as necessary within the broader set of indicators used to assess and grade customer facilities.

Measuring both 12-month and lifetime credit losses

ECL is a function of the probability of default (PD), the loss given default (LGD) and the exposure at default (EAD) which are point-in-time measures reflecting the relevant forward looking information determined by management. Judgement is involved in determining which forward-looking information variables are relevant for particular lending portfolios and for determining the sensitivity of the parameters to movements in these forward looking variables.

The PD, EAD and LGD models are subject to the Group’s model risk policy that stipulates periodic model monitoring, periodic re-validation and defines approval procedures and authorities according to model materiality. There were no material changes to the policies during the half year ended 31 March 2020.

	In addition, judgement is required where behavioural characteristics are applied in estimating the lifetime of a facility to be used in measuring ECL.	There were no changes to behavioural lifetime estimates during the half year ended 31 March 2020.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Judgement/Assumption	Description	Changes and considerations during the half year ended 31 March 2020
Base case economic forecast	The Group derives a forward looking “base case” economic scenario which reflects ANZ’s view of the most likely future macro-economic conditions.

There have been no changes to the types of forward looking variables (key economic drivers) used as model inputs in the current half year.

As at 31 March 2020, the base case assumptions have been updated to reflect the rapidly evolving situation with respect to COVID-19. This includes an assessment of the impact of central bank (monetary policy), governments (wage subsidies), and institution specific responses (such as payment holidays). These are considered in determining the length and severity of the forecast economic downturn.

The expected outcomes of key economic drivers for the base case scenario as at 31 March 2020 and those previously used as at 30 September 2019 are described below under the heading “Forecast base case assumptions”.

Probability weighting of each scenario (base case, upside[1], downside[1] and severe downside[2] scenarios)	Probability weighting of each scenario is determined by management considering the risks and uncertainties surrounding the base case scenario.

The key consideration for probability weightings in the current period is the continuing impact of COVID-19.

In addition to the base case forecast which reflects largely the negative economic consequences of COVID-19, greater weighting has been applied to the downside and severe downside scenarios given the Group’s assessment of downside risks.

The assigned probability weightings in Australia, New Zealand and Rest of world are subject to a high degree of inherent uncertainty and therefore the actual outcomes may be significantly different to those projected. The Group considers these weightings in each geography to provide the best estimate of the possible loss outcomes and has analysed inter-relationships and correlations (over both the short and long term) within the Group’s credit portfolios in determining them.

Management temporary adjustments	Management temporary adjustments to the ECL allowance are adjustments used in circumstances where it is judged that our existing inputs, assumptions and model techniques do not capture all the risk factors relevant to our lending portfolios. Emerging local or global macroeconomic, microeconomic or political events, and natural disasters that are not incorporated into our current parameters, risk ratings, or forward-looking information are examples of such circumstances. The use of management temporary adjustments may impact the amount of ECL recognised.	Temporary adjustments have been assessed in the context of COVID-19 and the extent that associated credit loss exposures are captured within the modelled economic scenarios. While changes to temporary adjustment have been made to select industries and portfolios, there has been no material change to the overall temporary adjustments in the March 2020 half.

1.

The upside and downside scenarios are fixed by reference to average economic cycle conditions (that is, they are not based on the economic conditions prevailing at balance date) and are based on a combination of more optimistic (in the case of the upside) and pessimistic (in the case of the downside) economic conditions.

2.	The severe downside scenario is fixed by reference to average economic cycle conditions and accounts for the potentially severe downside impact of less likely extremely adverse economic conditions.

Base case economic forecast assumptions

The uncertain evolution of the COVID-19 pandemic increases the risk to the forecast resulting in an understatement or overstatement of the ECL balance due to uncertainties around:

•	The extent and duration of measures to stop or reduce the speed of the spread of COVID-19;

•	The extent and duration of the economic down turn, along with the time required for economies to recover; and

•	The effectiveness of government stimulus measures, in particular their impact on the magnitude of economic downturn and the extent and duration of the recovery.

The Group’s base case economic forecast scenarios reflects a sharp deterioration in economic conditions in the second quarter with a gradual improvement thereafter. It reflects a widespread shutdown in the 2nd quarter of calendar 2020 followed thereafter by a progressive relaxation.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The economic drivers of the base case economic forecasts at 31 March 2020 and those that were used at 30 September 2019 are set out below. These reflect ANZ’s view, at the respective reporting dates, of the most likely future macro-economic conditions.

	Base case economic forecast as at 31 March 2020	Base case economic forecast as at 30 September 2019

Australia:

• GDP

Expected contraction in GDP in the 2020 calendar year, with some recovery in 2021.

GDP is expected to contract 13% in the June 2020 quarter and to recover thereafter resulting in the 2020 calendar year GDP contracting 4.7% then growing by 4.1% in the 2021 calendar year.

Expected to improve modestly.

• Unemployment rate

Unemployment is expected to increase significantly over the June quarter, recovering gradually over the remainder of 2020 and 2021, but remaining higher than pre COVID- 19 levels.

The unemployment rate is expected to reach 13% in the June 2020 quarter before moderate recovery in the September 2020 quarter. It is expected to average 9.0% for calendar year 2020 and 7.3% for calendar year 2021.

Expected to remain essentially flat.

• Residential property values	Property prices are expected to fall progressively by 4.1% in calendar year 2020 (taking into account growth pre COVID-19) and contract a further 6.3% in calendar year 2021.	Expected to improve after a period of decline.

• Consumer price index	CPI growth is forecast to fall moderately in 2020 from 2019 levels, returning to 2019 levels in 2021. CPI growth is forecast at 1.2% for calendar year 2020 and 1.6% for calendar year 2021.	Growth expected to rise from current levels.

New Zealand

• GDP

Expected sizeable contraction in GDP in June quarter, rebounding partially over the remainder of the year. Moderate GDP growth is expected in 2021.

GDP is expected to contract by 17% in the June 2020 quarter, rebounding in the September 2020 quarter once activity resumes, resulting in the 2020 calendar year GDP contracting 6.7% then growing by 4.2% in the 2021 calendar year.

Expected to improve modestly.

• Unemployment rate	Unemployment is expected to increase significantly over the June quarter, recovering gradually over the remainder of 2020 and 2021, but remaining significantly higher than levels of 1H20. It is expected to average 7.4% for calendar year 2020 and 7.7% for calendar year 2021.	Expected to remain stable.

• Residential property values	Property prices are expected to contract by 1.9% in calendar year in 2020, followed by 6.0% growth in calendar year 2021.	Expected to achieve modest levels of growth.

• Consumer price index	CPI growth is forecast at slightly lower levels than 2019 across 2020 and 2021. CPI growth is forecast at 1.5% for calendar year 2020 and 1.5% for calendar year 2021.	Expected to rise modestly.

Rest of world

• GDP	Expected contraction in GDP in the 2020 calendar year, with modest growth in 2021. GDP is expected to contract 3.6% over the 2020 calendar year and then grow by 2.0% over the 2021 calendar year.	Growth is forecast to taper lower in the near term due to uncertainty in the global outlook.

• Consumer price index	Inflation is forecast to fall significantly in 2020 from 2019 levels, increasing in 2021. Inflation is forecast at 0.9% for calendar year 2020 and 1.7% for calendar year 2021.	Expected to remain soft.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ECL - Sensitivity analysis

The uncertainty on the impact of COVID-19 introduced significant estimation uncertainty in relation to the measurement of the Group’s allowance for expected credit losses. The rapidly evolving consequences of COVID-19 and government, business and consumer responses could result in significant adjustments to the allowance within the current and next financial years.

Given current economic uncertainties and the judgment applied to factors used in determining the expected default of borrowers in future periods, expected credit losses reported by the Group should be considered as a best estimate within a range of possible estimates.

The table below illustrates the sensitivity of ECL to key factors used in determining it:

ECL sensitivity - Weightings applied to forecast scenarios

	Total ECL $m	Impact $m

100% upside scenario	1,969	(2,533)
100% base scenario	4,319	(183)

100% downside scenario	5,293	791

100% severe downside scenario	6,472	1,970

Fair Value Measurement of Financial Instruments

The majority of valuation models the Group uses to value financial instruments employ only observable market data as inputs. This has not changed as a result of COVID-19.

For certain financial instruments, we may use data that is not readily observable in current markets where we need to exercise more management judgement to determine fair value depending on the significance of the unobservable input to the overall valuation. Generally, we derive unobservable inputs from other relevant market data and compare them to observed transaction prices where available.

The financial instruments which are subject to valuation using unobservable inputs are disclosed in the Group’s fair value hierarchy in Note 15, and are predominantly equity investment securities where quoted prices in active markets are not available. At 31 March 2020 the Group had $1,296m of assets and $67m of liabilities where the valuation was primarily derived using an unobservable input (Sep 19: $1,272m assets and $52m liabilities; Mar 19: $1,365m assets and $43m liabilities).

The Group has an investment in the Bank of Tianjin (BoT), which at 31 March 2020 has a carrying value of $1,053m (Sep 19: $1,106m; Mar 19: $1,215m). As a result of persistent illiquidity of the quoted share price, the Group determines the fair value based on a valuation model using comparable bank pricing multiples as determined by management. Judgement is required in both the selection of the model and inputs used. Although the comparator group entities operate in the same industry, the nature of their business and local economic conditions may be different from the Group’s investment. Thus where local conditions change, which impact the price-to-book ratio of the comparator group, the fair value of the asset will change proportionately. That is, if the price-to-book ratio changed by 10%, the fair value would change by 10%. As the asset is classified as fair value through other comprehensive income, changes in the fair value are reflected directly in equity.

Investments in associates

At 31 March 2020, the impairment assessment of non-lending assets identified that two of the Group’s associate investments AMMB Holdings Berhad (AmBank) and PT Bank Pan Indonesia (PT Panin) had indicators of impairment; specifically their market value (based on share price) was below their carrying value. The Group performed value in use (VIU) calculations to assess if the carrying value of the investments were impaired.

The VIU calculations are sensitive to a number of key assumptions, including discount rates, long term growth rates, future profitability and capital levels. Changes in key assumptions could have a positive or adverse impact on the recoverable amount of the investment. The key assumptions used in the VIU calculations are outlined below:

	AmBank		PT Panin

	Mar 20	Sep 19	Mar 20	Sep 19

Carrying Value ($m)	1,161	1,586	1,130	1,350

Post-tax discount rate	12.4%	10.7%	13.9%	13.3%

Terminal growth rate	4.9%	4.8%	5.3%	5.3%

Expected NPAT growth (compound annual growth rate - 5 years)	1.0%	4.1%	2.6%	6.5%

Common Equity Tier 1 ratio	11.5%	11.9% to 12.7%	12.3%	11.6%

While the underlying performance of both investments continues to be strong, the assumptions in the VIU were adjusted to reflect reasonable estimates of the impact of COVID-19 and the increased risks associated with the estimated cash flows. Accordingly in performing the VIU calculation as at 31 March 2020 expected NPAT growth estimates were reduced; higher risk weight asset growth estimates were used in the early years and a higher discount rate was used assuming that higher risk premiums would more than offset reductions in risk free rates.

As the adjusted VIU calculations did not support the carrying value of either investment as at 31 March 2020 the Group recorded an impairment charge of $815 million in the March 2020 half with AmBank impaired by $595 million and PT Panin impaired by $220 million. Both investments form part of the TSO and Group Centre operating segment.

The impact of COVID-19 on the valuation of AmBank and PT Panin is uncertain. Significant management judgment is required to determine the assumptions underpinning the VIU calculations. Changes in key assumptions could have a positive or adverse impact on the recoverable amount of the investment.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Customer remediation provision

At 31 March 2020, the Group has recognised provisions of $1,094 million (Sep 19: $1,139 million; Mar 19: $698 million) in respect of customer remediation which includes provisions for expected refunds to customers, remediation project costs and costs associated and related customer and regulatory claims, penalties and litigation outcomes.

Determining the amount of the provisions, which represent management’s best estimate of the cost of settling the identified matters, requires the exercise of significant judgement. It will often be necessary to form a view on a number of different assumptions, including the number of impacted customers, the average refund per customer, associated remediation project costs, and the implications of regulatory exposures and customer claims having regard to their specific facts and circumstances.

Consequently, the appropriateness of the underlying assumptions is reviewed on a regular basis against actual experience and other relevant evidence, including expert legal advice, and adjustments are made to the provisions where appropriate.

Other provisions

The Group holds provisions for various obligations including restructuring costs and surplus lease space, non-lending losses, fraud and forgeries and litigation related claims. These provisions involve judgements regarding the timing and outcome of future events, including estimates of expenditure required to satisfy such obligations. The appropriateness of the underlying assumptions is reviewed on a regular basis against actual experience and other relevant evidence, including expert legal advice, and adjustments are made to the provisions where appropriate.

Useful lives of software

Management judgement is used to assess the useful life of software assets. A number of factors can influence the useful lives of software assets, including changes to business strategy, significant divestments and the pace of technological change.

The Group reassess the useful lives of software assets on a semi-annual basis.

v)	Accounting policies

These Condensed Consolidated Financial Statements have been prepared on the basis of accounting policies and using methods of computation consistent with those applied in the 2019 ANZ Annual Financial Report with the exception of policies associated with new standards adopted during the period as discussed below.

Discontinued operations are separately presented from the results of the continuing operations as a single line item ‘profit/(loss) after tax from discontinued operations’ in the Condensed Consolidated Income Statement. Notes to the Condensed Consolidated Income Statement have been presented on a continuing basis. Assets and liabilities of discontinued operations have been presented as held for sale in the Condensed Consolidated Balance Sheet as at 31 March 2020.

Accounting standards adopted during the period

AASB 16 Leases (AASB 16)

AASB 16 became effective for the Group from 1 October 2019 and replaced the previous standard AASB 117 Leases (AASB 117). AASB 16 primarily impacts the Group’s property and technology leases which were previously classified as operating leases. Under AASB 117, operating leases were not recognised on balance sheet and rent payments were expensed over the lease term.

Under AASB 16, the Group recognises all leases (except for leases of low value assets and short term leases) on balance sheet under a single accounting model. Accordingly, the Group recognises its right to use an underlying leased asset over the lease term as a right-of-use (ROU) asset, and its obligation to make lease payments as a lease liability. In the income statement, the Group recognises depreciation expense on the ROU asset and interest expense on the lease liability. As a result, lease expenses will be higher in the early periods of a lease and lower in the later periods of the lease compared to the previous standard where expenses were constant over the lease term. Cumulative expenses over the life of a lease will not change.

As permitted by the standard, the Group does not recognise ROU assets and lease liabilities for leases of low value items and short term leases (less than 12 months). Instead, the lease payments associated with these leases are recognised as operating expense in the income statement on a straight-line basis over the lease term.

The Group has applied the modified retrospective transition approach whereby initial lease liabilities are recognised based on the present value of remaining lease payments as of the transition date. The initial ROU asset recognised for certain large commercial and retail leases was measured as if AASB 16 had always been applied to the leases. For all other leases, the initial ROU asset was measured as equal to the initial lease liability.

The implementation of AASB 16 requires management to make certain key judgements including the determination of lease terms, discount rates and identifying arrangements that contain a lease.

Based on the modified retrospective transition approach, the Group recognised lease liabilities of $1.7 billion presented within Payables and other liabilities and right-of-use assets of $1.6 billion presented within Property Plant and Equipment. This resulted in a reduction to opening retained earnings of $88 million and an increase in deferred tax assets of $37 million as of 1 October 2019. Comparatives have not been restated.

In addition, the Group elected to apply the following practical expedients as permitted under the modified retrospective transition approach:

a)	Impairment of ROU assets at the transition date were assessed by relying on onerous lease provisions previously recognised as of 30 September 2019 under AASB 117;

b)	Initial direct costs associated with entering leases prior to the transition date were excluded from the carrying value of ROU assets recognised at transition;

c)

No ROU assets or lease liabilities were recognised for certain leases with less than 12 months remaining as of the transition date; these leases were treated as short-term leases with all lease payments recognised in rent expense as incurred; and

d)	Hindsight was used to determine the lease term of contracts that contained options to extend the lease.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table reconciles the operating lease commitments disclosed under AASB 117 as at 30 September 2019 to the opening lease liabilities recognised under AASB 16 as at 1 October 2019.

$M

Operating Lease Commitments as of 30 September 2019	1,656

Increase in lease term for extension options	210

Exclusion of low value leases and leases of less than 12 months	(19)

Exclusion of service components	(10)

Other	(17)

Total Undiscounted Lease Payments	1,820

Effect of discounting at a weighted average incremental borrowing rate of 2.44%	(141)

Total lease liabilities under AASB 16	1,679

During the reporting period, the Group recognised the following amounts in the income statement

$M

Depreciation expense on ROU assets	203

Interest expense on lease liabilities	20

Interest expense on makegood provisions	1

Rent expense in relation to low value leases and leases of less than 12 months	11

Other Income in relation to subleases	12

The Group’s accounting policies with respect to lease arrangements where it acts as lessor have not changed under AASB 16 except where the Group subleases certain leased properties. Where the Group acts as intermediate lessor, it classifies the sublease as either a finance lease or operating lease by reference to the ROU asset of the head lease. Income from operating subleases is recognised in Other Operating Income in the Income Statement.

Interest Rate Benchmark Reform

Background

Interbank offered rates (IBORs), such as the London Interbank Offered Rate (LIBOR), play a critical role in global financial markets, serving as reference rates for derivatives, loans and securities, and as parameters in the valuation of financial instruments.

Uncertainty surrounding the integrity of IBOR rates has in recent years, led regulators, central banks and market participants to work towards a transition to alternative risk-free benchmark reference rates (RFR’s) and market-led working groups in respective jurisdictions have recommended alternative risk-free reference rates, which are gradually being adopted. Progress in the transition to these new benchmarks has resulted in significant uncertainty in the future of IBOR benchmarks beyond 1 January 2022.

Accounting amendments

In response to the uncertainty about the long-term viability of these benchmark rates, and LIBOR in particular, the International Accounting Standards Board (IASB) has established a project to consider the financial reporting implications of the reform. The transition from LIBOR is expected to have an impact on various elements of financial instrument accounting, including hedge accounting, as well as fair value methodologies and disclosures.

In October 2019, the AASB issued AASB 2019-3 Amendments to Australian Accounting Standards – Interest Rate Benchmark Reform, which amends certain existing hedge accounting requirements to provide relief from potential effects of the uncertainty caused by the interest rate benchmark reform. The Group elected to early adopt the amendments from 1 October 2019 which have not had a significant impact on the Group.

These amendments address the accounting effects of uncertainty in the period leading up to the reform arising from the Group’s ability to satisfy the existing prospective hedge effectiveness requirements of AASB 139. This uncertainty arises as it is not known when the hedged items (such as debt issuances) and associated hedging instruments (such as interest rate swaps) will be changed to reference the RFR’s, or if both the hedging item and the associated hedging instrument will move to the new rates at the same time. The Group has applied this amendment to all hedge accounted relationships (cash flow or fair value hedges) where the reform gives rise to uncertainties about the timing or amount of IBOR based cash flows of the hedged item or hedging instrument.

The IASB has commenced working on Phase 2 of its IBOR Reform project, which focuses on potential issues that might affect financial reporting once the existing rate is replaced with an alternative rate. The Group is monitoring these developments and continues to assess the expected financial impact.

Impact of IBOR reform

The Group has exposure to IBOR through its issuance of debt, the structural interest rate risk position, holdings of investment securities; products denominated in foreign currencies and associated hedging activities in our treasury and markets businesses within TSO and Group Centre and Institutional divisions respectively.

The Group has established an enterprise-wide Benchmark Transition Program to manage the transition. The program includes the assessment and actions necessary to accommodate the transition to RFR’s as they apply to internal processes and systems including pricing, risk management, documentation and hedge arrangements. The program includes management of the impact on customers.

Impact of IBOR reform on the Group’s hedging relationships

The most significant interest rate benchmarks to which the Group’s hedging relationships are exposed to are USD LIBOR, Euro Interbank Offered Rate (Euribor), Bank Bill Swap Rate (BBSW) and Bank Bill Market (BKBM).

Of these benchmarks the Group expects BBSW, BKBM and EURIBOR to exist as benchmark rates for the foreseeable future and therefore does not believe its BBSW, BKBM or EURIBOR benchmark fair value or cash flow hedges to be directly impacted by IBOR reform.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The table below details the carrying values of the Group’s exposures designated in hedge accounting relationships that will be impacted by IBOR reform, principally USD Libor. The nominal value of the associated hedging instruments are also included:

			As at 31 March 20
Hedged items			USD LIBOR exposures AUD$M

Investment securities at FVOCI			17,144

Net loans and advances			135

Debt issuances			42,935
Hedging instruments	Notional designated up to 31 December 2021 AUD$M	Notional designated beyond 31 December 2021 AUD$M	Total Notional Amount AUD $M

Fair value hedges	22,352	34,965	57,317

Cash flow hedges	-	1,212	1,212

As at 31 March, 2020 the Group also has GBP LIBOR, CHF LIBOR and JPY LIBOR exposures designated in hedge accounting relationships of $1,118 million, $1,073 million and $3,582 million respectively.

vi)	Future accounting developments

AASB 9 - General hedge accounting

AASB 9 introduces new hedge accounting requirements which more closely align accounting with risk management activities undertaken when hedging financial and non-financial risks.

AASB 9 provides the Group with an accounting policy choice to continue to apply AASB 139 Financial Instruments: Recognition and Measurement (AASB 139) hedge accounting requirements until the International Accounting Standards Board’s ongoing project on macro hedge accounting is completed. The Group currently applies the hedge accounting requirements of AASB 139.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Income

	Half Year			Movement

	Mar 20	Sep 19	Mar 19	Mar 20	Mar 20
	$M	$M	$M	v. Sep 19	v. Mar 19

Interest income	13,800	15,107	15,970	-9%	-14%

Interest expense	(6,382)	(7,882)	(8,493)	-19%	-25%

Major bank levy	(196)	(185)	(178)	6%	10%

Net interest income	7,222	7,040	7,299	3%	-1%

Other operating income

i) Fee and commission income

Lending fees[1]	303	299	303	1%	0%

Non-lending fees	1,441	1,552	1,507	-7%	-4%

Commissions	46	76	48	-39%	-4%

Funds management income	139	126	128	10%	9%

Fee and commission income	1,929	2,053	1,986	-6%	-3%

Fee and commission expense	(752)	(741)	(721)	1%	4%

Net fee and commission income	1,177	1,312	1,265	-10%	-7%

ii) Other income

Net foreign exchange earnings and other financial instruments income[2]	1,099	898	380	22%	large

Impairment of AmBank	(595)	-	-	n/a	n/a

Impairment of PT Panin	(220)	-	-	n/a	n/a

Sale of OPL NZ	-	7	82	-100%	-100%

Sale of Paymark	-	-	37	n/a	-100%

Sale of Cambodia JV	-	10	-	-100%	n/a

Sale of PNG Retail, Commercial & SME	-	1	-	-100%	n/a

Dividend income on equity securities	-	28	-	-100%	n/a

Other	28	16	22	75%	27%

Other income	312	960	521	-68%	-40%

Other operating income	1,489	2,272	1,786	-34%	-17%

iii) Net income from insurance business	47	49	77	-4%	-39%

iv) Share of associates’ profit	135	131	131	3%	3%

Operating income[3]	8,893	9,492	9,293	-6%	-4%

1.	Lending fees exclude fees treated as part of the effective yield calculation in interest income.

2.

Includes fair value movements (excluding realised and accrued interest) on derivatives not designated as accounting hedges entered into to manage interest rate and foreign exchange risk on funding instruments, ineffective portions of cash flow hedges, and fair value movements in financial assets and liabilities designated at fair value through profit and loss.

3.	Includes charges associated with customer remediation of $58 million for the March 2020 half (Sep 19 half: $148 million; Mar 19 half: $64 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Operating expenses

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

i) Personnel

Salaries and related costs	2,177	2,122	2,127	3%	2%

Superannuation costs	169	147	146	15%	16%

Other	119	126	97	-6%	23%

Personnel[1]	2,465	2,395	2,370	3%	4%

ii) Premises

Rent[2]	43	218	232	-80%	-81%

Depreciation[3]	263	86	81	large	large

Other	99	85	93	16%	6%

Premises	405	389	406	4%	0%

iii) Technology

Depreciation and amortisation[3]	341	357	337	-4%	1%

Licences and outsourced services	405	339	333	19%	22%

Other	93	74	94	26%	-1%

Technology (excluding personnel)	839	770	764	9%	10%

iv) Restructuring	105	26	51	large	large

v) Other

Advertising and public relations	89	129	97	-31%	-8%

Professional fees	293	308	229	-5%	28%

Freight, stationery, postage and communication	104	109	107	-5%	-3%

Royal Commission legal costs	-	2	13	-100%	-100%

Other	305	578	328	-47%	-7%

Other[1]	791	1,126	774	-30%	2%

Operating expenses[1]	4,605	4,706	4,365	-2%	5%

1.	Includes customer remediation expenses of $71 million for the March 2020 half (Sep 19 half: $337 million; Mar 19 half: $36 million).

2.

Following the adoption of AASB16 on 1 October 2019, with the exception of low value leases and leases of less than 12 months, expenses associated with operating leases are shown as depreciation of the right-of-use asset and interest expense associated with the lease liability (comparatives not restated).

3.	Includes depreciation and amortisation on right-of-use assets which the Group commenced recognising on the adoption of AASB 16 (comparatives not restated).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Income tax expense

Reconciliation of the prima facie income tax expense on pre-tax profit with the income tax expense recognised in the profit and loss.

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Profit before income tax from continuing operations	2,614	4,384	4,536	-40%	-42%

Prima facie income tax expense at 30%	784	1,315	1,361	-40%	-42%

Tax effect of permanent differences:

Gains or losses on sale from divestments	-	(5)	(20)	-100%	-100%

Impairment of investment in AmBank and PT Panin	245	-	-	n/a	n/a

Share of associates’ profit	(41)	(39)	(39)	5%	5%

Interest on convertible instruments	29	30	33	-3%	-12%

Overseas tax rate differential	(35)	(48)	(64)	-27%	-45%

Provision for foreign tax on dividend repatriation	14	30	9	-53%	56%

Tax provisions no longer required	-	(8)	(6)	-100%	-100%

Other	5	71	6	-93%	-17%

Subtotal	1,001	1,346	1,280	-26%	-22%

Income tax (over)/under provided in previous years	(23)	(21)	4	10%	large

Income tax expense	978	1,325	1,284	-26%	-24%

Australia	580	867	815	-33%	-29%

Overseas	398	458	469	-13%	-15%

Income tax expense	978	1,325	1,284	-26%	-24%

Effective tax rate	37.4%	30.2%	28.3%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Dividends

Dividend per ordinary share (cents)	Half Year			Movement
	Mar 20	Sep 19	Mar 19	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Interim

- fully franked[1,2,3]	TBD	N/A	80

- partially franked[1]	TBD	N/A	N/A

Final

- partially franked[3,4]	N/A	80	N/A

Total	TBD	80	80

Ordinary share dividend ($M)[5]

Interim dividend	-	2,267	-

Final dividend	2,268	-	2,295

Bonus option plan adjustment	(40)	(40)	(41)	0%	-2%

Total	2,228	2,227	2,254	0%	-1%

Ordinary share dividend payout ratio (%)[6]	TBD	81.6%	71.4%

1.	The decision on the payment of a 2020 interim dividend has been deferred until the economic outlook is clearer and an update will be provided at the August 2020 market update.

2.	Fully franked for Australian tax purposes (30% tax rate) for the 2019 interim dividend.

3.	Carries New Zealand imputation credits of NZD 9 cents for the 2019 interim and final dividend.

4.	Partially franked at 70% for Australian tax purposes (30% tax rate).

5.	Dividends paid to ordinary equity holders of the Company. Excludes dividends paid by subsidiaries of the Group to non-controlling equity holders (Sep 19 half: $1.6 million; Mar 19 half: nil).

6.

The dividend payout ratio for the March 2020 half will be determined when the decision on the 2020 interim dividend has been made. Dividend payout ratios for the September 2019 half and March 2019 half were calculated using actual dividend paid of $2,268 million and $2,267 million respectively.

With consideration to the current uncertainties in the economic outlook and the letter issued by the Australian Prudential Regulation Authority (APRA) to all Authorised Deposit Taking Institutions (ADIs) on 7 April 2020, on capital management and the ongoing Coronavirus (COVID-19) pandemic, the ANZ board has deferred the decision on the payment of a 2020 interim dividend until the economic outlook is clearer. Decisions in relation to the Dividend Reinvestment Plan and Bonus Option Plan will also be made at that time as applicable.

The Board will continue to deliberate and an update will be provided at the August 2020 market update.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	Earnings per share

	Half Year			Movement
				Mar 20	Mar 20
	Mar 20	Sep 19	Mar 19	v. Sep 19	v. Mar 19

Earnings Per Share (EPS) - Basic

Earnings Per Share (cents)	54.6	98.3	111.7	-44%	-51%

Earnings Per Share (cents) from continuing operations[1]	57.8	107.9	114.1	-46%	-49%

Earnings Per Share (cents) from discontinued operations	(3.2)	(9.6)	(2.4)	-67%	33%

Earnings Per Share (EPS) - Diluted

Earnings Per Share (cents)	51.5	94.7	106.4	-46%	-52%

Earnings Per Share (cents) from continuing operations[1]	54.3	103.6	108.7	-48%	-50%

Earnings Per Share (cents) from discontinued operations	(2.8)	(8.9)	(2.3)	-69%	22%

Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period (after eliminating ANZ shares held within the Group known as treasury shares). Diluted EPS is calculated by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares used in the basic EPS calculation for the effect of dilutive potential ordinary shares.

Reconciliation of earnings used in earnings per share calculations

Basic:

Profit for the period ($M)	1,546	2,786	3,182	-45%	-51%

Less: Profit attributable to non-controlling interests ($M)	1	6	9	-83%	-89%

Earnings used in calculating basic earnings per share ($M)	1,545	2,780	3,173	-44%	-51%

Less: Profit/(Loss) after tax from discontinued operations ($M)	(90)	(273)	(70)	-67%	29%

Earnings used in calculating basic earnings per share from continuing operations ($M)	1,635	3,053	3,243	-46%	-50%

Diluted:

Earnings used in calculating basic earnings per share ($M)	1,545	2,780	3,173	-44%	-51%

Add: Interest on convertible subordinated debt ($M)	124	131	137	-5%	-9%

Earnings used in calculating diluted earnings per share ($M)	1,669	2,911	3,310	-43%	-50%

Less: Profit/(Loss) after tax from discontinued operations ($M)	(90)	(273)	(70)	-67%	29%

Earnings used in calculating diluted earnings per share from continuing operations ($M)	1,759	3,184	3,380	-45%	-48%

Reconciliation of weighted average number of ordinary shares (WANOS) used in earnings per share calculations[1,2]

WANOS used in calculating basic earnings per share (M)	2,830.6	2,828.4	2,841.3	0%	0%

Add: Weighted average dilutive potential ordinary shares (M)

Convertible subordinated debt (M)	401.4	237.9	260.5	69%	54%

Share based payments (options, rights and deferred shares) (M)	6.6	8.3	8.4	-20%	-21%

WANOS used in calculating diluted earnings per share (M)	3,238.6	3,074.6	3,110.2	5%	4%

1.

The successor fund transfer performed in preparation for the sale of the Group’s wealth businesses to Zurich and IOOF was completed on 13 April 2019. Post this date, treasury shares held in Wealth Australia discontinued operations ceased to be eliminated in the Group’s consolidated financial statements and are included in the denominator used in calculating earnings per share. If the weighted average number of treasury shares held in Wealth Australia discontinued operations was included in the denominator used in calculating earnings per share from continuing operations in the comparative periods, basic earnings per share from continuing operations for the September 2019 half and March 2019 half would have been 107.9 cents and 113.5 cents respectively and diluted earnings per share from continuing operations for the September 2019 half and March 2019 half would have been 103.5 cents and 108.1 cents respectively.

2.	Weighted average number of ordinary shares excludes the weighted average number of treasury shares held in ANZEST and Wealth Australia discontinued operations as summarised in the table below:

	Mar 20 half (Million)	Sep 19 half (Million)	Mar 19 half (Million)

ANZEST Pty Ltd	4.9	4.6	4.9

Wealth Australia discontinued operations	-	0.9	15.6

Total treasury shares	4.9	5.5	20.5

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Segment analysis

i)	Description of segments

The Group operates on a divisional structure with five continuing divisions: Australia Retail and Commercial, New Zealand, Institutional, Pacific, and TSO and Group Centre. For further information on the composition of divisions refer to the Definitions on page 141.

The presentation of divisional results has not been impacted by methodology or structural changes during the period.

The divisions reported below are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

ii)	Operating segments

ANZ measures the performance of continuing segments on a cash profit basis. To calculate cash profit, certain non-core items are removed from statutory profit. Details of these items are included in the ‘Other items’ section of this note. Transactions between divisions across segments within ANZ are conducted on an arm’s-length basis and disclosed as part of the income and expenses of these segments.

For information on discontinued operations please refer to Note 12.

March 2020 Half Year	Australia Retail and Commercial $M	Institutional $M	New Zealand $M	Pacific $M	TSO and Group Centre $M	Other items[1] $M	Group Total $M

Net interest income	4,048	1,624	1,410	65	75	-	7,222

Net fee and commission income

- Lending fees	133	156	8	6	-	-	303

- Non-lending fees	694	406	331	18	(8)	-	1,441

- Commissions	25	-	21	-	-	-	46

- Funds management income	12	1	126	-	-	-	139

- Fee and commission expense	(322)	(178)	(248)	(4)	-	-	(752)

Net income from insurance business	47	-	-	-	-	-	47

Other income	6	782	9	30	(829)	314	312

Share of associates’ profit	-	-	-	-	135	-	135

Operating income	4,643	2,791	1,657	115	(627)	314	8,893

Profit/(Loss) after tax from continuing operations	1,214	610	567	20	(998)	222	1,635

Profit/(Loss) after tax from discontinued operations							(90)

Profit after tax attributable to shareholders							1,545

1.

In evaluating the performance of the operating segments, certain items are removed from statutory profit where they are not considered integral to the ongoing performance of the segment and are evaluated separately.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Segment analysis, cont’d

	Australia Retail and Commercial	Institutional	New Zealand	Pacific	TSO and Group Centre	Other items[1]	Group Total

September 2019 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,000	1,501	1,351	60	128	-	7,040

Net fee and commission income

- Lending fees	146	138	8	7	-	-	299

- Non-lending fees	791	412	337	22	(10)	-	1,552

- Commissions	35	-	40	-	1	-	76

- Funds management income	4	1	123	-	(2)	-	126

- Fee and commission expense	(335)	(170)	(232)	(5)	1	-	(741)

Net income from insurance business	48	-	-	-	1	-	49

Other income	9	685	2	30	25	209	960

Share of associates’ profit	(2)	-	-	-	133	-	131

Operating income	4,696	2,567	1,629	114	277	209	9,492

Profit/(Loss) after tax from continuing operations	1,492	816	646	26	(74)	147	3,053

Profit/(Loss) after tax from discontinued operations							(273)

Profit after tax attributable to shareholders							2,780

March 2019 Half Year

Net interest income	4,092	1,579	1,385	68	175	-	7,299

Net fee and commission income

- Lending fees	144	144	8	7	-	-	303

- Non-lending fees	708	435	354	20	(10)	-	1,507

- Commissions	40	-	21	-	(13)	-	48

- Funds management income	10	1	120	-	(3)	-	128

- Fee and commission expense	(322)	(168)	(227)	(4)	-	-	(721)

Net income from insurance business	52	-	18	-	-	7	77

Other income	18	714	4	27	218	(460)	521

Share of associates’ profit	1	-	4	-	126	-	131

Operating income	4,743	2,705	1,687	118	493	(453)	9,293

Profit/(Loss) after tax from continuing operations	1,703	1,012	753	33	63	(321)	3,243

Profit/(Loss) after tax from discontinued operations							(70)

Profit after tax attributable to shareholders							3,173
1.

In evaluating the performance of the operating segments, certain items are removed from statutory profit where they are not considered integral to the ongoing performance of the segment and are evaluated separately.

iii) Other items

The table below sets out the profit after tax impact of other items which are removed from statutory profit to reflect the cash profit of each segment.

		Half Year			Movement
Item gains/(losses)	Related segment	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Revaluation of policy liabilities	New Zealand	-	-	(77)	n/a	-100%

Economic hedges	Institutional, New Zealand, TSO and Group Centre	340	67	(185)	large	large

Revenue and expense hedges	TSO and Group Centre	(120)	79	(60)	large	100%

Structured credit intermediation trades	Institutional	2	1	1	100%	100%

Total from continuing operations		222	147	(321)	51%	large

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Net loans and advances

	As at			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia

Overdrafts	4,997	5,867	5,832	-15%	-14%

Credit cards outstanding	7,383	7,781	8,168	-5%	-10%

Commercial bills outstanding	6,414	6,159	6,441	4%	0%

Term loans - housing	263,596	264,786	268,766	0%	-2%

Term loans - non-housing	164,346	145,538	132,733	13%	24%

Lease receivables	1,066	929	966	15%	10%

Hire purchase contracts	452	535	561	-16%	-19%

Total Australia	448,254	431,595	423,467	4%	6%

Asia, Pacific, Europe & America

Overdrafts	476	541	611	-12%	-22%

Credit cards outstanding	7	7	12	0%	-42%

Term loans - housing	531	504	770	5%	-31%

Term loans - non-housing[1]	78,803	61,491	61,405	28%	28%

Lease receivables[1]	29	274	305	-89%	-90%

Other	28	19	13	47%	large

Total Asia, Pacific, Europe & America	79,874	62,836	63,116	27%	27%

New Zealand

Overdrafts	795	859	1,040	-7%	-24%

Credit cards outstanding	1,389	1,453	1,552	-4%	-11%

Term loans - housing	85,301	78,518	79,410	9%	7%

Term loans - non-housing	43,373	41,308	42,930	5%	1%

Lease receivables	138	146	162	-5%	-15%

Hire purchase contracts	1,657	1,580	1,592	5%	4%

Total New Zealand	132,653	123,864	126,686	7%	5%

Sub-total	660,781	618,295	613,269	7%	8%

Unearned income	(368)	(398)	(446)	-8%	-17%

Capitalised brokerage/mortgage origination fees[2]	865	870	947	-1%	-9%

Gross loans and advances (including assets reclassified as held for sale)	661,278	618,767	613,770	7%	8%

Allowance for expected credit losses (refer to Note 9)	(4,669)	(3,509)	(3,601)	33%	30%

Net loans and advances (including assets reclassified as held for sale)	656,609	615,258	610,169	7%	8%

Net loans and advances held for sale (refer to Note 12)	-	-	(888)	n/a	-100%

Net loans and advances	656,609	615,258	609,281	7%	8%

1.	During the March 2020 half, the Group reclassified certain arrangements from Lease receivables to Term loans – non-housing. Comparatives were not restated.
2.	Capitalised brokerage/mortgage origination fees are amortised over the expected life of the loan.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Allowance for expected credit losses

The following tables present the movement in the allowance for ECL (including allowance for ECL on financial assets held for sale) for the March 2020, September 2019 and March 2019 half year’s.

Net loans and advances - at amortised cost

Allowance for ECL is included in Net loans and advances.

			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

As at 1 October 2018	920	1,391	359	894	3,564

Transfer between stages	133	(228)	(53)	148	-

New and increased provisions (net of releases)	(124)	244	74	475	669

Write-backs	-	-	-	(152)	(152)

Bad debts written off (excluding recoveries)	-	-	-	(498)	(498)

Foreign currency translation and other movements	11	8	1	(2)	18

As at 31 March 2019	940	1,415	381	865	3,601

Transfer between stages	160	(253)	(87)	180	-

New and increased provisions (net of releases)	(172)	221	122	569	740

Write-backs	-	-	-	(230)	(230)

Bad debts written off (excluding recoveries)	-	-	-	(578)	(578)

Foreign currency translation and other movements	(1)	(5)	(3)	(15)	(24)

As at 30 September 2019	927	1,378	413	791	3,509

Transfer between stages	204	(270)	(95)	161	-

New and increased provisions (net of releases)	30	840	132	718	1,720

Write-backs	-	-	-	(164)	(164)

Bad debts written off (excluding recoveries)	-	-	-	(469)	(469)

Foreign currency translation and other movements	30	20	5	18	73

As at 31 March 2020	1,191	1,968	455	1,055	4,669

Investment securities - debt securities at amortised cost

Allowance for ECL is included in Investment securities.

			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

As at 1 October 2018	9	2	-	-	11

Transfer between stages	-	-	-	-	-

New and increased provisions (net of releases)	2	(1)	-	-	1

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	-	-	-	-	-

As at 31 March 2019	11	1	-	-	12

Transfer between stages	-	-	-	-	-

New and increased provisions (net of releases)	-	-	-	-	-

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	1	-	-	-	1

As at 30 September 2019	12	1	-	-	13

Transfer between stages	-	-	-	-	-

New and increased provisions (net of releases)	1	-	-	-	1

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	1	-	-	-	1

As at 31 March 2020	14	1	-	-	15

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Allowance for expected credit losses, cont’d

Investment securities - debt securities at FVOCI

For FVOCI assets, the allowance for ECL does not alter the carrying amount which remains at fair value. Instead, the allowance for ECL is recognised in Other Comprehensive Income (OCI) with a corresponding charge to profit or loss.

			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

As at 1 October 2018	14	-	-	-	14

Transfer between stages	-	-	-	-	-

New and increased provisions (net of releases)	(3)	-	-	-	(3)

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	-	-	-	-	-

As at 31 March 2019	11	-	-	-	11

Transfer between stages	-	-	-	-	-

New and increased provisions (net of releases)	1	-	-	-	1

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	(4)	-	-	-	(4)

As at 30 September 2019	8	-	-	-	8

Transfer between stages	-	-	-	-	-

New and increased provisions (net of releases)	1	-	-	-	1

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	-	-	-	-	-

As at 31 March 2020	9	-	-	-	9

Off-balance sheet commitments - undrawn and contingent facilities Allowance for ECL is included in Provisions.
			Stage 3

	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

As at 1 October 2018	474	166	15	26	681

Transfer between stages	19	(19)	-	-	-

New and increased provisions (net of releases)	(34)	3	(1)	1	(31)

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	5	2	-	(1)	6

As at 31 March 2019	464	152	14	26	656

Transfer between stages	18	(20)	1	1	-

New and increased provisions (net of releases)	(12)	19	6	-	13

Write-backs	-	-	-	(3)	(3)

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	3	-	-	(1)	2

As at 30 September 2019	473	151	21	23	668

Transfer between stages	20	(24)	(2)	6	-

New and increased provisions (net of releases)	98	115	(2)	15	226

Write-backs	-	-	-	(6)	(6)

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	19	2	1	-	22

As at 31 March 2020	610	244	18	38	910

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Allowance for expected credit losses, cont’d

Credit impairment charge/(release) analysis

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

New and increased provisions (net of releases)[1]

- Collectively assessed	1,048	4	12	large	large

- Individually assessed	900	750	624	20%	44%

Write-backs	(170)	(233)	(152)	-27%	12%

Recoveries of amounts previously written off	(104)	(119)	(93)	-13%	12%

Total credit impairment charge	1,674	402	391	large	large

Less: credit impairment charge/(release) from discontinued operations	-	-	(1)	n/a	-100%

Total credit impairment charge from continuing operations	1,674	402	392	large	large

1.	Includes the impact of transfers between collectively assessed and individually assessed.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Deposits and other borrowings

	As at			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Australia

Certificates of deposit	34,733	32,953	39,481	5%	-12%

Term deposits	69,056	74,560	77,714	-7%	-11%

On demand and short term deposits	220,135	196,261	180,863	12%	22%

Deposits not bearing interest	14,410	12,765	12,202	13%	18%

Deposits from banks and securities sold under repurchase agreements	52,942	43,447	49,964	22%	6%

Commercial paper	17,435	9,413	12,530	85%	39%

Total Australia	408,711	369,399	372,754	11%	10%

Asia, Pacific, Europe & America

Certificates of deposit	1,494	2,318	3,215	-36%	-54%

Term deposits	121,141	101,586	94,396	19%	28%

On demand and short term deposits	24,211	20,787	19,930	16%	21%

Deposits not bearing interest	7,101	4,648	5,234	53%	36%

Deposits from banks and securities sold under repurchase agreements	46,397	33,891	34,705	37%	34%

Total Asia, Pacific, Europe & America	200,344	163,230	157,480	23%	27%

New Zealand

Certificates of deposit	1,651	1,375	874	20%	89%

Term deposits	50,414	50,941	50,890	-1%	-1%

On demand and short term deposits	45,978	39,216	41,011	17%	12%

Deposits not bearing interest	14,050	10,929	10,383	29%	35%

Deposits from banks and securities sold under repurchase agreements	1,422	188	245	large	large

Commercial paper and other borrowings	4,339	2,399	2,896	81%	50%

Total New Zealand	117,854	105,048	106,299	12%	11%

Total deposits and other borrowings (including liabilities reclassified as held for sale)	726,909	637,677	636,533	14%	14%

Deposits and other borrowings held for sale (refer to Note 12)	-	-	(1,544)	n/a	-100%

Total deposits and other borrowings	726,909	637,677	634,989	14%	14%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Other provisions

	As at			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

ECL allowance on undrawn facilities	910	668	656	36%	39%

Customer remediation	1,094	1,139	698	-4%	57%

Restructuring costs	128	64	114	100%	12%

Non-lending losses, frauds and forgeries	82	94	101	-13%	-19%

Other	559	350	174	60%	large

Total other provisions (including liabilities reclassified as held for sale)	2,773	2,315	1,743	20%	59%

Less: Other provisions reclassified as held for sale	-	(91)	(63)	-100%	-100%

Total other provisions	2,773	2,224	1,680	25%	65%

Customer remediation

Customer remediation includes provisions for expected refunds to customers, remediation project costs and related customer and regulatory claims, penalties and litigation outcomes.

Restructuring costs

Provisions for restructuring costs arise from activities related to material changes in the scope of business undertaken by the Group or the manner in which that business is undertaken and include employee termination benefits. Costs relating to on-going activities are not provided for and are expensed as incurred.

Non-lending losses, frauds and forgeries

Non-lending losses include losses arising from certain legal actions not directly related to amounts of principal outstanding for loans and advances and losses arising from forgeries, frauds and the correction of operational issues. The amounts recognised are the best estimate of the consideration required to settle the present obligation at the reporting date, taking into account the risks and uncertainties that surround the events and circumstances that affect the provision.

Other

Other provisions comprise various other provisions including workers compensation, make-good provisions associated with leased premises, warranties and indemnities provided in connection with various disposals of businesses and assets, and contingent liabilities recognised as part of a business combination.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Discontinued operations and assets and liabilities held for sale

i)	Discontinued operations

In October 2017, the Group announced it had agreed to sell its OnePath pensions and investments (OnePath P&I) business and Aligned Dealer Groups (ADGs) businesses to IOOF. The sale of the ADG business completed on 1 October 2018 and the sale of OnePath P&I business was completed on 31 January 2020.

In December 2017, the Group announced that it had agreed to the sale of its life insurance business to Zurich Financial Services Australia (Zurich) and the transaction was completed on 31 May 2019.

As a result of the sale transactions outlined above, the financial results of the businesses being divested and associated Group reclassification and consolidation impacts are treated as discontinued operations from a reporting perspective.

Details of the financial performance and cash flows of discontinued operations are shown below.

Income Statement

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	(5)	(19)	(57)	-74%	-91%

Other operating income	(109)	46	199	large	large

Operating income	(114)	27	142	large	large

Operating expenses	(120)	(228)	(221)	-47%	-46%

Profit/(Loss) before credit impairment and income tax	(234)	(201)	(79)	16%	large

Credit impairment (charge)/release	-	-	1	n/a	-100%

Profit/(Loss) before income tax	(234)	(201)	(78)	16%	large

Income tax (expense)/benefit	144	(72)	8	large	large

Profit/(Loss) for the period attributable to shareholders of the Company[1]	(90)	(273)	(70)	-67%	29%

1.	Includes the results of the OnePathP&I business up to sale completion in January 2020 and the life insurance business up to the sale completion in May 2019.

Income Statement impact relating to discontinued operations

During the March 2020 half, the Group recognised the following impacts in relation to discontinued operations:

•	$16 million loss on disposal ($11 million loss after tax) recorded in operating income attributable to sale completion costs.

•	$124 million of customer remediation charges ($128 million recorded in operating income and -$4 million recorded in operating expenses) and an associated $30 million tax benefit.

•

$101 million charge was recorded in operating income offset by a $101 million tax benefit within income tax expense relating to the finalisation of the policyholder tax position associated with the sale of the life insurance business to Zurich.

During the September 2019 half, the Group recognised the following impacts in relation to discontinued operations:

•

$1 million net loss from sale related adjustments and write-downs, partially offset by the recycling of gains previously deferred in equity reserves on sale completion recorded in operating income, and a $64 million income tax expense.

•	$166 million of customer remediation charges ($106 million recorded in operating income and $60 million recorded in operating expenses) and an associated $12 million tax benefit.

During the March 2019 half, the Group recognised the following impacts in relation to discontinued operations:

•	$75 million of customer remediation charges ($55 million recorded in operating income and $20 million recorded in operating expenses) and an associated $22 million tax benefit.

Cash Flow Statement

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net cash provided by/(used in) operating activities	(25)	37	(589)	large	-96%

Net cash provided by/(used in) investing activities	-	34	803	-100%	-100%

Net cash provided by/(used in) financing activities	25	(71)	(219)	large	large

Net increase/(decrease) in cash and cash equivalents	-	-	(5)	n/a	-100%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Discontinued operations and assets and liabilities held for sale, cont’d

ii)	Assets and liabilities held for sale

At 31 March 2020, there were no assets and liabilities held for sale.

In the prior periods assets and liabilities held for sale included the assets and liabilities associated with the Group’s discontinued operations as well as the assets and liabilities of other assets or disposal groups, subject to sale, which do not meet the criteria to classify as a discontinued operation under the accounting standards. The assets and liabilities held for sale were re-measured at the lower of their carrying amount and fair value less costs to sell, except for assets such as deferred tax assets, financial assets and contractual rights under insurance contracts, which are specifically exempt from this requirement and continue to be recognised at their carrying value upon reclassification to held for sale.

Assets and liabilities held for sale1

	As at 30 September 2019		As at 31 March 2019

	Discontinued operations $M	Total $M	Discontinued operations $M	Cambodia JV $M	PNG Retail, Commercial & SME $M	Total $M

Cash and cash equivalents	-	-	-	267	-	267

Trading securities[2]	919	919	-	-	-	-

Derivative financial instruments	-	-	-	1	-	1

Investment securities	-	-	1,167	-	-	1,167

Net loans and advances	-	-	43	700	145	888

Regulatory deposits	-	-	-	145	-	145

Deferred tax assets	16	16	97	2	-	99

Goodwill and other intangible assets	394	394	1,138	-	-	1,138

Investments backing policy liabilities[2]	-	-	39,191	-	-	39,191

Premises and equipment	1	1	2	5	6	13

Other assets	501	501	590	50	-	640

Total assets held for sale	1,831	1,831	42,228	1,170	151	43,549

Deposits and other borrowings	-	-	-	1,064	480	1,544

Current tax liabilities	3	3	(192)	4	-	(188)

Deferred tax liabilities	105	105	338	1	-	339

Policy liabilities	-	-	38,787	-	-	38,787

External unit holder liabilities	-	-	4,590	-	-	4,590

Payables and other liabilities	1,914	1,914	1,349	53	-	1,402

Provisions[3]	99	99	35	42	4	81

Total liabilities held for sale	2,121	2,121	44,907	1,164	484	46,555

[1].	Amounts are shown net of intercompany balances.

[2].

The successor fund transfer performed in preparation for the sale of the Group’s wealth business to Zurich and IOOF completed on 13 April 2019. As a result, OnePath P&I assets previously held as Investments backing policy liabilities were shown as Trading securities at 30 September 2019.

[3].	Includes employee entitlements of $8 million at September 2019, $18 million at March 2019 and other provisions of $91 million at September 2019, $63 million at March 2019.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Discontinued operations and assets and liabilities held for sale, cont’d

Other strategic divestments not classified as discontinued operations but have been presented as held for sale at 31 March 2019 include:

•	ANZ Royal Bank (Cambodia) Ltd (Cambodia JV) – Institutional division

In May 2018, the Group announced it had reached an agreement to sell its 55% stake in Cambodia JV ANZ Royal Bank to J Trust, a Japanese diversified financial holding company listed on the Tokyo Stock Exchange. The transaction was completed on 19 August 2019.

•	Papua New Guinea Retail, Commercial and Small-Medium Sized Enterprise businesses (PNG Retail, Commercial & SME) – Institutional division

In June 2018, the Group announced it had entered into an agreement to sell its Retail, Commercial and Small-Medium Sized Enterprise (SME) banking businesses in Papua New Guinea to Kina Bank. The transaction was completed on 23 September 2019.

Income Statement impact relating to assets and liabilities held for sale in continuing operations

During the September 2019 half, the Group recognised the following impacts in relation to assets and liabilities held for sale:

•

$10 million gain after tax relating to the sale of Cambodia JV, comprising a $30 million release from the foreign currency translation reserve, a $17 million dividend withholding tax associated with the sale completion and $3 million of asset write-offs.

•	$7 million provision release relating to the sale completion of OPL NZ.

•	$1 million gain after tax relating to the sale of PNG Retail, Commercial and SME, net of costs associated with the sale.

During the March 2019 half, the Group recognised the following impacts in relation to assets and liabilities held for sale:

•

$69 million gain after tax relating to the sale of the OPL NZ business, comprising a $56 million gain on sale, a $26 million release from the foreign currency translation reserve and a $13 million income tax expense.

•	$37 million gain after tax relating to the sale of the Paymark.

The impacts on continuing operations are shown in the relevant Income Statement categories.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Debt issuances

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Total unsubordinated debt	119,136	113,105	113,424	5%	5%

Additional Tier 1 Capital (perpetual subordinated securities)[1]

ANZ Capital Notes (ANZ CN)[2]

ANZ CN1	1,119	1,118	1,118	0%	0%

ANZ CN2	1,607	1,607	1,606	0%	0%

ANZ CN3	966	966	965	0%	0%

ANZ CN4	1,613	1,612	1,611	0%	0%

ANZ CN5	926	925	925	0%	0%

ANZ Capital Securities[3]	1,712	1,481	1,336	16%	28%

ANZ NZ Capital Notes[4]	487	462	478	5%	2%

Tier 2 Capital

Perpetual subordinated notes[5]	485	444	423	9%	15%

Term subordinated notes[6]	12,197	7,971	7,806	53%	56%

Total subordinated debt	21,112	16,586	16,268	27%	30%

Total debt issuances	140,248	129,691	129,692	8%	8%

[1].	ANZ Capital Notes, ANZ Capital Securities and the ANZ NZ Capital Notes are Basel 3 compliant instruments.

[2].

Each of the ANZ Capital Notes will convert into a variable number of ANZ ordinary shares on a specified mandatory conversion date at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, the notes are redeemable or convertible to ANZ ordinary shares (on similar terms to mandatory conversion) by ANZ at its discretion on an early redemption or conversion date.

	Issuer	Issue date	Issue Amount $M	Early redemption or conversion date	Mandatory conversion date

CN1	ANZ	7 Aug 2013	1,120	1 Sep 2021	1 Sep 2023

CN2	ANZ	31 Mar 2014	1,610	24 Mar 2022	24 Mar 2024

CN3	ANZ, acting through its New Zealand branch	5 Mar 2015	970	24 Mar 2023	24 Mar 2025

CN4	ANZ	27 Sep 2016	1,622	20 Mar 2024	20 Mar 2026

CN5	ANZ	28 Sep 2017	931	20 Mar 2025	20 Mar 2027

3.

On 15 June 2016, ANZ acting through its London branch issued fully-paid perpetual subordinated contingent convertible securities (ANZ Capital Securities). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the securities will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on the First Reset Date (15 June 2026) and each 5 year anniversary, ANZ has the right to redeem all of the securities at its discretion.

4.

On 31 March 2015, ANZ Bank New Zealand Limited (ANZ Bank NZ) issued convertible notes (ANZ NZ Capital Notes) which will convert into ANZ ordinary shares on 25 May 2022 at a 1% discount (subject to certain conditions being satisfied). If ANZ or ANZ Bank NZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, ANZ receives a notice of non-viability from APRA, ANZ Bank NZ receives a direction from RBNZ or a statutory manager is appointed to ANZ Bank NZ and makes a determination, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. In April 2020, ANZ Bank NZ announced that the notes will not be redeemed or converted on the optional exchange date (25 May 2020).

5.	The USD 300 million perpetual subordinated notes have been granted Basel 3 transitional capital treatment until the end of the transition period in December 2021.

6.

All the term subordinated notes are convertible and are Basel 3 compliant instruments. If ANZ receives a notice of non-viability from APRA, then the convertible subordinated notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Credit risk

Maximum exposure to credit risk

For financial assets recognised on the balance sheet, the maximum exposure to credit risk is the carrying amount. In certain circumstances there may be differences between the carrying amounts reported on the balance sheet and the amounts reported in the tables below. Principally, these differences arise in respect of financial assets that are subject to risks other than credit risk, such as equity instruments which are primarily subject to market risk, or bank notes and coins.

For undrawn facilities, this maximum exposure to credit risk is the full amount of the committed facilities. For contingent exposures, the maximum exposure to credit risk is the maximum amount the group would have to pay if the instrument is called upon.

The table below shows the maximum exposure to credit risk of on-balance sheet, and off-balance sheet, positions before taking account of any collateral held or other credit enhancements:

	Reported As at			Excluded[1] As at			Maximum Exposure to Credit Risk As at

On-balance sheet positions[2]	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 $M	Sep 19 $M	Mar 19 $M

Net loans and advances	656,609	615,258	610,169	-	-	-	656,609	615,258	610,169

Investment securities

- debt securities at amortised cost	7,231	5,999	6,176	-	-	-	7,231	5,999	6,176

- debt securities at FVOCI	77,476	76,489	72,555	-	-	-	77,476	76,489	72,555

- equity securities at FVOCI	1,166	1,221	1,318	1,166	1,221	1,318	-	-	-

- debt securities at FVTPL[3]	50	-	-	-	-	-	50	-	-

Other financial assets	393,862	269,619	276,816	14,305	11,124	49,466	379,557	258,495	227,350

Total on-balance sheet positions	1,136,394	968,586	967,034	15,471	12,345	50,784	1,120,923	956,241	916,250

Off-balance sheet commitments

Undrawn and contingent facilities[4]	269,417	253,123	245,285	-	-	-	269,417	253,123	245,285

Total	1,405,811	1,221,709	1,212,319	15,471	12,345	50,784	1,390,340	1,209,364	1,161,535

1.

Excluded comprises bank notes and coins and cash at bank within liquid assets, investments relating to the insurance business where the credit risk is passed onto the policy holder. Equity securities and precious metal exposures recognised as trading securities have been excluded as they do not have credit exposure. Equity securities within investment securities – equity securities at FVOCI/available-for-sale financial assets were also excluded as they do not have credit exposure.

2.	On-balance sheet position includes assets and liabilities reclassified as held for sale.

3.	These facilities are rated as Satisfactory.

4.	Undrawn facilities and contingent facilities includes guarantees, letters of credit and performance related contingencies, net of collectively assessed allowance for expected credit losses.

Credit Quality

The Group’s internal Customer Credit Rating (CCR) is used to manage the credit quality of financial assets. To enable wider comparisons, the Group’s CCRs are mapped to external rating agency scales as follows:

Credit Quality Description	Internal CCR	ANZ Customer Requirement	Moody’s Rating	Standard & Poor’s Rating

Strong	CCR 0+ to 4-	Demonstrated superior stability in their operating and financial performance over the long-term, and whose earnings capacity is not significantly vulnerable to foreseeable events.	Aaa – Baa3	AAA – BBB-

Satisfactory	CCR 5+ to 6-	Demonstrated sound operational and financial stability over the medium to long term even though some may be susceptible to cyclical trends or variability in earnings.	Ba1 – B1	BB+ – B+

Weak	CCR 7+ to 8=	Demonstrated some operational and financial instability, with variability and uncertainty in profitability and liquidity projected to continue over the short and possibly medium term.	B2 - Caa	B - CCC

Defaulted	CCR8- to 10	When doubt arises as to the collectability of a credit facility, the financial instrument (or ‘the facility’) is classified as defaulted.	N/A	N/A

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Credit risk, cont’d

Net loans and advances

	As at Mar 20

			Stage 3

	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

Strong	465,601	14,009	-	-	479,610

Satisfactory	114,178	39,137	-	-	153,315

Weak	5,959	11,692	-	-	17,651

Defaulted	-	-	4,837	2,435	7,272

Gross loans and advances at amortised cost	585,738	64,838	4,837	2,435	657,848

Allowance for ECL	1,191	1,968	455	1,055	4,669

Net loans and advances at amortised cost	584,547	62,870	4,382	1,380	653,179

Coverage ratio	0.20%	3.04%	9.41%	43.33%	0.71%

Loans and advances at fair value through profit or loss					2,932

Unearned income					(368)

Capitalised brokerage/mortgage origination fees					866

Net carrying amount					656,609

	As at Sep 19

			Stage 3

	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

Strong	425,113	18,597	-	-	443,710

Satisfactory	121,030	28,445	-	-	149,475

Weak	7,138	10,373	-	-	17,511

Defaulted	-	-	4,699	1,978	6,677

Gross loans and advances at amortised cost	553,281	57,415	4,699	1,978	617,373

Allowance for ECL	927	1,378	413	791	3,509

Net loans and advances at amortised cost	552,354	56,037	4,286	1,187	613,864

Coverage ratio	0.17%	2.40%	8.79%	39.99%	0.57%

Loans and advances at fair value through profit or loss					922

Unearned income					(398)

Capitalised brokerage/mortgage origination fees					870

Net carrying amount					615,258

	As at Mar 19

			Stage 3

	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

Strong	444,556	10,273	-	-	454,829

Satisfactory	112,984	19,843	-	-	132,827

Weak	8,808	9,775	-	-	18,583

Defaulted	-	-	4,078	1,961	6,039

Gross loans and advances at amortised cost	566,348	39,891	4,078	1,961	612,278

Allowance for ECL	940	1,415	381	865	3,601

Net loans and advances at amortised cost	565,408	38,476	3,697	1,096	608,677

Coverage ratio	0.17%	3.55%	9.34%	44.11%	0.59%

Loans and advances at fair value through profit or loss					991

Unearned income					(446)

Capitalised brokerage/mortgage origination fees					947

Net carrying amount					610,169

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Credit risk, cont’d

Investment securities - debt securities at amortised cost

	As at Mar 20

	Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

Strong	5,733	-	-	-	5,733

Satisfactory	888	625	-	-	1,513

Weak	-	-	-	-	-

Defaulted	-	-	-	-	-

Gross investment securities - debt securities at amortised cost	6,621	625	-	-	7,246

Allowance for ECL	14	1	-	-	15

Net investment securities - debt securities at amortised cost	6,607	624	-	-	7,231

Coverage ratio	0.21%	0.16%	-	-	0.21%

	As at Sep 19

	Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

Strong	4,798	-	-	-	4,798

Satisfactory	707	507	-	-	1,214

Weak	-	-	-	-	-

Defaulted	-	-	-	-	-

Gross investment securities - debt securities at amortised cost	5,505	507	-	-	6,012

Allowance for ECL	12	1	-	-	13

Net investment securities - debt securities at amortised cost	5,493	506	-	-	5,999

Coverage ratio	0.22%	0.20%	-	-	0.22%

	As at Mar 19

	Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

Strong	4,751	-	-	-	4,751

Satisfactory	666	771	-	-	1,437

Weak	-	-	-	-	-

Defaulted	-	-	-	-	-

Gross investment securities - debt securities at amortised cost	5,417	771	-	-	6,188

Provision for credit impairment	11	1	-	-	12

Net investment securities - debt securities at amortised cost	5,406	770	-	-	6,176

Coverage ratio	0.20%	0.13%	-	-	0.19%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Credit risk, cont’d

Investment securities - debt securities at FVOCI

	As at Mar 20

			Stage 3
			Collectively	Individually
	Stage 1	Stage 2	assessed	assessed	Total
	$M	$M	$M	$M	$M

Strong	77,213	-	-	-	77,213

Satisfactory	263	-	-	-	263

Weak	-	-	-	-	-

Defaulted	-	-	-	-	-

Investment securities - debt securities at FVOCI	77,476	-	-	-	77,476

Allowances for ECL recognised in other comprehensive income	9	-	-	-	9

Coverage ratio	0.01%	-	-	-	0.01%

	As at Sep 19

			Stage 3
			Collectively	Individually
	Stage 1	Stage 2	assessed	assessed	Total
	$M	$M	$M	$M	$M

Strong	76,218	-	-	-	76,218

Satisfactory	271	-	-	-	271

Weak	-	-	-	-	-

Defaulted	-	-	-	-	-

Investment securities - debt securities at FVOCI	76,489	-	-	-	76,489

Allowances for ECL recognised in other comprehensive income	8	-	-	-	8

Coverage ratio	0.01%	-	-	-	0.01%

	As at Mar 19

			Stage 3
			Collectively	Individually
	Stage 1	Stage 2	assessed	assessed	Total
	$M	$M	$M	$M	$M

Strong	72,401	-	-	-	72,401

Satisfactory	154	-	-	-	154

Weak	-	-	-	-	-

Defaulted	-	-	-	-	-

Investment securities - debt securities at FVOCI	72,555	-	-	-	72,555

Allowances for ECL recognised in other comprehensive income	11	-	-	-	11

Coverage ratio	0.02%	-	-	-	0.02%

Other financial assets

	As at Mar 20	As at Sep 19	As at Mar 19

	Total	Total	Total
	$M	$M	$M

Strong	369,909	248,020	215,307

Satisfactory	9,033	10,060	11,596

Weak	615	415	447

Defaulted	-	-	-

Total carrying amount	379,557	258,495	227,350

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Credit risk, cont’d

Off-balance sheet commitments - undrawn and contingent facilities

	As at Mar 20

			Stage 3
			Collectively	Individually
	Stage 1	Stage 2	assessed	assessed	Total
	$M	$M	$M	$M	$M

Strong	172,684	1,617	-	-	174,301

Satisfactory	24,433	4,832	-	-	29,265

Weak	284	1,156	-	-	1,440

Defaulted	-	-	149	164	313

Gross undrawn and contingent facilities subject to ECL	197,401	7,605	149	164	205,319

Allowance for ECL included in Provisions	610	244	18	38	910

Net undrawn and contingent facilities subject to ECL	196,791	7,361	131	126	204,409

Coverage ratio	0.31%	3.21%	12.08%	23.17%	0.44%

Undrawn and contingent facilities not subject to ECL[1]					65,008

Net undrawn and contingent facilities					269,417

	As at Sep 19

			Stage 3
			Collectively	Individually
	Stage 1	Stage 2	assessed	assessed	Total
	$M	$M	$M	$M	$M

Strong	162,891	1,972	-	-	164,863

Satisfactory	23,655	3,634	-	-	27,289

Weak	294	976	-	-	1,270

Defaulted	-	-	140	51	191

Gross undrawn and contingent facilities subject to ECL	186,840	6,582	140	51	193,613

Allowance for ECL included in Provisions	473	151	21	23	668

Net undrawn and contingent facilities subject to ECL	186,367	6,431	119	28	192,945

Coverage ratio	0.25%	2.29%	15.00%	45.10%	0.35%

Undrawn and contingent facilities not subject to ECL[1]					60,178

Net undrawn and contingent facilities					253,123

	As at Mar 19

			Stage 3
			Collectively	Individually
	Stage 1	Stage 2	assessed	assessed	Total
	$M	$M	$M	$M	$M

Strong	158,599	1,977	-	-	160,576

Satisfactory	23,519	3,894	-	-	27,413

Weak	395	957	-	-	1,352

Defaulted	-	-	96	61	157

Gross undrawn and contingent facilities subject to ECL	182,513	6,828	96	61	189,498

Allowance for ECL included in Provisions	464	152	14	26	656

Net undrawn and contingent facilities subject to ECL	182,049	6,676	82	35	188,842

Coverage ratio	0.25%	2.23%	14.58%	42.62%	0.35%

Undrawn and contingent facilities not subject to ECL[1]					56,443

Net undrawn and contingent facilities					245,285

1.	Commitments that can be unconditionally cancelled at any time without notice.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Fair value measurement

The Group carries a significant number of financial instruments on the balance sheet at fair value. In addition, in the prior period, the Group also held assets classified as held for sale which were measured at fair value less costs to sell. The fair value is the best estimate of the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

i)	Assets and liabilities measured at fair value on the balance sheet

a)	Valuation

The Group has an established control framework, including appropriate segregation of duties, to ensure that fair values are accurately determined, reported and controlled. The framework includes the following features:

•	products are approved for transacting with external customers and counterparties only where fair values can be appropriately determined;

•	when using quoted prices to value an instrument, these are independently verified from external pricing providers;

•	fair value methodologies and inputs are evaluated and approved by a function independent of the party that undertakes the transaction;

•	movements in fair values are independently monitored and explained by reference to underlying factors relevant to the fair value; and

•	valuation adjustments (such as funding valuation adjustments, credit valuation adjustments and bid-offer adjustments) are independently validated and monitored.

If the Group holds offsetting risk positions, then the Group uses the portfolio exception in AASB 13 Fair Value Measurement (AASB 13) to measure the fair value of such groups of financial assets and financial liabilities. We measure the portfolio based on the price that would be received to sell a net long position (an asset) for a particular risk exposure, or to transfer a net short position (a liability) for a particular risk exposure.

b) Fair value approach and valuation techniques

We use valuation techniques to estimate the fair value of assets and liabilities for recognition, measurement and disclosure purposes where no quoted price in an active market for that asset or liability exists. This includes the following:

Asset or Liability	Fair Value Approach
Financial instruments classified as: - trading securities - securities sold short - derivative financial assets and liabilities - investment securities - other assets	Valuation techniques are used that incorporate observable market inputs for securities with similar credit risk, maturity and yield characteristics. Equity instruments that are not traded in active markets may be measured using comparable company valuation multiples.
Financial instruments classified as: - net loans and advances - deposits and other borrowings - debt issuances	Discounted cash flow techniques are used whereby contractual future cash flows of the instrument are discounted using discount rates incorporating wholesale market interest rates, or market borrowing rates for debt with similar maturities or with a yield curve appropriate for the remaining term to maturity.
Assets and liabilities held for sale	Valuation based on the agreed sale price before transaction costs.

Details of significant unobservable inputs used in measuring fair values are described in (ii)(a).

c)	Fair value hierarchy categorisation

The Group categorises financial assets and liabilities carried at fair value into a fair value hierarchy as required by AASB 13 based on the observability of inputs used to measure the fair value:

•	Level 1 - valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2 - valuations using inputs other than quoted prices included within Level 1 that are observable for a similar asset or liability, either directly or indirectly; and

•	Level 3 - valuations where significant unobservable inputs are used to measure the fair value of the asset or liability.

d)	Fair value hierarchy disclosure

The following table presents assets and liabilities carried at fair value:

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Fair value measurement, cont’d

	Fair value measurements

As at March 2020	Level 1 $M	Level 2 $M	Level 3 $M	Total $M

Assets

Trading securities[1]	39,000	10,068	-	49,068

Derivative financial instruments	1,565	172,039	73	173,677

Investment securities	76,932	550	1,210	78,692

Net loans and advances (measured at fair value)[2]	-	2,919	13	2,932

Assets held for sale	-	-	-	-

Total	117,497	185,576	1,296	304,369

Liabilities

Deposits and other borrowings (designated at fair value)	-	5,461	-	5,461

Derivative financial instruments	1,778	165,519	67	167,364

Liabilities held for sale	-	-	-	-

Payables and other liabilities[3]	4,113	21	-	4,134

Debt issuances (designated at fair value)	-	2,681	-	2,681

Total	5,891	173,682	67	179,640

As at September 2019

Assets

Trading securities	37,768	5,401	-	43,169

Derivative financial instruments	365	120,241	61	120,667

Investment securities	76,000	499	1,211	77,710

Net loans and advances (measured at fair value)	-	922	-	922

Assets held for sale[4]	-	1,952	-	1,952

Total	114,133	129,015	1,272	244,420

Liabilities

Deposits and other borrowings (designated at fair value)	-	2,301	-	2,301

Derivative financial instruments	881	120,018	52	120,951

Liabilities held for sale[4]	-	2,121	-	2,121

Payables and other liabilities[3]	2,553	38	-	2,591

Debt issuances (designated at fair value)	-	2,589	-	2,589

Total	3,434	127,067	52	130,553

As at March 2019

Assets

Trading securities	35,967	6,890	-	42,857

Derivative financial instruments	331	78,991	53	79,375

Available-for-sale assets	71,001	393	1,312	72,706

Net loans and advances (measured at fair value)	-	991	-	991

Assets held for sale[4]	-	43,673	-	43,673

Total	107,299	130,938	1,365	239,602

Liabilities

Deposits and other borrowings (designated at fair value)	-	2,169	-	2,169

Derivative financial instruments	508	80,320	43	80,871

Liabilities held for sale[4]	-	46,538	-	46,538

Payables and other liabilities[3]	2,125	42	-	2,167

Debt issuances (designated at fair value)	-	2,414	-	2,414

Total	2,633	131,483	43	134,159

1.

Transfers from Level 1 to Level 2 and Level 2 to Level 1 for March 2020 half and previous periods are immaterial. Transfers into and out of levels are measured at the beginning of the reporting period in which the transfer occurred.

2.	During the March 2020 half the Group changed its accounting treatment for certain gold loan products which are now designated as at fair value through profit and loss.
3.	Payables and other liabilities relates to securities sold short which are classified as held for trading are measured at fair value through profit or loss.
4.

The amounts reclassified as assets and liabilities held for sale relate to assets and liabilities measured at fair value less costs to sell in accordance with AASB 5 Non-current Assets Held for Sale and Discontinued Operations. The amounts presented reflect fair value excluding cost to sell but including intercompany eliminations.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Fair value measurement, cont’d

ii)	Details of fair value measurements that incorporate unobservable market data

a)	Level 3 fair value measurements

The net balance of Level 3 financial instruments is an asset of $1,229 million (Sep 19: $1,220 million; Mar 19: $1,322 million). The assets and liabilities which incorporate significant unobservable inputs primarily include:

•	equities for which there is no active market or traded prices cannot be observed;

•	structured credit products for which credit spreads and default probabilities relating to the reference assets and derivative counterparties cannot be observed; and

•	other derivatives referencing market rates that cannot be observed primarily due to lack of market activity.

Movements in the Level 3 balance are due to the revaluation of the Group’s investment in Bank of Tianjin.

There were no material transfers into or out of Level 3 during the period.

Bank of Tianjin (BoT)

The investment is valued based on comparative price-to-book (P/B) multiples (a P/B multiple is the ratio of the market value of equity to the book value of equity). The extent of judgment applied in determining the appropriate multiple and comparator group from which the multiple is derived are non-observable inputs which have resulted in the Level 3 classification.

b)	Sensitivity to Level 3 data inputs

When we make assumptions due to significant inputs not being directly observable in the market place (Level 3 inputs), then changing these assumptions changes the Group’s estimate of the instrument’s fair value. Favourable and unfavourable changes are determined by changing the primary unobservable parameter used in deriving the valuation.

Bank of Tianjin (BoT)

The valuation of the BoT investment is sensitive to the selected unobservable input, being the P/B multiple. If the P/B multiple was increased or decreased by 10% it would result in a $105 million increase or decrease to the fair value of the investment (Sep 19: $111 million; Mar 19: $121million), which would be recognised in shareholders’ equity.

Other

The remaining Level 3 balance is immaterial and changes in the Level 3 inputs have a minimal impact on net profit and net assets of the Group.

c)	Deferred fair value gains and losses

When fair values are determined using unobservable inputs significant to the fair value of a financial instrument, the Group does not immediately recognise the difference between the transaction price and the amount we determine based on the valuation technique (referred to as the day one gain or loss) in profit or loss. After initial recognition, we recognise the deferred amount in profit or loss over the life of the transaction on a straight line basis or until all inputs become observable.

The day one gains and losses deferred are immaterial.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Fair value measurement, cont’d

iii)	Financial assets and liabilities not measured at fair value

The classes of financial assets and liabilities listed in the table below are predominately carried at amortised cost on the Group’s balance sheet. Whilst this is the value at which we expect the assets will be realised and the liabilities settled, the Group provides an estimate of the fair value of these financial assets and liabilities at balance date in the table below, presenting the fair value of the entire class of financial assets and financial liabilities.

	Carrying amount in the balance sheet			Fair Value

As at March 2020	At amortised cost $M	At fair value $M	Total $M	$M

Financial assets

Net loans and advances[1]	653,677	2,932	656,609	658,091

Investment securities	7,231	78,692	85,923	85,944

Total	660,908	81,624	742,532	744,035

Financial liabilities

Deposits and other borrowings	721,448	5,461	726,909	727,326

Debt issuances	137,567	2,681	140,248	138,454

Total	859,015	8,142	867,157	865,780

As at September 2019

Financial assets

Net loans and advances	614,336	922	615,258	616,255

Investment securities	5,999	77,710	83,709	83,707

Total	620,335	78,632	698,967	699,962

Financial liabilities

Deposits and other borrowings[2]	635,376	2,301	637,677	637,961

Debt issuances	127,102	2,589	129,691	131,377

Total	762,478	4,890	767,368	769,338

As at March 2019

Financial assets

Net loans and advances[2]	608,264	1,879	610,143	610,983

Investment securities[2]	6,176	73,873	80,049	80,044

Total	614,440	75,752	690,192	691,027

Financial liabilities

Deposits and other borrowings[2]	632,820	3,713	636,533	637,009

Debt issuances	127,278	2,414	129,692	130,558

Total	760,098	6,127	766,225	767,567

1.	During the March 2020 half the Group changed its accounting treatment for certain gold loan products which are now designated as at fair value through profit and loss.
2.	Net loans and advances, investment securities and deposits and other borrowings include amounts reclassified to assets and liabilities held for sale. Refer to Note 12.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.	Shareholders’ equity

Issued and quoted securities	Half Year

Ordinary shares	Mar 20 No.	Sep 19 No.	Mar 19 No.

Opening balance	2,834,584,923	2,833,175,579	2,873,618,118

Group Share Buy-back	-	-	(42,032,991)

Bonus Option Plan	1,592,499	1,409,344	1,590,452

Dividend reinvestment plan issues:[1]	-	-	-

Closing balance	2,836,177,422	2,834,584,923	2,833,175,579

Less treasury shares:

Treasury Shares	(5,011,537)	(4,474,997)	(4,640,745)

Treasury Shares in Wealth Australia discontinued operations	-	-	(15,527,220)

Closing Balance	2,831,165,885	2,830,109,926	2,813,007,614

Issued/(Repurchased) during the period	1,592,499	1,409,344	(40,442,539)

1.

The DRP in respect to the 2019 final dividend was satisfied in full through the on-market purchase and transfer of 7,401,161 shares at $25.03 to participating shareholders. (2019 Interim dividend; 8,403,922 shares at $27.79, 2018 final dividend; 7,635,365 shares at $26.03).

	Half Year			Movement

Shareholders’ equity	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Ordinary share capital	26,440	26,490	26,048	0%	2%

Reserves

Foreign currency translation reserve	1,988	705	846	large	large

Share option reserve	62	89	71	-30%	-13%

FVOCI reserve	(51)	126	370	large	large

Cash flow hedge reserve	874	731	444	20%	97%

Transactions with non-controlling interests reserve	(22)	(22)	(22)	0%	0%

Total reserves	2,851	1,629	1,709	75%	67%

Retained earnings	32,073	32,664	32,064	-2%	0%

Share capital and reserves attributable to shareholders of the Company	61,364	60,783	59,821	1%	3%

Non-controlling interests	11	11	150	0%	-93%

Total shareholders’ equity	61,375	60,794	59,971	1%	2%

17.	Changes in composition of the Group

On 31 January 2020, the Group completed the sale of the OnePath P&I business which included the material entities OnePath Funds Management Limited and OnePath Custodians Pty Limited. The holding company of these subsidiaries, ANZ Wealth Australia Limited, is no longer considered to be a material subsidiary.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18.	Investments in Associates[1]

	Half Year			Movement

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19
Share of associates’ profit	135	131	131	3%	3%

Contributions to profit[2]	Contribution to Group profit after tax			Ownership interest held by Group

Associates	Half Year			As at

	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20%	Sep 19%	Mar 19%

P.T. Bank Pan Indonesia	74	63	70	39	39	39

AMMB Holdings Berhad	61	70	56	24	24	24

Other associates	-	(2)	5	n/a	n/a	n/a

Share of associates’ profit	135	131	131

1.

At 31 March 2020, the Group recorded an impairment charge of $815 million in other operating income the half year with AmBank impaired by $595 million and PT Panin impaired by $220 million. Refer to Note 1 of the Condensed Consolidated Financial Statements for more information on the key assumptions used in the value in use (VIU) calculations to arrive at the impairment charges. Post the impairment charge, the carrying value of AmBank was $1,161 million and PT Panin was $1,130 million.

2.

Contributions to profit reflect the IFRS equivalent results adjusted to align with the Group’s financial year end which may differ from the published results of these entities. Excludes gains or losses on disposal or valuation adjustments.

19. Related	party disclosure

There have been no transactions with related parties that are significant to understanding the changes in financial position and performance of the Group since 30 September 2019.

20. Contingent	liabilities and contingent assets

There are outstanding court proceedings, claims and possible claims for and against the Group. Where relevant, expert legal advice has been obtained and, in the light of such advice, provisions (refer to Note 11) and/or disclosures as deemed appropriate have been made. In some instances we have not disclosed the estimated financial impact of the individual items either because it is not practicable to do so or because such disclosure may prejudice the interests of the Group.

Refer to Note 33 of the 2019 ANZ Annual Financial Report for a description of contingent liabilities and contingent assets as at 30 September 2019. A summary of some of those contingent liabilities, and new contingent liabilities that have arisen in the current reporting period, is set out below.

•	Regulatory and customer exposures

In recent years there has been an increase in the number of matters on which the Group engages with its regulators. There have also been significant increases in the nature and scale of regulatory investigations and reviews, civil and criminal enforcement actions (whether by court action or otherwise), formal and informal inquiries, regulatory supervisory activities and the quantum of fines issued by regulators, particularly against financial institutions both in Australia and globally. The Group has received various notices and requests for information from its regulators as part of both industry-wide and Group-specific reviews and has also made disclosures to its regulators at its own instigation. The nature of these interactions can be wide ranging and, for example, currently include a range of matters including responsible lending practices, regulated lending requirements, product suitability and distribution, interest and fees and the entitlement to charge them, customer remediation, wealth advice, insurance distribution, pricing, competition, conduct in financial markets and financial transactions, capital market transactions, anti-money laundering and counter-terrorism financing obligations, reporting and disclosure obligations and product disclosure documentation. There may be exposures to customers which are additional to any regulatory exposures. These could include class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with such reviews and possible exposures remain uncertain.

•	Bank fees litigation and periodical payment remediation and ASIC action

A litigation funder commenced a class action against the Company in 2010, followed by a second similar class action in March 2013. The applicants contended that certain exception fees (honour, dishonour and non-payment fees on transaction accounts and late payment and over-limit fees on credit cards) were unenforceable penalties and that various of the fees were also unenforceable under statutory provisions governing unconscionable conduct, unfair contract terms and unjust transactions. The claims in the March 2013 class action failed and have been dismissed.

The original claims in the 2010 class action have been dismissed. In 2017, a new claim was added to the 2010 class action, in relation to the Company’s entitlement to charge certain periodical payment non-payment fees. Part of the class of customers had already received remediation payments from the Company. An agreement to settle the claim was reached in December 2018. The settlement was approved by the court in December 2019.

In July 2019, ASIC commenced civil penalty proceedings against the Company in relation to the charging of fees for periodical payments in certain circumstances between August 2003 and February 2016. ASIC seeks civil penalties in respect of alleged false or misleading representations and unconscionable conduct. ASIC also alleges that the Company engaged in misleading or deceptive conduct and breached certain statutory obligations as a financial services licensee. The trial of the matter is scheduled to commence on 14 September 2020. The outcomes and total costs remain uncertain. The Company is defending the allegations.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

•	Benchmark/rate actions

In July and August 2016, class action complaints were brought in the United States District Court against local and international banks, including the Company – one action relating to the bank bill swap rate (BBSW), and one action relating to the Singapore Interbank Offered Rate (SIBOR) and the Singapore Swap Offer Rate (SOR). The class actions are expressed to apply to persons and entities that engaged in US-based transactions in financial instruments that were priced, benchmarked, and/or settled based on BBSW or SIBOR. The claimants seek damages or compensation in amounts not specified, and allege that the defendant banks, including the Company, violated US anti-trust laws and (in the BBSW case only) anti- racketeering laws, the Commodity Exchange Act, and unjust enrichment principles. The Company is defending the proceedings. The matters are at an early stage.

In February 2017, the South African Competition Commission commenced proceedings against local and international banks including the Company alleging breaches of the cartel provisions of the South African Competition Act in respect of trading in the South African rand. The potential civil penalty or other financial impact is uncertain. The matter is at an early stage.

•	Capital raising actions

In June 2018, the Commonwealth Director of Public Prosecutions commenced criminal proceedings against the Company and a senior employee alleging that they were knowingly concerned in cartel conduct by the joint lead managers of the Company’s August 2015 underwritten institutional equity placement of approximately 80.8 million ordinary shares. The matter is at an early stage. The Company and its senior employee are defending the allegations.

In September 2018, the Australian Securities and Investments Commission (ASIC) commenced civil penalty proceedings against the Company alleging failure to comply with continuous disclosure obligations in connection with the Company’s August 2015 underwritten institutional equity placement. ASIC alleges the Company should have advised the market that the joint lead managers took up approximately 25.5 million ordinary shares of the placement. The matter is at an early stage. The Company is defending the allegations.

•	Consumer credit insurance litigation

In February 2020, a class action was brought against the Company alleging breaches of financial advice obligations, misleading or deceptive conduct and unconscionable conduct in relation to the distribution of consumer credit insurance products. The issuers of the insurance products, QBE and OnePath Life, are also defendants to the claim. The Company is defending the allegations. The matter is at an early stage.

•	Franchisee litigation

In February 2018, two related class actions were brought against the Company alleging breaches of contract and unconscionable conduct in relation to lending to 7-Eleven franchisees. An agreement to settle the claims against the Company was reached in March 2019. The settlement is subject to court approval.

•	Royal Commission

The Royal Commission into Misconduct in the Banking, Superannuation and Financial Services Industry released its final report on 4 February 2019. The findings and recommendations of the Commission are resulting in additional costs and may lead to further exposures, including exposures associated with further regulator activity or potential customer exposures such as class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with these possible exposures remain uncertain.

•	Security recovery actions

Various claims have been made or are anticipated, arising from security recovery actions taken to resolve impaired assets. These claims will be defended.

•	Warranties and Indemnities

The Group has provided warranties, indemnities and other commitments in favour of the purchaser and other persons in connection with various disposals of businesses and assets and other transactions, covering a range of matters and risks. It is exposed to claims under those warranties, indemnities and commitments.

21. Significant	Events Since Balance Date

With effect from 2 April 2020, the Reserve Bank of New Zealand (RBNZ) amended the conditions of registration for ANZ Bank New Zealand Limited (ANZ Bank NZ), a New Zealand subsidiary of ANZ Banking Group Limited (ANZBGL) to (among other things) prohibit ANZ Bank NZ from making distributions other than discretionary payments payable to holders of Additional Tier 1 capital instruments. These amendments were also applied to other locally incorporated banks in New Zealand to further support the stability of the New Zealand banking financial system during this period of economic uncertainty. These requirements prevent ANZ Bank NZ from redeeming its NZ$500 million Capital Notes in May 2020, although it can continue making coupon payments on those Capital Notes. As ANZ Bank NZ has announced that it will not be exercising its option to convert in May 2020, the terms of the Capital Notes provide for their conversion into a variable number of ANZBGL shares in May 2022 subject to certain conditions (refer to note 13). Conversion would result in an increase in the Group’s CET1 capital (~12 bps) at Level 2. The amendments will also prevent ANZ Bank NZ from paying dividends to ANZBGL.

Other than the matter above there have been no other significant events from 31 March 2020 to the date of signing this report that have not been adjusted or disclosed.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

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DIRECTORS’ DECLARATION

Directors’ Declaration

The Directors of Australia and New Zealand Banking Group Limited declare that:

1.	in the Directors’ opinion the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements are in accordance with the Corporations Act 2001, including:

•	section 304, that they comply with the Australian Accounting Standards and any further requirements in the Corporations Regulations 2001; and

•	section 305, that they give a true and fair view of the financial position of the Group as at 31 March 2020 and of its performance for the half year ended on that date; and

2.	in the Directors’ opinion as at the date of this declaration there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC	Shayne C Elliott
Chairman	Director

29 April 2020

DIRECTORS’ DECLARATION

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AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

Independent Auditor’s Review Report to the shareholders of Australia and New Zealand Banking Group Limited

Report on the Condensed Consolidated Financial Statements

Conclusion

We have reviewed the accompanying Condensed Consolidated Financial Statements of Australia and New Zealand Banking Group Limited (the Group).

The Group comprises Australia and New Zealand Banking Group Limited (the Company) and the entities it controlled at the half year’s end or from time to time during the half year.

The Condensed Consolidated Financial Statements comprise:

•	The condensed consolidated balance sheet as at 31 March 2020;

•

The condensed consolidated income statement, condensed consolidated statement of comprehensive income, condensed consolidated statement of changes in equity, and condensed consolidated cash flow statement for the half year ended on that date;

•	Notes 1 to 21 comprising a summary of significant accounting policies and other explanatory information; and

•	The Directors’ Declaration.

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the Condensed Consolidated Financial Statements of Australia and New Zealand Banking Group Limited are not in accordance with the Corporations Act 2001, including:

i)	giving a true and fair view of the Group’s financial position as at 31 March 2020 and of its performance for the half year ended on that date; and

ii)	complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

Estimation uncertainty in the preparation of the Condensed Consolidated Financial Statements – Emphasis of Matter

We draw attention to Note 1 (iv) in the Condensed Consolidated Financial Statements, which describes increased estimation uncertainty in the preparation of the Condensed Consolidated Financial Statements, specifically as it relates to the potential impacts of Coronavirus (COVID-19) on the Group’s expected credit losses (ECL). These disclosures include key judgements and assumptions in relation to the ECL model inputs and the interdependencies between those inputs, and highlight significant changes made during the half year ended 31 March 2020.

As described in Note 1(iv) the underlying forecasts and assumptions are subject to uncertainties which are often outside the control of the Group. Actual economic conditions are likely to be different from those forecast since anticipated events frequently do not occur as expected, and the effect of those differences may significantly impact the resulting accounting estimates.

In our view, this issue is fundamental to the users’ understanding of the Condensed Consolidated Financial Statements and the financial position and performance of the Group.

Our conclusion is not modified in respect of this matter.

Responsibilities of the Directors for the Condensed Consolidated Financial Statements

The Directors of the Company are responsible for:

•	the preparation of the Condensed Consolidated Financial Statements that give a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001; and
•

such internal control as the Directors determine is necessary to enable the preparation of the Condensed Consolidated Financial Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility for the review of the Condensed Consolidated Financial Statements

Our responsibility is to express a conclusion on the Condensed Consolidated Financial Statements based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the Condensed Consolidated Financial Statements are not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group’s financial position as at 31 March 2020 and its performance for the half year ended on that date, and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As auditor of Australia and New Zealand Banking Group Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of Condensed Consolidated Financial Statements consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

KPMG	Alison Kitchen
Melbourne	Partner
29 April 2020

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

Lead Auditor’s Independence Declaration under Section 307C of the Corporations Act 2001

To the Directors of Australia and New Zealand Banking Group Limited

I declare that, to the best of my knowledge and belief, in relation to the review of Australia and New Zealand Banking Group Limited for the half year ended 31 March 2020, there have been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the review; and
(ii)	no contraventions of any applicable code of professional conduct in relation to the review.

KPMG Melbourne 29 April 2020	Alison Kitchen Partner

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (”KPMG International”), a Swiss entity. Liability limited by a scheme approved under Professional Standards Legislation.

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

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SUPPLEMENTARY INFORMATION

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations

		As at			Movement

Qualifying Capital		Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Tier 1

Shareholders’ equity and non-controlling interests		61,375	60,794	59,971	1%	2%

Prudential adjustments to shareholders’ equity	Table 1	(66)	120	(43)	large	53%

Gross Common Equity Tier 1 capital		61,309	60,914	59,928	1%	2%

Deductions	Table 2	(12,978)	(13,559)	(14,400)	-4%	-10%

Common Equity Tier 1 capital		48,331	47,355	45,528	2%	6%

Additional Tier 1 capital	Table 3	7,964	7,866	7,547	1%	6%

Tier 1 capital		56,295	55,221	53,075	2%	6%

Tier 2 capital	Table 4	13,112	8,549	7,569	53%	73%

Total qualifying capital		69,407	63,770	60,644	9%	14%

Capital adequacy ratios (Level 2)

Common Equity Tier 1		10.8%	11.4%	11.5%

Tier 1		12.5%	13.2%	13.4%

Tier 2		2.9%	2.1%	1.9%

Total capital ratio		15.5%	15.3%	15.3%

Risk weighted assets	Table 5	449,012	416,961	396,291	8%	13%

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

		As at			Movement

		Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Table 1: Prudential adjustments to shareholders’ equity

Treasury shares attributable to ANZ Wealth Australia discontinued operations policyholders		-	-	328	n/a	-100%

Shareholder Equity attributable to deconsolidated entities		(94)	107	(352)	large	-73%

Deferred fee revenue including fees deferred as part of loan yields		94	108	143	-13%	-34%

Other		(66)	(95)	(162)	-31%	-59%

Total		(66)	120	(43)	large	53%

Table 2: Deductions from Common Equity Tier 1 capital

Unamortised goodwill & other intangibles (excluding ANZ Wealth Australia discontinued operations and New Zealand)		(3,620)	(3,772)	(3,865)	-4%	-6%

Intangible component of investments in ANZ Wealth Australia discontinued operations and New Zealand		(80)	(556)	(1,494)	-86%	-95%

Capitalised software		(1,263)	(1,322)	(1,360)	-4%	-7%

Capitalised expenses including loan and lease origination fees		(932)	(1,178)	(1,019)	-21%	-9%

Applicable deferred net tax assets		(1,815)	(1,376)	(1,162)	32%	56%

Expected losses in excess of eligible provisions	Table 8	-	(1)	(42)	-100%	-100%

Investment in other insurance and funds management subsidiaries		(336)	(336)	(270)	0%	24%

Investment in ANZ Wealth Australia discontinued operations and New Zealand		(85)	(103)	(735)	-17%	-88%

Investment in banking associates and minority interests		(2,291)	(2,707)	(2,501)	-15%	-8%

Other deductions		(2,556)	(2,208)	(1,952)	16%	31%

Total		(12,978)	(13,559)	(14,400)	-4%	-10%

Table 3: Additional Tier 1 capital

ANZ Capital Notes 1		1,119	1,118	1,118	0%	0%

ANZ Capital Notes 2		1,607	1,607	1,606	0%	0%

ANZ Capital Notes 3		966	966	965	0%	0%

ANZ Capital Notes 4		1,613	1,612	1,611	0%	0%

ANZ Capital Notes 5		926	925	925	0%	0%

ANZ Bank NZ Capital Notes		487	462	478	5%	2%

ANZ Capital Securities		1,712	1,481	1,336	16%	28%

Regulatory adjustments and deductions		(466)	(305)	(492)	53%	-5%

Total		7,964	7,866	7,547	1%	6%

Table 4: Tier 2 capital

General reserve for impairment of financial assets		1,253	296	307	large	large

Perpetual subordinated notes		485	444	423	9%	15%

Term subordinated debt notes		12,197	7,971	7,806	53%	56%

Regulatory adjustments and deductions		(823)	(162)	(967)	large	-15%

Total		13,112	8,549	7,569	53%	73%

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

		As at			Movement

		Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Table 5: Risk weighted assets

On balance sheet		285,340	264,533	264,405	8%	8%

Commitments		57,866	55,051	53,079	5%	9%

Contingents		13,335	12,626	12,149	6%	10%

Derivatives		29,456	25,896	15,890	14%	85%

Total credit risk weighted assets	Table 6	385,997	358,106	345,523	8%	12%

Market risk - Traded		7,102	5,307	5,790	34%	23%

Market risk - IRRBB		8,011	6,922	7,245	16%	11%

Operational risk		47,902	46,626	37,733	3%	27%

Total risk weighted assets		449,012	416,961	396,291	8%	13%

		As at			Movement

		Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Table 6: Credit risk weighted assets by Basel asset class

Subject to Advanced IRB approach

Corporate		150,290	136,885	127,989	10%	17%

Sovereign		6,915	6,199	7,016	12%	-1%

Bank		18,615	15,968	15,511	17%	20%

Residential mortgage		107,351	105,491	101,469	2%	6%

Qualifying revolving retail (credit cards)		4,956	5,255	5,795	-6%	-14%

Other retail		25,080	26,258	28,029	-4%	-11%

Credit risk weighted assets subject to Advanced IRB approach		313,207	296,056	285,809	6%	10%

Credit risk specialised lending exposures subject to slotting criteria		41,072	36,318	35,696	13%	15%

Subject to Standardised approach

Corporate		14,626	11,645	12,252	26%	19%

Residential mortgage		228	216	331	6%	-31%

Other retail (includes credit cards)		46	50	81	-8%	-43%

Credit risk weighted assets subject to Standardised approach		14,900	11,911	12,664	25%	18%

Credit Valuation Adjustment and Qualifying Central Counterparties		9,679	8,682	6,217	11%	56%

Credit risk weighted assets relating to securitisation exposures		2,142	1,859	1,558	15%	37%

Other assets		4,997	3,280	3,579	52%	40%

Total credit risk weighted assets		385,997	358,106	345,523	8%	12%

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

	Collectively and Individually Assessed Provision			Basel Expected Loss[1]

Table 7: Total provision for credit impairment and Basel expected loss by division	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 $M	Sep 19 $M	Mar 19 $M

Australia Retail and Commercial	2,902	2,353	2,420	2,415	2,415	2,460

Institutional	1,996	1,329	1,340	1,367	1,022	1,041

New Zealand	620	446	442	737	672	696

Pacific	76	62	67	-	7	8

TSO and Group Centre	-	-	-	-	-	1

Total provision for credit impairment and expected loss	5,594	4,190	4,269	4,519	4,116	4,206

1.	Only applicable to Advanced Internal Ratings based portfolios.

	As at			Movement

Table 8: APRA Expected loss in excess of eligible provisions	Mar 20 $M	Sep 19 $M	Mar 19 $M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

APRA Basel 3 expected loss: non-defaulted	2,775	2,646	2,675	5%	4%

Less: Qualifying collectively assessed provision

Collectively assessed provision	(4,501)	(3,376)	(3,378)	33%	33%

Non-qualifying collectively assessed provision	473	435	395	9%	20%

Standardised collectively assessed provision	190	135	151	41%	26%

Non-defaulted excess included in deduction	-	-	-	n/a	n/a

APRA Basel 3 expected loss: defaulted	1,744	1,470	1,531	19%	14%

Less: Qualifying individually assessed provision

Individually assessed provision	(1,093)	(814)	(891)	34%	23%

Additional individually assessed provision for partial write offs	(289)	(313)	(310)	-8%	-7%

Standardised individually assessed provision	71	66	85	8%	-16%

Collectively assessed provision on advanced defaulted	(440)	(408)	(373)	8%	18%

	-	1	42	-100%	-100%

Shortfall in expected loss not included in deduction	7	-	-	n/a	n/a

Defaulted excess included in deduction	-	1	42	-100%	-100%

Gross deduction	-	1	42	-100%	-100%

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1, 2 – including discontinued operations

	Half Year Mar 20			Half Year Sep 19			Half Year Mar 19

	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %

Loans and advances

Home loans	320,523	6,340	4.0%	320,818	7,006	4.4%	322,407	7,396	4.6%

Consumer finance	16,030	766	9.6%	16,651	835	10.0%	17,876	887	10.0%

Business lending	268,884	5,095	3.8%	253,334	5,382	4.2%	246,530	5,570	4.5%

Individual provisions for credit impairment	(798)	-	n/a	(874)	-	n/a	(902)	-	n/a

Total (continuing operations)	604,639	12,201	4.0%	589,929	13,223	4.5%	585,911	13,853	4.7%

Non-lending interest earning assets

Cash and other liquid assets	125,077	562	0.9%	105,781	624	1.2%	110,337	710	1.3%

Trading and investment securities/available-for-sale assets	126,238	1,015	1.6%	118,141	1,219	2.1%	114,169	1,317	2.3%

Other assets	697	22	n/a	980	41	n/a	1,111	91	n/a

Total (continuing operations)	252,012	1,599	1.3%	224,902	1,884	1.7%	225,617	2,118	1.9%

Total interest earning assets (continuing operations)[3]	856,651	13,800	3.2%	814,831	15,107	3.7%	811,528	15,971	3.9%

Non-interest earning assets (continuing operations)	165,322			163,987			120,099

Total average assets (continuing operations)	1,021,973			978,818			931,627

Total average assets (discontinued operations)	1,221			8,911			42,564

Total average assets	1,023,194			987,729			974,191

Deposits and other borrowings

Certificates of deposit	37,398	236	1.3%	41,561	311	1.5%	43,592	505	2.3%

Term deposits	231,163	2,286	2.0%	228,739	2,886	2.5%	217,887	2,783	2.6%

On demand and short term deposits	239,786	1,427	1.2%	227,405	1,786	1.6%	215,957	1,892	1.8%

Deposits from banks and securities sold under agreement to repurchase	81,132	666	1.6%	79,345	819	2.1%	81,748	913	2.2%

Commercial paper and other borrowings	21,397	110	1.0%	10,633	116	2.2%	22,127	309	2.8%

Total (continuing operations)	610,876	4,725	1.5%	587,683	5,918	2.0%	581,311	6,402	2.2%

Non-deposit interest bearing liabilities

Collateral received and settlement balances owed by ANZ	13,495	40	0.6%	12,407	63	1.0%	11,603	51	0.9%

Debt issuances & subordinated debt	125,362	1,507	2.4%	125,183	1,846	2.9%	120,454	2,060	3.4%

Other liabilities	7,669	307	n/a	5,222	240	n/a	2,465	159	n/a

Total (continuing operations)	146,526	1,854	2.5%	142,812	2,149	3.0%	134,522	2,270	3.4%

Total interest bearing liabilities (continuing operations)[3]	757,402	6,579	1.7%	730,495	8,067	2.2%	715,833	8,672	2.4%

Non-interest bearing liabilities (continuing operations)	204,148			182,093			153,751

Total average liabilities (continuing operations)	961,550			912,588			869,584

Total average liabilities (discontinued operations)	1,414			15,351			45,412

Total average liabilities	962,964			927,939			914,996

Total average shareholders’ equity	60,230			59,790			59,195

1.	Averages used are predominantly daily averages.
2.	Assets and liabilities held for sale are included in continuing operations balance sheet categories and discontinued operations.
3.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1, 2 – including discontinued operations (cont’d)

	Half Year Mar 20			Half Year Sep 19			Half Year Mar 19

	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %

Loans and advances

Australia	408,922	8,219	4.0%	400,584	8,926	4.4%	401,296	9,507	4.8%

Asia, Pacific, Europe & America	66,892	1,339	4.0%	63,493	1,469	4.6%	61,248	1,456	4.8%

New Zealand	128,825	2,643	4.1%	125,852	2,828	4.5%	123,367	2,890	4.7%

Total (continuing operations)	604,639	12,201	4.0%	589,929	13,223	4.5%	585,911	13,853	4.7%

Trading and investment securities/available-for-sale assets

Australia	61,968	360	1.2%	58,306	542	1.9%	58,709	684	2.3%

Asia, Pacific, Europe & America	48,207	500	2.1%	45,618	515	2.3%	41,171	455	2.2%

New Zealand	16,063	155	1.9%	14,217	162	2.3%	14,289	178	2.5%

Total (continuing operations)	126,238	1,015	1.6%	118,141	1,219	2.1%	114,169	1,317	2.3%

Total interest earning assets[3]

Australia	521,127	8,889	3.4%	503,406	9,883	3.9%	505,654	10,633	4.2%

Asia, Pacific, Europe & America	185,718	2,051	2.2%	166,743	2,212	2.6%	163,810	2,206	2.7%

New Zealand	149,806	2,860	3.8%	144,682	3,012	4.2%	142,064	3,132	4.4%

Total (continuing operations)	856,651	13,800	3.2%	814,831	15,107	3.7%	811,528	15,971	3.9%

Total average assets

Australia	640,901			625,713			588,469

Asia, Pacific, Europe & America	216,335			192,802			188,160

New Zealand	164,737			160,303			154,998

Total average assets (continuing operations)	1,021,973			978,818			931,627

Total average assets (discontinued operations)	1,221			8,911			42,564

Total average assets	1,023,194			987,729			974,191

Interest bearing deposits and other borrowings

Australia	340,526	2,439	1.4%	333,298	3,202	1.9%	334,952	3,716	2.2%

Asia, Pacific, Europe & America	171,757	1,381	1.6%	158,496	1,658	2.1%	150,989	1,554	2.1%

New Zealand	98,594	905	1.8%	95,889	1,059	2.2%	95,370	1,132	2.4%

Total (continuing operations)	610,877	4,725	1.5%	587,683	5,919	2.0%	581,311	6,402	2.2%

Total interest bearing liabilities[3]

Australia	435,175	3,666	1.7%	426,405	4,680	2.2%	421,237	5,296	2.5%

Asia, Pacific, Europe & America	197,147	1,681	1.7%	183,293	1,963	2.1%	176,119	1,864	2.1%

New Zealand	125,082	1,232	2.0%	120,797	1,424	2.4%	118,477	1,512	2.6%

Total (continuing operations)	757,404	6,579	1.7%	730,495	8,067	2.2%	715,833	8,672	2.4%

Total average liabilities

Australia	583,204			556,542			528,775

Asia, Pacific, Europe & America	229,218			211,136			201,315

New Zealand	149,128			144,910			139,494

Total average liabilities (continuing operations)	961,550			912,588			869,584

Total average liabilities (discontinued operations)	1,414			15,351			45,412

Total average liabilities	962,964			927,939			914,996

Total average shareholders’ equity

Ordinary share capital, reserves, retained earnings and non-controlling interests	60,230			59,790			59,195

Total average shareholders’ equity	60,230			59,790			59,195

Total average liabilities and shareholder’s equity	1,023,194			987,729			974,191

1.	Averages used are predominantly daily averages.
2.	Assets and liabilities held for sale are included in continuing operations balance sheet categories and discontinued operations.
3.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.

SUPPLEMENTARY INFORMATION

	Half Year
	Mar 20	Sep 19	Mar 19

Gross earnings rate[1]	%	%	%

Australia	3.55	4.12	4.38

Asia, Pacific, Europe & America	2.24	2.64	2.71

New Zealand	3.82	4.15	4.42

Group	3.22	3.70	3.95

Net interest spread and net interest margin analysis as follows:
	Half Year
	Mar 20	Sep 19	Mar 19

Australia[1]	%	%	%

Net interest spread	1.76	1.79	1.75

Interest attributable to net non-interest bearing items	0.23	0.25	0.35

Net interest margin - Australia	1.99	2.04	2.10

Asia, Pacific, Europe & America[1]

Net interest spread	0.53	0.50	0.58

Interest attributable to net non-interest bearing items	0.10	0.13	0.13

Net interest margin - Asia, Pacific, Europe & America	0.63	0.63	0.71

New Zealand[1]

Net interest spread	1.81	1.76	1.82

Interest attributable to net non-interest bearing items	0.29	0.33	0.35

Net interest margin - New Zealand	2.10	2.09	2.17

Group

Net interest spread	1.48	1.50	1.52

Interest attributable to net non-interest bearing items	0.21	0.22	0.28

Net interest margin	1.69	1.72	1.80

Net interest margin (excluding Markets)	2.37	2.40	2.50

1.

Geographic gross earnings rate, net interest spread and net interest margin are calculated gross of intra-group items (Intra-group interest earning assets and associated interest income and intra-group interest bearing liabilities and associated interest expense).

SUPPLEMENTARY INFORMATION

Select geographical disclosures – including discontinued operations

The following divisions operate across the geographic locations illustrated below:

•	Institutional division - International, New Zealand and Australia
•	Pacific division - International
•	New Zealand division - New Zealand
•	TSO and Group Centre operate across all geographies
•	Discontinued operations - Australia

The International geography includes Asia, Pacific, Europe & America

	Australia $M	New Zealand $M	International $M	Total $M

March 2020 Half Year
Statutory profit attributable to shareholders of the company	1,189	752	(396)	1,545

Cash profit	1,065	645	(387)	1,323

Net loans and advances[1]	445,449	132,127	79,033	656,609

Customer deposits[1]	303,600	110,442	152,453	566,495

Risk weighted assets[1]	270,876	84,900	93,235	449,011

September 2019 Half Year
Statutory profit attributable to shareholders of the company	1,509	846	425	2,780

Cash profit	1,429	813	405	2,647

Net loans and advances[1]	429,454	123,467	62,337	615,258

Customer deposits[1]	283,586	101,205	127,021	511,812

Risk weighted assets[1]	259,820	78,613	78,528	416,961

March 2019 Half Year
Statutory profit attributable to shareholders of the company	1,750	877	546	3,173

Cash profit	1,902	1,052	560	3,514

Net loans and advances[1]	421,279	126,287	62,603	610,169

Customer deposits[1]	270,779	103,034	119,560	493,373

Risk weighted assets[1]	249,777	71,322	75,192	396,291
1. Balance Sheet amounts include assets and liabilities held for sale.

New Zealand geography (in NZD)
	Half Year			Movement
	Mar 20 NZD M	Sep 19 NZD M	Mar 19 NZD M	Mar 20 v. Sep 19	Mar 20 v. Mar 19

Net interest income	1,648	1,606	1,626	3%	1%

Other operating income	344	440	654	-22%	-47%

Operating income	1,992	2,046	2,280	-3%	-13%

Operating expenses	(828)	(850)	(735)	-3%	13%

Profit before credit impairment and income tax	1,164	1,196	1,545	-3%	-25%

Credit impairment (charge)/release	(232)	(67)	(32)	large	large

Profit before income tax	932	1,129	1,513	-17%	-38%

Income tax expense and non-controlling interests	(255)	(310)	(399)	-18%	-36%

Cash profit[1]	677	819	1,114	-17%	-39%

Adjustments between statutory profit and cash profit	112	77	(185)	45%	large

Statutory profit[1]	789	896	929	-12%	-15%

Individually assessed credit impairment charge/(release) - cash	44	37	32	19%	38%

Collectively assessed credit impairment charge/(release) - cash	188	30	-	large	n/a

Net loans and advances	135,679	133,264	131,795	2%	3%

Customer deposits	113,411	109,236	107,528	4%	5%

Risk weighted assets	87,182	84,850	74,433	3%	17%

Total full time equivalent staff (FTE)	7,532	7,491	7,311	1%	3%

1.

Statutory profit for March 2019 half included a NZ$59 million gain on sale of OPL NZ, and a NZ$39 million gain on sale of Paymark. Cash profit also includes an after tax gain of NZ$86 million on the reversal of the life-to-date cash profit adjustments on the revaluation of OPL NZ policy liabilities sold.

SUPPLEMENTARY INFORMATION

Exchange rates

Major exchange rates used in the translation of foreign subsidiaries, branches, investments in associates and issued debt are as follows:

	Balance Sheet			Profit & Loss Average

	As at			Half Year

	Mar 20	Sep 19	Mar 19	Mar 20	Sep 19	Mar 19

Chinese Renminbi	4.3895	4.8126	4.7700	4.7002	4.7917	4.8805

Euro	0.5619	0.6175	0.6313	0.6066	0.6197	0.6274

Pound Sterling	0.5017	0.5491	0.5425	0.5225	0.5503	0.5520

Indian Rupee	46.745	47.737	48.991	48.153	48.403	50.906

Indonesian Rupiah	10,126	9,578	10,099	9,487	9,814	10,329

Japanese Yen	67.015	72.816	78.550	72.937	75.069	79.629

Malaysian Ringgit	2.6611	2.8277	2.8963	2.7969	2.8782	2.9526

New Taiwan Dollar	18.707	20.960	21.863	20.315	21.580	22.028

New Zealand Dollar	1.0269	1.0794	1.0436	1.0488	1.0567	1.0578

Papua New Guinean Kina	2.1193	2.2971	2.3924	2.2845	2.3467	2.4051

United States Dollar	0.6189	0.6754	0.7094	0.6705	0.6923	0.7145

SUPPLEMENTARY INFORMATION

Derivative financial instruments

Derivative financial instruments are contracts whose value is derived from one or more underlying variables or indices defined in the contract, require little or no initial net investment and are settled at a future date. Derivatives include contracts traded on registered exchanges and contracts agreed between counterparties. The use of derivatives and their sale to customers as risk management products is an integral part of the Group’s trading and sales activities. Derivatives are also used to manage the Group’s own exposure to fluctuations in foreign exchange and interest rates as part of its asset and liability management activities.

The following table provides an overview of the Group’s foreign exchange, interest rate, commodity and credit derivatives. They include all trading and balance sheet risk management contracts. The derivative instruments become favourable (assets) or unfavourable (liabilities) as a result of fluctuations in market rates relative to the terms of the derivative.

	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities

	Mar 20	Mar 20	Sep 19	Sep 19	Mar 19	Mar 19
Fair Values	$M	$M	$M	$M	$M	$M
Interest rate contracts

Forward rate agreements	255	(250)	74	(78)	13	(14)

Futures contracts	78	(160)	41	(136)	66	(205)

Swap agreements	112,934	(108,736)	86,965	(84,575)	55,832	(56,028)

Options purchased	2,436	-	1,454	-	1,111	-

Options sold	-	(3,865)	-	(2,317)	-	(1,789)

Total	115,703	(113,011)	88,534	(87,106)	57,022	(58,036)

Foreign exchange contracts

Spot and forward contracts	26,038	(23,964)	15,987	(15,427)	11,303	(10,419)

Swap agreements	27,624	(27,138)	13,912	(16,326)	9,288	(11,087)

Options purchased	837	-	405	-	366	-

Options sold	-	(937)	-	(514)	-	(506)

Total	54,499	(52,039)	30,304	(32,267)	20,957	(22,012)

Commodity contracts	3,449	(2,288)	1,807	(1,553)	1,328	(738)

Credit default swaps

Structured credit derivatives purchased	16	-	16	-	16	-

Other credit derivatives purchased	4	(6)	4	(3)	14	(59)

Credit derivatives purchased	20	(6)	20	(3)	30	(59)

Structured credit derivatives sold	-	(17)	-	(19)	-	(20)

Other credit derivatives sold	6	(3)	2	(3)	38	(6)

Credit derivatives sold	6	(20)	2	(22)	38	(26)

Total	26	(26)	22	(25)	68	(85)

Derivative financial instruments	173,677	(167,364)	120,667	(120,951)	79,375	(80,871)

SUPPLEMENTARY INFORMATION

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DEFINITIONS

AASB - Australian Accounting Standards Board. The term “AASB” is commonly used when identifying Australian Accounting Standards issued by the AASB.

ANZEST – ANZ Employee Share Trust.

APRA - Australian Prudential Regulation Authority.

APS - ADI Prudential Standard.

Cash and cash equivalents comprise coins, notes, money at call, balances held with central banks, liquid settlement balances (readily convertible to known amounts of cash which are subject to insignificant risk of changes in value) and securities purchased under agreements to resell (reverse repos) in less than three months.

Cash profit is an additional measure of profit which is prepared on a basis other than in accordance with accounting standards. Cash profit represents ANZ’s preferred measure of the result of the core business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit as noted below. These items are calculated consistently period on period so as not to discriminate between positive and negative adjustments.

Gains and losses are adjusted where they are significant, or have the potential to be significant in any one period, and fall into one of three categories:

1.	gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the core operations of the Group;

2.	treasury shares, revaluation of policy liabilities, economic hedging impacts and similar accounting items that represent timing differences that will reverse through earnings in the future; and

3.	accounting reclassifications between individual line items that do not impact reported results, such as policyholders tax gross up.

Cash profit is not a measure of cash flow or profit determined on a cash accounting basis.

Collectively assessed allowance for expected credit loss represents the Expected Credit Loss (ECL). This incorporates forward looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised.

Coronavirus (COVID-19) is a respiratory illness caused by a new virus and declared a Public Health Emergency of International Concern. COVID-19 was characterised as a pandemic by the World Health Organisation on 11 March 2020.

Covered bonds are bonds issued by an ADI to external investors secured against a pool of the ADI’s assets (the cover pool) assigned to a bankruptcy remote special purpose entity. The primary assets forming the cover pool are mortgage loans. The mortgages remain on the issuer’s balance sheet. The covered bond holders have dual recourse to the issuer and the cover pool assets. The mortgages included in the cover pool cannot be otherwise pledged or disposed of but may be repurchased and substituted in order to maintain the credit quality of the pool. The Group issues covered bonds as part of its funding activities.

Credit risk is the risk of financial loss resulting from the failure of ANZ’s customers and counterparties to honour or perform fully the terms of a loan or contract.

Credit risk weighted assets (CRWA) represent assets which are weighted for credit risk according to a set formula as prescribed in APS 112/113.

Customer deposits represent term deposits, other deposits bearing interest, deposits not bearing interest and borrowing corporations’ debt excluding securitisation deposits.

Customer remediation includes provisions for expected refunds to customers, remediation project costs and related customer and regulatory claims, penalties and litigation outcomes.

Derivative credit valuation adjustment (CVA) - Over the life of a derivative instrument, ANZ uses a model to adjust fair value to take into account the impact of counterparty credit quality. The methodology calculates the present value of expected losses over the life of the financial instrument as a function of probability of default, loss given default, expected credit risk exposure and an asset correlation factor. Impaired derivatives are also subject to a CVA.

Dividend payout ratio is the total ordinary dividend payment divided by profit attributable to shareholders of the Company.

Gross loans and advances (GLA) is made up of loans and advances, capitalised brokerage/mortgage origination fees less unearned income.

Impaired assets are those financial assets where doubt exists as to whether the full contractual amount will be received in a timely manner, or where concessional terms have been provided because of the financial difficulties of the customer. Financial assets are impaired if there is objective evidence of impairment as a result of a loss event that occurred prior to the reporting date, and that loss event has had an impact, which can be reliably estimated, on the expected future cash flows of the individual asset or portfolio of assets.

Impaired loans comprise drawn facilities where the customer’s status is defined as impaired.

Individually assessed allowance for expected credit losses is assessed on a case-by-case basis for all individually managed impaired assets taking into consideration factors such as the realisable value of security (or other credit mitigants), the likely return available upon liquidation or bankruptcy, legal uncertainties, estimated costs involved in recovery, the market price of the exposure in secondary markets and the amount and timing of expected receipts and recoveries.

Interest rate risk in the banking book (IRRBB) relates to the potential adverse impact of changes in market interest rates on ANZ’s future net interest income. The risk generally arises from:

1.	Repricing and yield curve risk - the risk to earnings or market value as a result of changes in the overall level of interest rates and/or the relativity of these rates across the yield curve;

2.	Basis risk - the risk to earnings or market value arising from volatility in the interest margin applicable to banking book items; and

3.	Optionality risk - the risk to earnings or market value arising from the existence of stand-alone or embedded options in banking book items.

Internationally comparable ratios are ANZ’s interpretation of the regulations documented in the Basel Committee publications: “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). They also include differences identified in APRA’s information paper entitled International Capital Comparison Study (13 July 2015).

Level 1 in the context of APRA supervision, Australia and New Zealand Banking Group Limited consolidated with certain approved subsidiaries.

Level 2 in the context of APRA supervision, the consolidated ANZ Group excluding associates, insurance and funds management entities, commercial non-financial entities and certain securitisation vehicles.

DEFINITIONS

Net interest margin is net interest income as a percentage of average interest earning assets.

Net loans and advances represent gross loans and advances less allowance for credit losses.

Net Stable Funding Ratio (NSFR) is the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an Authorised Deposit-taking Institutions (ADI) capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADIs must maintain an NSFR of at least 100%.

Net tangible assets equal share capital and reserves attributable to shareholders of the Company less unamortised intangible assets (including goodwill and software).

Regulatory deposits are mandatory reserve deposits lodged with local central banks in accordance with statutory requirements.

Restructured items comprise facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

Return on average assets is the profit attributable to shareholders of the Company, divided by average total assets.

Return on average ordinary shareholders’ equity is the profit attributable to shareholders of the Company, divided by average ordinary shareholders’ equity.

Risk weighted assets (RWA) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in the case of default. In the case of non asset backed risks (i.e. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5.

Settlement balances owed to/by ANZ represent financial assets and/or liabilities which are in the course of being settled. These may include trade dated assets and liabilities, vostro accounts and securities settlement accounts.

DEFINITIONS

Description of divisions

The Group operates on a divisional structure with five continuing divisions: Australia Retail and Commercial, Institutional, New Zealand, Pacific, and TSO and Group Centre.

Australia Retail and Commercial

Australia Retail and Commercial division comprises of the following business units.

•

Retail provides products and services to consumer customers in Australia via the branch network, mortgage specialists, contact centres and a variety of self-service channels (internet banking, phone banking, ATMs, website, ANZ share investing and digital banking) and third party brokers in addition to financial planning services provided by salaried financial planners.

•

Commercial provides a full range of banking products and financial services, including asset financing, across the following customer segments: medium to large commercial customers and agribusiness customers across regional Australia, small business owners and high net worth individuals and family groups.

Institutional

The Institutional division services governments, global institutional and corporate customers across three product sets: Transaction Banking, Loans & Specialised Finance and Markets.

•

Transaction Banking provides working capital and liquidity solutions including documentary trade, supply chain financing, commodity financing as well as cash management solutions, deposits, payments and clearing.

•

Loans & Specialised Finance provides loan products, loan syndication, specialised loan structuring and execution, project and export finance, debt structuring and acquisition finance and corporate advisory.

•

Markets provide risk management services on foreign exchange, interest rates, credit, commodities and debt capital markets in addition to managing the Group’s interest rate exposure and liquidity position.

New Zealand

The New Zealand division comprises the Retail and Commercial business units.

•

Retail provides a full range of banking and wealth management services to consumer, private banking and small business banking customers. We deliver our services via our internet and app-based digital solutions and network of branches, mortgage specialists, relationship managers and contact centres.

•

Commercial provides a full range of banking services including traditional relationship banking and sophisticated financial solutions through dedicated managers focusing on privately owned medium to large enterprises, the agricultural business segment and governments.

Pacific

The Pacific division provides products and services to retail customers, small to medium-sized enterprises, institutional customers and governments located in the Pacific Islands. Products and services include retail products provided to consumers, traditional relationship banking and sophisticated financial solutions provided to business customers through dedicated managers.

TSO and Group Centre

TSO and Group Centre division provide support to the operating divisions, including technology, group operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre includes residual Asia Retail and Wealth, Group Treasury, Shareholder Functions and minority investments in Asia.

Refer to Note 12 for details on discontinued operations.

ASX APPENDIX 4D - CROSS REFERENCE INDEX

Page

Details of the reporting period (4D Item 1)	After front cover

Results for Announcement to the Market (4D Item 2)	After front cover

Net Tangible Assets per security (4D Item 3)	12

Details of entities over which control has been gained or lost (4D Item 4)	118

Dividends and dividend dates (4D Item 5)	After front cover

Dividend Reinvestment Plan (4D Item 6)	After front cover

Details of associates and joint venture entities (4D Item 7)	119

ALPHABETICAL INDEX

PAGE

Appendix 4D Cross Reference Index	142

Appendix 4D Statement	2

Auditor’s Review Report and Independence Declaration	124

Average Balance Sheet and Related Interest	132

Basis of Preparation	84

Capital Management	128

Changes in Composition of the Group	118

Condensed Consolidated Balance Sheet	81

Condensed Consolidated Cash Flow Statement	82

Condensed Consolidated Income Statement	79

Condensed Consolidated Statement of Changes in Equity	83

Condensed Consolidated Statement of Comprehensive Income	80

Contingent Liabilities and Contingent Assets	119

Credit Risk	109

Definitions	139

Deposits and Other Borrowings	103

Derivative Financial Instruments	137

Directors’ Declaration	122

Directors’ Report	78

Discontinued Operations and Asset and Liabilities Held for Sale	105

Dividends	95

Divisional Results	47

Earnings Per Share	96

Exchange Rates	136

Fair Value Measurement	114

Full Time Equivalent Staff	17

Group Results	19

Income	92

Income Tax Expense	94

Investments In Associates	119

Net Loans and Advances	99

Operating Expenses	93

Profit Reconciliation	71

Allowance for Expected Credit Losses	100

Related Party Disclosures	119

Segment Analysis	97

Select Geographical Disclosures	135

Share Capital	118

Shareholders’ Equity	118

Subordinated Debt	108

Significant Events Since Balance Date	120

Summary	7

ALPHABETICAL INDEX

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